Exhibit 4.7

Occidental Petroleum Corporation Savings Plan

Amended and Restated
Effective as of March 25, 2020

Contents

Article 1. Introduction	1
1.1 Restatement of Plan	1
1.2 Purpose and Applicability of the Plan	1
1.3 Structure of the Plan	1

Article 2. Definitions and Construction	3
2.1 Definitions	3
2.2 Gender and Number	23
2.3 Headings	23
2.4 Requirement to Be in “Written Form”	23
2.5 Severability	23
2.6 Applicable Law	24

Article 3. Participation, Service and Vesting	25
3.1 Date of Participation	25
3.2 Duration	25
3.3 Transfers	25
3.4 Service	25
3.5 Vesting	26
3.6 Forfeiture of Contingent Interests	28

Article 4. Active Participant Contributions	29
4.1 Pre-Tax Deferrals, Roth Contributions and After‑Tax Contributions	29
4.2 Catch‑Up Contributions	30
4.3 Election Procedures	30
4.4 Salary Reduction	31
4.5 Deposit and Crediting of Deferrals and Contributions	31
4.6 Eligible Automatic Enrollment Arrangement	31

Article 5. Employer Contributions	34
5.1 Employees Eligible for Matching Contributions	34
5.2 Amount of Matching Contributions	34
5.3 Depositing and Crediting Matching Contributions	35

Article 6. Benefit Limitations	36
6.1 Elective Deferral Limit	36
6.2 Discrimination Limits on Pre-Tax Deferrals and Roth Contributions	37

i

6.3 Corrective Measures if ADP Test Failed	39
6.4 Discrimination Limits on Matching Contributions, After‑Tax Contributions, and Adjustment Contributions	43
6.5 Corrective Measures if ACP Test Failed	44
6.6 Limitation on Annual Additions	47
6.7 Limitation on Pay Taken Into Account	50
6.8 Deductibility Limitation	51

Article 7. Benefit Distributions	52
7.1 Distributions Generally	52
7.2 In‑Service Withdrawals	52
7.3 Benefits Upon Separation from Service	54
7.4 Payment Rules	55
7.5 Death Benefits	60
7.6 Required Minimum Distributions	60
7.7 Mandatory Tax Withholding and Direct Rollovers	64
7.8 In-Plan Roth Rollovers	66
7.9 Hurricane Harvey Relief	67

Article 8. Participant Loans	69
8.1 Availability of Loans	69
8.2 Amount of Loan	69
8.3 Procedures for Loans	69

Article 9. Investment Elections	70
9.1 Investment of Contributions	70
9.2 Transfers of Existing Balances	71
9.3 Transfer of Assets	72
9.4 Reserved	72
9.5 Matching Account Diversification Rights After August 1, 2004	72

Article 10. Participant Accounts and Records of the Plan	74
10.1 Accounts and Records	74
10.2 Account Value	74
10.3 Investment Funds	74
10.4 Unit Value of Investment Funds	74
10.5 Calculation of Unit Value	75
10.6 Valuation Adjustments	75
10.7 Debiting of Accounts upon Distribution, Withdrawal, Loan or Charge	75
10.8 Unit Value upon Transfer of Investment Funds	75
10.9 Oxy Stock Fund Valuation	75
10.10 Value of Accounts	76
10.11 Cost Account	76
10.12 Rollover and Roth Rollover Contributions	77
10.13 Merger of the THUMS Long Beach Company Savings and Investment Plan	79

Article 11. Financing	80
11.1 Trust Fund	80
11.2 Oxy Stock Fund	80
11.3 Forfeitures	84
11.4 Non‑Reversion	85
11.5 Direct Transfer of Assets from Plans of Acquired Entities	85
11.6 Pension Expense Reimbursement Account (“PERA”)	85

Article 12. Administration	86
12.1 The Administrative Committee	86
12.2 Chairperson, Secretary, and Employment of Specialists	86
12.3 Compensation and Expenses	86
12.4 Manner of Action	87
12.5 Subcommittees	87
12.6 Other Agents	87
12.7 Records	87
12.8 Rules	87
12.9 Administrative Committee’s Powers and Duties	87
12.10 Investment Responsibilities	89
12.11 Administrative Committee’s Decisions Conclusive	89
12.12 Indemnity	90
12.13 Fiduciaries	91
12.14 Notice of Address	92
12.15 Data	92
12.16 Benefit Claims Procedures	92
12.17 Member’s Own Participation	95

Article 13. Amendment and Termination	96
13.1 Amendment and Termination	96
13.2 Distribution on Termination	96
13.3 Successors	96
13.4 Plan Merger or Transfer	97

Article 14. Participating Affiliates	98
14.1 Adoption of the Plan	98
14.2 Conditions of Participation	98
14.3 Termination of Participation	98
14.4 Consequences of the Termination of an Employer	99

Article 15. Top‑Heavy Provisions	101
15.1 Application of Top‑Heavy Provisions	101
15.2 Definitions Applicable to this Article	101
15.3 Determination of Top‑Heavy Ratio	102
15.4 Required Minimum Allocations	103
15.5 Required Minimum Vesting	103

15.6 Employees Covered by Collective Bargaining Agreement	104

Article 16. Miscellaneous Provisions	105
16.1 No Enlargement of Employment Rights	105
16.2 No Examination or Accounting	105
16.3 Investment Risk	105
16.4 Non‑Alienation	105
16.5 Incompetency	107
16.6 Records Conclusive	107
16.7 Counterparts	107
16.8 Service of Legal Process	107
16.9 Uncashed or Unclaimed Benefits	108
16.10 Qualified Military Service	108

Appendix A. Represented Employees	110

Appendix B. Investment Funds	111

Appendix C. Special Service Rules	113

Appendix D. Special Vesting Rules	114

Appendix E. Contribution Percentage Limit	115

Appendix F. Matching Percentage Rates	116

Appendix G. Supplemental Plan Participants	118

Appendix H. THUMS Long Beach Company Savings and Investment Plan Merger	122

Appendix I. Termination of an Employer	128

* All appendices to this restatement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted appendix will be furnished on a supplemental basis to the Securities and Exchange Commission or its Staff upon request.

Article 1. Introduction

1.1 Restatement of Plan
Effective as of March 25, 2020, Occidental Petroleum Corporation (“Company”) hereby amends and restates the Occidental Petroleum Corporation Savings Plan (“Plan”) to make amendments and changes as reflected herein. The provisions of this restatement shall be effective as of March 25, 2020, except as follows or as otherwise specifically provided in this document. Where a particular provision of this restatement has an effective date earlier than March 25, 2020, the relevant provision of this restatement shall supersede the corresponding provision of the prior version of the Plan as of the earlier effective date. Where a particular provision of this restatement has an effective date later than March 25, 2020, the relevant provision of the prior version of the Plan shall continue to apply prior to such effective date.

1.2 Purpose and Applicability of the Plan
This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide additional security for their retirement. Except as otherwise provided herein, the provisions of this Plan restatement are applicable only to Eligible Employees on or after March 25, 2020. Unless otherwise explicitly provided in this Plan restatement, the Plan provisions in effect prior to this restatement shall continue to govern the terms and conditions of the Plan prior to March 25, 2020.

Notwithstanding any contrary Plan provision, if any modification of ERISA or the Code (or regulations or rulings thereunder) requires that a conforming Plan amendment be adopted as of a stated effective date in order for the Plan to continue to be a qualified plan, this Plan shall be operated in accordance with such requirements until the date when a conforming Plan amendment is adopted.

1.3 Structure of the Plan
The Plan is intended to qualify as a stock bonus plan under Code section 401(a) that includes a qualified cash or deferred arrangement under Code section 401(k)(2).

Effective June 1, 2002, to enable the deduction on dividends paid on certain employer securities as permitted by Code section 404(k), the Matching Accounts, or portions thereof, invested in the Oxy Stock Fund under the Plan, at any point in time and in the aggregate, are intended to qualify, and are hereby designated, as an employee stock ownership plan (“ESOP”), within the meaning of Code section 4975(e)(7). Effective July 19, 2007, to expand the availability of the deduction on dividends paid on employer securities as permitted by Code section 404(k), the ESOP is expanded to include the Oxy Stock Fund and the portions of Matching Accounts not invested in the Oxy Stock Fund shall cease to constitute part of the ESOP. On or before July 18, 2007, the Matching Accounts, or portions thereof, invested in the Oxy Stock Fund under the Plan, at any point in time, taken together, and effective on or after July 19, 2007, all assets invested in the Oxy Stock Fund at any point in time, regardless of funding source, constitute an “eligible individual account plan,” as defined in ERISA section 407(d)(3), which explicitly provides for the acquisition and holding of and investment primarily in shares of Oxy Stock which constitute “qualifying employer securities,” as described in Code section 4975(e)(8), and “employer securities,” as defined in Code section 409(l).

The Company intends that the Plan and the ESOP together shall constitute a single plan under ERISA and the Code. Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP in the same manner as those provisions apply to the remaining portions of the Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth herein. Except as set forth in specific provisions herein that are related to the ESOP, including but not limited to Plan section 9.5, the designation of any portion of the Plan constituting part of the ESOP shall not affect any Beneficiary designations or any other applicable agreements, elections or consents that Participants, Spouses, Alternate Payees or Beneficiaries validly executed under the terms of the Plan before June 1, 2002, the effective date of the ESOP; and such designations, agreements, elections, and consents shall apply under the ESOP in the same manner as they apply under the Plan.

Article 2. Definitions and Construction

2.1 Definitions
Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided; and when the defined meaning is intended, the term is capitalized.

(a)
“Account” means the separate recordkeeping account maintained for each Participant which represents his or her total proportionate interest in the Trust Fund and which consists of the sum of following:

(1)	After‑Tax Account;

(2)	After-Tax Rollover Account;

(3)	In-Plan Roth Rollover Account;

(4)	Matching Account;

(5)	Pre-Tax Account;

(6)	Rollover Account;

(7)	Roth Account; and

(8)	Roth Rollover Account.

The term “Account” shall also include any separate account established on behalf of an Alternate Payee pursuant to a Qualified Domestic Relations Order or a Beneficiary following the Participant’s death.

(b)	“Accounting Date” means any day on which trading occurs on the New York Stock Exchange.

(c)	“ACP Test” means the average contribution percentage test performed in accordance with Plan section 6.4.

(d)	“Active Participant” means any Eligible Employee who:

(1)	Has met the requirements to become a Participant as set forth in Article 3,

(2)	Continues to be employed as an Eligible Employee, and

(3)	Has not become an Inactive Participant or Former Participant.

(e)
“Actual Deferral Percentage” means, for each group of Participants for any period, the average of the ratios (calculated separately for each Participant in each group) of Pre-Tax Deferrals and/or Roth Contributions taken into account under the rules of this paragraph made on behalf of the Participant for the Plan Year to that Participant’s Testing Compensation earned while a Participant for the Plan Year. Such ratios and the Actual Deferral Percentage for each group shall be calculated to the nearest one‑hundredth of 1 percent of a Participant’s Testing Compensation. If Pre-Tax Deferrals or Roth Contributions cannot be taken into account under the ADP Test because they do not meet the following rules, then such amount must satisfy the nondiscrimination requirements of Code section 401(a)(4) for the Plan Year for which they are made. The following rules shall apply in determining the Average Deferral Percentages:

(1)	Pre-Tax Deferrals and Roth Contributions shall be taken into account for the Plan Year in determining a Participant’s Actual Deferral Percentage only if all of the following requirements are met:

(A)
The Pre-Tax Deferral and/or Roth Contribution is allocated as of a date in the Plan Year and the allocation is not contingent on the Participant’s participation in the Plan or performance of services for an Employer after the allocation date.

(B)	The Pre-Tax Deferral and/or Roth Contribution is contributed to the Trust Fund no more than 12 months after the last day of the Plan Year.

(C)
The Pre-Tax Deferral and/or Roth Contribution is made on account of the Participant’s election to reduce Earnings that would otherwise be paid within that Plan Year. Notwithstanding the foregoing, to the extent elected by the Administrative Committee on a uniform basis, Pre-Tax Deferrals and/or Roth Contributions may be taken into account for the Plan Year if they are attributable to services performed during the Plan Year and, but for the Participant’s election to reduce Earnings, would have been received by the Participant after the last day of the Plan Year but within 2½ months after the last day of the Plan Year. If the Administrative Committee makes this election for a Plan Year, then the Pre-Tax Deferrals and/or Roth Contributions shall be taken into account only in the ADP Test (or the ACP Test) for that Plan Year and shall not be taken into account in the ADP Test (or the ACP Test) for any other Plan Year.

(2)
If any Highly Compensated Employee is a participant under two or more qualified cash or deferred arrangements of the Company or any Affiliate (including this Plan), all such cash or deferred arrangements shall be treated as one such arrangement for purposes of determining the Actual Deferral Percentage of the Highly Compensated Employee, except as provided in Treasury Regulations section 1.401(k)‑2(a)(3)(ii).

(3)
Pre-Tax Deferrals and/or Roth Contributions of Highly Compensated Employees for the Plan Year shall include Excess Deferrals, whether or not such Excess Deferrals are distributed under Plan section 6.1.

(4)
Pre-Tax Deferrals and/or Roth Contributions taken into account under the ACP Test of Plan section 6.4 for the Plan Year shall not be taken into account under the ADP Test of this Plan section for the same or any other Plan Year.

(5)
Pre-Tax Deferrals and/or Roth Contributions made pursuant to Code section 414(u) shall not be taken into account for purposes of the ADP Test (or the ACP Test) for the Plan Year in which they are made or in any other Plan Year.

(f)	“ADP Test” means the actual deferral percentage test performed in accordance with Plan section 6.2.

(g)
“Adjustment Contributions” means Pre-Tax Deferrals and/or Roth Contributions which are recharacterized as After‑Tax Contributions in order to comply with nondiscrimination tests of Code sections 401(k) and 401(m), as described in Plan sections 6.2 and 6.4. To the extent required by Treasury Regulations section 1.401(m)‑2(b)(3), Adjustment Contributions after recharacterization shall be treated as:

(1)	After‑Tax Contributions for purposes of Code sections 72, 401(a)(4), and 401(m); and

(2)	Pre-Tax Deferrals and/or Roth Contributions for purposes of Code sections 401(a) (other than Code sections 401(a)(4), 401(k), and 401(m)), 404, 409, 411, 415, 416, and 417.

(h)
“Administrative Committee” means the committee whose members are appointed by the Fiduciary Appointment Officer to administer the Plan in accordance with the applicable provisions of this Plan, including Article 12.

(i)	“Affiliate” means:

(1)	Any business entity while it is controlled by or under common control with the Company within the meaning of Code sections 414 and 1563, or

(2)	Any member of an affiliated service group, within the meaning of Code section 414(m), of which the Company or any Affiliate is a member; and

(3)	Any entity which, pursuant to Code section 414(o) and related Treasury Regulations, must be aggregated with the Company or any Affiliate for plan qualification purposes.

For purposes of paragraph (1), the determination of control shall be made without reference to paragraphs (a)(4) and (e)(3)(C) of Code section 1563. For the purposes of applying the limitations of Plan sections 2.1(sss) and 6.6, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code section 1563(a)(1).

(j)
“After‑Tax Account” means the recordkeeping account which evidences the value of After‑Tax Contributions and any Adjustment Contributions, including related investment gains and losses of the Trust Fund.

(k)	“After‑Tax Contributions” means the voluntary contributions made by a Participant to the Plan on an after‑tax basis, as described in Plan section 4.1.

(l)	“After-Tax Rollover Account” means the recordkeeping account which evidences the value of After-Tax Rollover Contributions, including related investment gains and losses of the Trust Fund.

(m)	“After-Tax Rollover Contributions” means the eligible after-tax contributions made at the direction of the Employee pursuant to Plan section 10.12 on or after January 1, 2020.

(n)
“Alternate Payee” means, with respect to a Participant, any Spouse, former Spouse, child, or other dependent of that Participant, who is an alternate payee, within the meaning of Code section 414(p)(8), and who is recognized by a Qualified Domestic Relations Order as having the right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

(o)	“Annual Addition” means the sum of the amounts described in Plan section 6.6(b).

(p)
“Annual Bonus” means up to the first $100,000 of bonus paid from an Employer to an Active Participant, who is not a “named executive officer,” as that term is defined in Regulations S‑K under the Securities Exchange Act of 1934 (17 CFR §229.402(a)(3)), during the Plan Year under a regular annual incentive compensation plan, such as the Company’s Variable Compensation Program or Incentive Compensation Program (but excluding without limitation a special individual or group bonus, a project bonus, and any other special bonus).

(q)
“Average Contribution Percentage” means, for each group of Participants for any period, the average of the ratios (calculated separately for each Participant in each group) of the sum of Matching Contributions, After‑Tax Contributions, and Adjustment Contributions made on behalf of the Participant for the Plan Year to that Participant’s Testing Compensation earned while a Participant for the Plan Year. Such ratios and Average Contribution Percentage for each group shall be calculated to the nearest one‑hundredth of 1 percent of an Eligible Employee’s Testing Compensation. If Matching Contributions, After‑Tax Contributions or Adjustment Contributions cannot be taken into account under the ACP Test because they do not meet the following rules, then such amount must satisfy the nondiscrimination requirements of Code section 401(a)(4) for the Plan Year for which they are made. The following rules shall apply in determining the Average Contribution Percentages:

(1)
After‑Tax Contributions shall be taken into account in determining a Participant’s Average Contribution Percentage for the Plan Year that the After‑Tax Contributions are transferred to the Trust Fund. For this purpose, an After‑Tax Contribution is treated as transferred to the Trust Fund at the time it would have been paid to the Participant if it is transferred to the Trust Fund within a reasonable time after the amount is withheld from the Participant’s Earnings.

(2)
Adjustment Contributions are taken into account in determining a Participant’s Average Contribution Percentage for the Plan Year in which the Adjustment Contributions are includible in the gross income of the Participant.

(3)	Matching Contributions are taken into account in determining a Participant’s Average Contribution Percentage for the Plan Year only if all of the following are met:

(A)	The Matching Contribution is made on account of the Participant’s Pre-Tax Deferrals, Roth Contributions or After‑Tax Contributions for the Plan Year.

(B)	The Matching Contribution is allocated to the Participant’s Matching Account as of a date within the Plan Year.

(C)	The Matching Contribution is transferred to the Trust Fund no more than 12 months after the last day of the Plan Year.

(4)
Any Matching Contributions that are forfeited because the Pre-Tax Deferrals, Roth Contributions or After‑Tax Contributions to which they relate are determined to be an Excess Deferral, an Excess Contribution, or an Excess Aggregate Contribution for the Plan Year are not taken into account in determining a Participant’s Average Contribution Percentage for the Plan Year.

(5)
If any Highly Compensated Employee is a participant under two or more Qualified Plans of the Company or any Affiliate (including this Plan) that provide for matching contributions or after‑tax contributions, all such contributions made by or on behalf of the Highly Compensated Employee under such Qualified Plans during the 12‑month period that coincides with the Plan Year shall be taken into account in determining the Average Contribution Percentage of the Highly Compensated Employee, except as provided in Treasury Regulations section 1.401(m)‑2(a)(3)(ii).

(6)
Matching Contributions and After‑Tax Contributions made pursuant to Code section 414(u) shall not be taken into account for purposes of the ACP Test for the Plan Year in which they are made or in any other Plan Year.

(7)
Subject to the conditions prescribed and to the extent permitted by Treasury Regulations section 1.401(m)‑2(a)(6)(ii), the Administrative Committee may elect to take into account Pre-Tax Deferrals and Roth Contributions in computing Average Contribution Percentages.

(r)
“Base Pay” means the base salary and wages earned by an Active Participant from an Employer for services rendered, including amounts of Pre-Tax Deferrals, Roth Contributions and amounts contributed pursuant to the Pre-Tax Spending Program.

(1)	Base Pay does not include:

(A)	Bonuses, incentives, overtime, shift differential, and overseas differentials;

(B)	Reimbursement for expenses or allowances, including automobile allowances and moving allowances;

(C)
Any amount contributed by the Employer (other than Pre-Tax Deferrals, Roth Contributions and amounts contributed pursuant to the Pre-Tax Spending Program) to any pension plan or plan of deferred compensation;

(D)	Any amount contributed by an Employer (in addition to Pre-Tax Deferrals, Roth Contributions and Catch‑Up Contributions) to this Plan;

(E)	Any amount paid by an Employer for other fringe benefits, such as health and hospitalization, and group life insurance benefits, or perquisites; and

(F)	Allowances paid during furlough and, for purposes of paragraph (2)(F) below, such furloughs shall not be treated as paid leaves of absence.

(2)	Base Pay is determined in accordance with the following rules:

(A)	For Active Participants compensated by salary, Base Pay means the actual base salary of record paid to the Active Participant (subject to the exclusions listed above).

(B)
For Active Participants compensated based on mileage driven (primarily truck drivers), Base Pay means the number of miles driven multiplied by the applicable mileage pay rate (subject to the exclusions listed above), plus the Active Participant’s scheduled number of hours worked in the pay period multiplied by the Active Participant’s base hourly rate (subject to the exclusions listed above).

(C)
For Active Participants compensated at an hourly rate, Base Pay means the base hourly rate (subject to the exclusions listed above) multiplied by the number of regularly scheduled hours worked in a pay period. If the Active Participant’s regularly scheduled work week is more than 40 hours, Base Pay shall include an additional amount equal to the base hourly rate (subject to the exclusions listed above) times one half the number of regularly scheduled hours worked in excess of 40 in the work week.

(D)
For Active Participants compensated on an eight, ten, twelve, or some other assigned hour Shift Basis and whose annual Base Pay is pre‑determined under the Company’s payroll recordkeeping, Base Pay for each pay period shall be the Active Participant’s pre-determined annual Base Pay (subject to the exclusions listed above) divided by the number of pay periods applicable to the Active Participant during the Plan Year. For the purpose of this subsection, the term “Shift Basis” means any arrangement whereby Active Participants work the assigned hour daily shifts which may result in alternating work weeks of more and less than 40 hours per week.

(E)
Base Pay includes paid time off and vacation pay received in periodic payments and annual paid time off and vacation payments made to Employees paid by commission, but does not include single sum paid time off and vacation payments to active or terminating Employees.

(F)
Base Pay includes base salary or wages received during paid leaves of absence and periodic notice pay, but, effective July 1, 2006, Base Pay does not include single sum notice pay payments or any severance pay payments.

(G)	Base Pay does not include long‑term disability payments or payments made to any Participant pursuant to the Occidental Chemical Corporation Weekly Sickness and Accident Plan unless:

(i)	Such payments are made to the Participant through the payroll accounting department of the Company or an Affiliate, and

(ii)	The Participant is ineligible for participation in the Retirement Plan.

(H)
Base Pay includes any payment to a Participant who does not currently perform services for an Employer by reason of qualified military service (within the meaning of Code section 414(u)(1)) to the extent that the payment does not exceed the amount that the Participant would have received if the Participant continued to perform services for the Employer rather than entering qualified military service.

(s)
“Beneficiary” means the person or persons (who may be named contingently or successively) designated by a Participant, an Alternate Payee, or a Beneficiary of a deceased Participant or a deceased Alternate Payee to receive his or her Account in the event of death.

If no Beneficiary is designated at the time of the Participant’s or Alternate Payee’s death, or at the time of death of the Beneficiary of a deceased Participant or Alternate Payee, or if no person so designated shall survive the Participant, Alternate Payee, or Beneficiary of a deceased Participant or Alternate Payee, the Beneficiary shall be the deceased person’s Spouse, or if the deceased individual has no surviving Spouse, his or her surviving children equally, or if there are no surviving children, his or her surviving parents equally, or if only one parent is living, his or her living parent, or if no parent is living, his or her surviving siblings equally, or if only one sibling is living, his or her surviving sibling, or if no sibling is living, his or her estate.

The designation by a married Participant of someone other than the Participant’s Spouse as a Beneficiary shall be invalid unless:

(1)
The Spouse consents in writing to the designation of any specific non‑Spouse Beneficiary which may not be changed without the Spouse’s consent (unless the Spouse’s consent expressly permits the Participant to change Beneficiary designations without further consent by the Spouse);

(2)	The consent acknowledges the effect of such designation; and

(3)	The consent is notarized.

No spousal consent shall be required if it is established to the satisfaction of the Plan representative that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.

Notwithstanding the foregoing, where an Employee becomes a Participant through merger of his or her account from another plan into this Plan, “Beneficiary” means the person or persons so designated under such other plan until a new Beneficiary designation is effected as described above by such Employee.

(t)	“Board” means the Board of Directors of the Company.

(u)
“Catch‑Up Contributions” means the contributions made by the Employer, on or after June 30, 2002, on behalf of an Active Participant, who will have attained age 50 before the last day of the Plan Year, on a Pre-Tax and/or Roth basis as elected by the Participant pursuant to Plan section 4.2. Catch‑Up Contributions for the Plan Year may not exceed the limit in effect for such Plan Year under Code section 414(v)(2)(B)(i), as adjusted pursuant to Code section 414(v)(2)(C).

(v)
“Code” means the Internal Revenue Code of 1986, as amended. Each Code reference in this Plan shall be deemed to include reference to any comparable or succeeding statutory provision which supplements or replaces such Code reference.

(w)	“Company” means Occidental Petroleum Corporation.

(x)
“Covered Employee” means a Participant who is covered under the Plan’s eligible automatic contribution arrangement under Section 4.6.  Prior to October 8, 2019, a Covered Employee will include all Eligible Employees hired on or after August 5, 2016, excluding interns and temporary employees, and on and after October 8, 2019, a Covered Employee will include all Eligible Employees (including Eligible Employees hired prior to August 5, 2016).

(y)	“Disability” means the disability of:

(1)	Any Active Participant who is determined to be disabled under section 423 of Title 42 of the U. S. Code and who receives disability insurance benefits thereunder; or

(2)
Any Active Participant who is a participant in the Occidental Petroleum Corporation Long‑Term Disability Plan or, prior to March 1, 2002, the OxyVinyls, LP Long‑Term Disability Plan and who is determined to be disabled therein under the definition of “disability” applicable to the period beginning 24 months after the commencement of disability and who receives benefits thereunder.

An Active Participant shall be considered to have incurred the Disability as of the time of the commencement of the disability benefits as described above while the Active Participant was an Employee.

A Former Participant shall be considered to have incurred the Disability and retroactively vest upon receipt of more than 18 months of benefits under the Occidental Petroleum Corporation Long-Term Disability Plan.

A Participant who claims to have incurred the Disability as a result of being determined to be disabled under section 423 of Title 42 of the U.S. Code must give written notice thereof to the Administrative Committee and submit, at the expense of the Participant, to the Administrative Committee such evidence of Disability as the Administrative Committee may require. Failure by a Participant to comply with the foregoing requirements shall be deemed conclusive evidence that such Participant has not incurred the asserted Disability. All rules with respect to the determination of Disability shall be uniformly and consistently applied to all Participants in similar circumstances.

(z)
“Earnings” means the sum of Base Pay and Annual Bonus paid to an Active Participant by an Employer during the Plan Year. Effective for Plan Years beginning after 2001, the annual Earnings of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost‑of‑living increases in accordance with Code section 401(a)(17)(B).

(aa)	“Eligible Dividends” means, as further described in Plan section 11.2:

(1)	Between June 1, 2002 and July 18, 2007, dividends paid on Oxy Stock held in the Oxy Stock Fund attributable to the Participant’s Matching Account constituting the ESOP portion of the Plan; and

(2)	On or after July 19, 2007, dividends paid on Oxy Stock held in the Oxy Stock Fund constituting the ESOP portion of the Plan.

(3)
Eligible Dividends paid on Oxy Stock held in the Oxy Stock Fund attributable the Participant’s Matching Account shall be reflected in the Participant’s Matching Account.  Eligible Dividends paid on Oxy Stock held in the Oxy Stock Fund attributable to other than the Participant’s Matching Account shall be reflected for recordkeeping purposes in the After-Tax Account, Pre-Tax Account, Rollover Account, Roth Account or Roth Rollover Account from which the Eligible Dividend is derived.

(bb)	“Eligible Employee” means any Employee who is employed by an Employer, unless excluded under one or more of the following categories of Employees:

(1)
Represented Employees where retirement benefits were the subject of good faith bargaining between the Employer and the union, unless the collective bargaining agreement covering the Represented Employees expressly provides participation in the Plan. Represented Employees covered by collective bargaining agreements providing for their participation in the Plan became Eligible Employees as of the dates noted in Appendix A.

(2)
Employees who are nonresident aliens who receive no earned income from the Employer which constitutes U.S.‑source income under Code section 861(a)(3), unless the Administrative Committee expressly makes the Plan available to such an Employee.

(3)	Leased Employees.

(4)
Employees of Occidental Oil and Gas Corporation who immediately before January 1, 2008 were eligible employees under the THUMS Long Beach Company Savings and Investment Plan (as defined in that plan) and who thus continue to participate under that plan. Notwithstanding the previous sentence, effective July 1, 2008, Employees of Occidental Oil and Gas Corporation who immediately before July 1, 2008 were eligible employees under the THUMS Long Beach Company Savings and Investment Plan (as defined in that plan) shall be Eligible Employees under this Plan.

(5)
Effective August 8, 2019, any Employee of Anadarko Petroleum Corporation who is not a citizen or legal resident of the United States and is not regularly employed at a worksite of Employer within the United States.

(cc)	“Employee” means any person employed by the Company or an Affiliate.

Notwithstanding any other provision of this subsection, no individual shall be an Employee if such individual is not classified as a common‑law employee in the employment records of the Company or an Affiliate, without regard to whether the individual is subsequently determined to have been a common‑law employee of the Company or an Affiliate. The persons excluded by this paragraph from being Employees are to be interpreted broadly to include and to have at all times included individuals engaged by the Company or an Affiliate to perform services for such entity in a relationship that the entity characterizes as other than an employment relationship, such as where the Company or the Affiliate engages the individual to perform services as an independent contractor or leases the individual’s services from a third party. The exclusion of the individual from being an Employee shall apply even if a determination is subsequently made by the Internal Revenue Service, another governmental agency, a court or other tribunal, after the individual is engaged to perform such services, that the individual is an Employee of the Company or Affiliate for purposes of pertinent Code sections or for any other purpose.

(dd)
“Employer” means the Company and any Affiliate which is designated, in accordance Article 14, by the Board or, if authorized by the Board, the Administrative Committee and which adopts the Plan. Affiliates which are not corporations are not eligible to be Employers under the Plan.

(ee)	“ESOP” means, as further described in Plan section 1.3:

(1)
Between June 1, 2002 and July 18, 2007, the portion of the Plan comprised of the Matching Accounts, or portions thereof, invested in the Oxy Stock Fund under the Plan, at any point in time and in the aggregate, and

(2)	On or after July 19, 2007, the Oxy Stock Fund, at any point in time and in the aggregate.

(ff)	“Excess Aggregate Contribution” means the amount contributed by or on behalf of a Highly Compensated Employee in excess of the ACP Test limit, as specified in Plan section 6.5.

(gg)	“Excess Contribution” means the amount deferred by a Highly Compensated Employee in excess of the ADP Test limit, as specified in Plan section 6.3.

(hh)	“Excess Deferral” means the amount deferred by a Participant on a Pre-Tax or Roth basis in excess of the dollar limit specified in Plan section 6.1.

(ii)
“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended. Each ERISA reference in this Plan shall be deemed to include reference to any comparable or succeeding statutory provision which supplements or replaces such ERISA reference.

(jj)	“Fiduciary Appointment Officer” means the Vice President of Human Resources of the Company (or the successor to such position) or his or her designee.

(kk)	“Former Participant” means an Active Participant or Inactive Participant who has had a Separation from Service, but whose Account has not been fully distributed.

(ll)	“Highly Compensated Employee” means an Employee described in Code section 414(q) and includes any Employee who:

(1)	Was a 5-percent owner (as defined in Code section 416(i)(1)(B)(i)) at any time during the Plan Year or the preceding Plan Year; or

(2)	For the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted by reference to Code section 414(q)(1)).

Employees who are nonresident aliens and who receive no U.S.‑source income shall not be counted as Employees when identifying Highly Compensated Employees. In determining Highly Compensated Employees, the Administrative Committee may make any of the elections permitted under Code section 414(q), IRS Notice 97‑45 and any future guidance provided by the Internal Revenue Service.

A Former Participant shall be treated as a former Highly Compensated Employee if the Participant was a Highly Compensated Employee in a separation year, as defined in Treasury Regulations section 1.414(q)–1T, Q&A 5, or after the date on which the participant attained age 55.

(mm)
“Inactive Participant” means an Employee who was an active Participant but who is transferred to and is in a position of employment where he is no longer an Eligible Employee, as described in Plan section 3.3(b).

(nn)	“In-Plan Roth Rollover Account” means the recordkeeping account which evidences the value of In-Plan Roth Rollover Contributions, including gains and losses of the Trust Fund.

(oo)	“In-Plan Roth Rollover Contributions” means the eligible contributions made at the direction of the Employee in accordance with Code section 402A(c)(4) and Plan section 7.8.

(pp)	“Investment Committee” means the committee whose members are appointed by the Fiduciary Appointment Officer to administer the investments of the Plan.

(qq)
“Investment Fund” means funds that have been approved by the Investment Committee for investment in the Trust Fund and includes the Oxy Stock Fund. The Investment Committee may, from time to time in its discretion and in exercise of its fiduciary responsibilities, select different funds, add to the set of available funds, close funds to new investment, or remove one or more funds (except the Oxy Stock Fund). The current set of Investment Funds shall be maintained and documented in Appendix B.

(rr)
“Leased Employee” means any person within the meaning of Code section 414(n)(2) who is not reported on the payroll records of the Company or any Affiliate as a common law employee and who provides services to the Company or an Affiliate, but only if the services are provided under an agreement between the Company or Affiliate and a leasing organization, the person has performed services for the Company and Affiliates on a substantially full time basis for a period of at least one year, and the services are performed under the primary direction or control of the Company or Affiliate that is the service recipient.

Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Company and Affiliates will be treated as provided by the Company or Affiliate. If a Leased Employee subsequently becomes an Eligible Employee, Service as a Leased Employee will be credited under the Plan to the extent required by Code section 414(n).

Notwithstanding the foregoing, an individual will not be a Leased Employee for a Plan Year for nondiscrimination testing or for any other purpose, if either paragraph (1) or (2) is applicable to that individual for that Plan Year.

(1)
The individual is covered by a money purchase pension plan meeting the requirements of Code section 414(n)(5)(B) and Leased Employees, determined without regard to the limitation in this paragraph, do not constitute more than 20% of all Nonhighly Compensated Employees of the Company and all Affiliates.

(2)	All requirements of this paragraph are satisfied for that Plan Year and each previous Plan Year with respect to which Code section 414(n) was effective with respect to the Company or any Affiliate.

(A)	The Qualified Plans of the Company and all Affiliates exclude Leased Employees from participation and no such Qualified Plan is top-heavy (within the meaning of Code section 416);

(B)
The number of leased persons, providing services to the Company and all Affiliates during the Plan Year, is less than 5% of the number of Employees (excluding such leased persons and Highly Compensated Employees) covered by any Qualified Plan maintained by the Company or any Affiliate at any time during such Plan Year. An individual is a leased person for this purpose if all of the following requirements are satisfied:

(i)
During the Plan Year, the individual performs any services for the Company or any Affiliate, other than as an Employee, and the requirements of Code section 414(n)(2)(A) (relating to performing services pursuant to an agreement with the Company or any Affiliate) and Code section 414(n)(2)(C) (relating to performing services under the primary direction or control of the Company or any Affiliate) are satisfied.

(ii)
During the Plan Year, the individual is credited with at least 1,500 hours of service, including service performed as an Employee and in any other capacity. For purposes of this subparagraph, “hours of service” has the same meaning as the term “hour of service” provided by Department of Labor Regulations section 2530.200b‑2. If one of the equivalencies set forth in Department of Labor Regulations section 2530.200b‑3 is used, such equivalency shall be used on a reasonable and consistent basis and the 1,500‑hour requirement must be adjusted accordingly. With respect to determining whether an individual has satisfied the 1,500‑hour requirement, reasonable approximations may be made.

(iii)	The individual either:

(I)	Is not covered under a Qualified Plan as an Employee at any time during the Plan Year; or

(II)
Performs at least 501 hours of service (reasonably adjusted if one of the equivalencies set forth in Department of Labor Regulations section 2530.200b–3 is used) for the Company or any Affiliate other than as an Employee.

(C)	The Administrative Committee has not been notified by the leased person and provided satisfactory evidence by the leased person that he or she is a Leased Employee.

(ss)	“Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

(tt)	“Nonrepresented Employees” means any Employee who is not a Represented Employee.

(uu)
“Matching Account” means the recordkeeping account which evidences the value of Matching Contributions and the value of Eligible Dividends paid on Oxy Stock held in the Participant’s Matching Account, including related investment gains and losses of the Trust Fund.

(vv)
“Matching Contributions” means the contributions made by the Employer pursuant to Plan section 5.2 on account of Pre-Tax Deferrals, Roth Contributions or After‑Tax Contributions made on behalf of or by the Participant.

(ww)	“MidCon Corp. ESOP” means the MidCon Corp. Employee Stock Ownership Plan as effective November 20, 1996.

(xx)
“Oxy Stock” means the common stock of Occidental Petroleum Corporation, which is the class of stock having the greatest voting power and dividend rights. Oxy Stock is readily tradable on established securities market within the meaning of Treasury Regulation section 1.401(a)(35)-1(f)(5) for purposes of Code sections 401(a)(22), 401(a)(28)(C), 409(h)(1)(B), 409(l) and 1042(c)(1)(A).

(yy)	“Oxy Stock Fund” means the Investment Fund that is invested primarily in Oxy Stock and such short‑term interest‑bearing securities as the Investment Committee or the Trustee considers advisable.

(zz)	“Participant” means an Active Participant, Inactive Participant, or a Former Participant, as applicable.

(aaa)	“Plan Administrator” for purposes of ERISA and the Code means the Administrative Committee.

(bbb)	“Plan Amendment Officer” means the Senior Vice President, Business Support of the Company (or the successor to such position) or his or her designee.

(ccc)	“Plan Year” means the calendar year.

(ddd)	“Pre-Tax Account” means the recordkeeping account which evidences the value of Pre-Tax Deferrals, including related investment gains and losses of the Trust Fund.

(eee)	“Pre-Tax Deferrals” means the contributions made by the Employer on behalf of the Participant on a Pre-Tax basis as elected by the Participant pursuant to Plan section 4.1.

(fff)	“Pre-Tax Spending Program” means the Occidental Petroleum Corporation Flexible Spending Accounts Plan.

(ggg)
“Qualified Domestic Relations Order” means a qualified domestic relations order, within the meaning of Code section 414(p), which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant.

(hhh)	“Qualified Plan” means a plan, other than this Plan, which is qualified under Code section 401(a).

(iii)	“Represented Employee” means any Employee, whose employment is subject to a collective bargaining agreement.

(jjj)	“Retirement Plan” means the Occidental Petroleum Corporation Retirement Plan.

(kkk)	“Rollover Account” means the recordkeeping account which evidences the value of Rollover Contributions, including related investment gains and losses of the Trust Fund.

(lll)	“Rollover Contributions” means the eligible pre-tax contributions made at the direction of the Employee pursuant to Plan section 10.12.

(mmm)	“Roth Account” means the recordkeeping account which evidences the value of Roth Contributions, including related investment gains and losses of the Trust Fund, but excluding any forfeitures.

(nnn)
“Roth Contributions” means the contributions made by the Employer on behalf of the Participant on an after-tax basis as elected by the Participant pursuant to Plan section 4.1.  A Participant’s Roth Contributions will be separately accounted for, as will gains and losses attributable thereto, in a separate account.  Roth Contributions are not considered After-Tax Contributions for Plan purposes.

(ooo)	“Roth Rollover Account” means the recordkeeping account which evidences the value of Roth Rollover Contributions, including related investment gains and losses of the Trust Fund.

(ppp)
“Roth Rollover Contributions” means an eligible rollover contribution of any payment or distribution from another Roth rollover account of the Employee.  A Participant’s Roth Rollover Contributions will be maintained in a separate account which includes any earnings properly allocable to such contributions and that will have separate recordkeeping.

(qqq)
“Separation from Service” means any termination of the employment relationship between an Employee and the Company and all Affiliates. A Separation from Service shall be deemed to occur upon the earlier of:

(1)	The date upon which the Employee quits, is discharged, is laid off, incurs a Disability, or dies; or

(2)
The first anniversary of the first day of a period in which the Employee is (and remains) absent from the Service for any reason (such as paid time off, vacation, sickness, or approved leave of absence) not enumerated in paragraph (1), provided that if an Employee is granted a leave of absence but fails to return to employment at the end of the leave period, Separation from Service will be deemed to have occurred upon the date the Employee was originally granted a leave of absence.

(3)
Notwithstanding paragraph (2), the Separation from Service date of an Employee who is absent from Service beyond the first anniversary of the first day of absence by reason of a maternity or paternity leave is the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence from work is neither a period of Service nor a period of severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

(A)	By reason of the pregnancy of the individual;

(B)	By reason of the birth of a child of the individual;

(C)	By reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

(D)	For purposes of caring for such child for a period beginning immediately following such birth or placement.

Effective for distributions after December 31, 2001, a transaction constituting a severance of employment, within the meaning of Code section 401(k)(2)(B)(i)(I), with respect to an Employee shall also be deemed to be a Separation from Service.

An Employee of an Employer who transfers to an Affiliate that is not an Employer shall not be treated as having a Separation from Service. Moreover, an Employee’s date of quit or discharge shall not be deemed to occur until any periodic notice payments, short‑term disability payments, or weekly sickness and accident payments cease.

An Employee who is on leave of absence in order to serve the Armed Forces of the United States shall not have a Separation from Service unless the Employee fails to report for work at the end of such leave and prior to expiration of the period in which the Employee has reemployment rights under law. The absence of any Employee who fails to return to work within the allotted time shall be subject to the provisions of paragraph (2).

(rrr)	“Service” means the periods of employment credited using the elapsed time method described to an Employee under Plan section 3.4.

(sss)
“Section 415 Compensation” means, with respect to a Participant for the period specified, the total cash and non‑cash remuneration paid to a Participant by the Employer or an Affiliate, determined as follows:

(1)	Section 415 Compensation includes all amounts described in Treasury Regulations section 1.415–2(d)(2), including:

(A)
All wages; bonuses; other amounts received (without regard to whether the amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliate, to the extent that the amounts are includible in gross income for federal income tax purposes and for which the Company or Affiliate is required to furnish to the Participant a written statement under Code sections 6041(d), 6051(a)(3), and 6052;

(B)
Amounts paid or reimbursed by the Company or Affiliate for moving expenses incurred by the Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Participant under Code section 217; and

(C)
The value of a nonqualified stock option granted to the Participant by the Company or Affiliate, but only to the extent that the value of the option is includible in the gross income of the Participant, for federal income tax purposes, for the taxable year in which granted.

(2)	In addition, Section 415 Compensation includes all of the following:

(A)	The Participant’s Pre-Tax Deferrals, Roth Contributions and Catch‑Up Contributions for the Plan Year;

(B)	Elective contributions that are excluded from the Participant’s gross income under a Code section 125 cafeteria plan maintained by the Participant’s Employer, such as the Pre-Tax Spending Program; and

(C)
Any elective deferral, as defined in Code section 402(g)(3), made under a plan maintained by the Company or any Affiliate, and any amount which is contributed to or deferred by the Company or any Affiliate at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code sections 125, 132(f)(4), 408(k), or 457.

(D)
Effective July 1, 2006, Section 415 Compensation includes remuneration paid by the later of 2½ months after an Employee’s Separation from Service or the end of the Plan Year that includes the date of the Employee’s Separation from Service with the Company or an Affiliate, if:

(i)
The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Separation from Service, the payments would have been paid to the Employee while the Employee continued in employment with the Company or an Affiliate;

(ii)	The payment is for unused accrued bona fide sick, paid time off, vacation or other leave that the Employee would have been able to use if there had not been a Separation from Service;

(iii)
The payment is to an individual who does not currently perform services for the Company or any Affiliate by reason of qualified military service (within the meaning of Code section 414(u)(1)) to the extent the payment does not exceed the amount the individual would have received if the individual had continued to perform services for the Company or an Affiliate rather than entering qualified military service; or

(iv)
Compensation paid to a Participant who is permanently and totally disabled (as defined in Code section 22(e)(3)), provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period.

Any payment not described above shall not be considered Section 415 Compensation if paid after a Separation from Service, even if paid by the later of 2½ months after the Separation from Service or the end of the Plan Year that includes the Separation from Service. Back pay shall be treated as Section 415 Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

(3)	However, Section 415 Compensation excludes all amounts described in Treasury Regulations section 1.415–2(d)(3), including the following amounts:

(A)
Any contributions made by the Company or any Affiliate to a plan of deferred compensation to the extent that, before the application of the limitations of Code section 415 to that plan, the contributions are not includible in the gross income of the employee for the taxable year in which contributed;

(B)
Distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the employee when distributed; provided, however, that distributions from and any amounts received by the Participant pursuant to an unfunded nonqualified plan are included in Section 415 Compensation in the year the amounts are includible in the gross income of the Participant;

(C)
Amounts realized from the exercise of a nonqualified stock option, or when restricted stock or property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(D)
Amounts realized from the exercise of an incentive stock option, as defined in Code section 422, or the sale, exchange, or other disposition (including a disqualifying disposition) of stock acquired through the exercise of an incentive stock option;

(E)	Amounts realized from the sale, exchange, or other disposition of stock acquired under an employee stock purchase plan, as defined in Code section 423; and

(F)
Other amounts which receive special tax benefits, such as premiums for group‑term life insurance, but only to the extent that the premiums are not includible in the gross income of the employee for federal income tax purposes.

(ttt)
“Supplemental Plan Participant” means a Participant in this Plan who is or was also a participant in the Occidental Petroleum Corporation Supplemental Retirement Plan, effective through December 31, 2004, or the Occidental Petroleum Corporation Supplemental Retirement Plan II, effective as of January 1, 2005, as determined under Appendix G to this Plan.

(uuu)
“Spouse” means the individual of the opposite sex and, effective as of June 26, 2013, also includes an individual of the same sex, to whom a Participant is married, where the marriage was valid at the time the marriage ceremony was performed, in a state or foreign jurisdiction (the “Jurisdiction”) having legal authority to sanction such marriage, provided that such marriage has not subsequently been legally dissolved. For purposes of the Plan, such a marriage shall be treated as valid even if the couple is domiciled in a Jurisdiction that does not recognize the validity of the marriage. Notwithstanding the foregoing, for the period beginning June 26, 2013 and ending September 15, 2013, the Plan may be administered to recognize only those marriages between members of the same sex where the couple was domiciled in a Jurisdiction where the validity of the marriage was recognized during such period. For purposes of the Plan, the term “marriage” does not include a registered domestic partnership, civil union or other similar formal relationship recognized under the laws of a Jurisdiction but which is not recognized as a marriage under that Jurisdiction, even if state law provides that persons in these relationships have the same rights, protections, and benefits, under state law, as married persons.

(vvv)
“Testing Compensation” means, for purposes of the ADP Test and ACP Test, compensation within the meaning of Code section 414(s)(1), except that the Administrative Committee may elect not to include in such compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in gross income of the Employee under Code section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b).

(www)	“Total Excess Aggregate Contributions” means the total amount of Excess Aggregate Contributions to be corrected to satisfy the ACP Test for the Plan Year as determined under Plan section 6.5(b).

(xxx)	“Total Excess Contributions” means the total amount of Excess Contributions to be corrected to satisfy the ADP Test for the Plan Year as determined under Plan section 6.3(b).

(yyy)	“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury under the Code.

(zzz)	“Trust Agreement” means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

(aaaa)	“Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

(bbbb)
“Trustee” means any person selected by the Company to act as Trustee under any Trust Agreement at any time of reference.  On and after March 25, 2020, the Administrative Committee shall have the authority to select the Trustee in accordance with the applicable provisions of this Plan, including Article 12.

(cccc)	“Unit” means the unit of measure into which each Investment Fund is divided for purposes of ascertaining the share of each such fund attributable to each Participant, Beneficiary and Alternate Payee.

2.2 Gender and Number
Except as otherwise indicated by the context, any masculine or feminine terminology shall also include the opposite gender, and the definition of any term in the singular or plural shall also include the opposite number.

2.3 Headings
The headings of this Plan are inserted for convenience or reference only, and they are not to be used in the construction of the Plan.

2.4 Requirement to Be in “Written Form”
Various notices provided by the Company, the Administrative Committee, or the Investment Committee and various elections made by a Participant, Spouses, Alternate Payees and Beneficiaries are required to be in written form. Notwithstanding anything to the contrary in this Plan, any notices and elections related to the Plan may be conveyed through an electronic system or any other system approved by the Administrative Committee unless otherwise provided under applicable law or regulatory guidance. Any such notices, forms, and elections provided or made through an electronic medium shall comply with the provisions of Treasury Regulations section 1.401(a)-21.

2.5 Severability
If a provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

2.6 Applicable Law
To the extent not preempted by ERISA or other federal law, the Plan and all rights hereunder shall be governed, construed, and administered in accordance with the laws of the State of Texas with the exception that any Trust Agreement shall be construed and enforced in all respects under and by the laws of the state in which the Trustee thereunder is located.

Article 3. Participation, Service and Vesting

3.1 Date of Participation
Each Eligible Employee shall become an Active Participant as of the first day of the month in which the Employee becomes an Eligible Employee. Notwithstanding the foregoing, each Employee who becomes an Eligible Employee pursuant to a purchase or other agreement approved by the Board shall become an Active Participant as of the date, if any, specified in such agreement.  A Covered Employee will be notified that he or she is eligible to participate in the Plan at the time he or she becomes an Eligible Employee.  If the Covered Employee does not make an affirmative election not to participate in the Plan or return an alternative election pursuant to section 4.1 of the Plan, then Pre-Tax Deferrals will automatically begin to be made on such Covered Employee’s behalf as described in section 4.6 of the Plan.

3.2 Duration
An Eligible Employee who becomes an Active Participant shall remain an Active Participant for as long as he remains an Eligible Employee or is entitled to receive any contributions or benefits hereunder.

3.3 Transfers
(a)
Transfers to Eligible Employee Status. An Employee who transfers to employment as an Eligible Employee shall become an Active Participant on the first day of the month in which such transfer takes place.

(b)	Transfers from Eligible Employee Status. A Participant who transfers to employment status where he or she no longer is an Eligible Employee shall become an Inactive Participant.

(1)
An Inactive Participant is not eligible to make or receive Pre-Tax Deferrals, Roth Contributions, Catch‑Up Contributions, After‑Tax Contributions (including Adjustment Contributions) or Matching Contribution on Earnings paid after the date of transfer to an ineligible status.

(2)
An Inactive Participant shall continue to accrue Service under this Plan. Upon Separation from Service, the Participant’s vested interest shall be based on total Service with the Company and all Affiliates.

(3)
An Inactive Participant remains eligible to receive in‑service withdrawals, subject to the terms of Plan section 7.2, plan loans, subject to the terms of Article 8, and to transfer eligible amounts to his or her Rollover Account, Roth Rollover Account or After-Tax Rollover Account, subject to the terms of Plan section 10.12.

3.4 Service
Service is used to determine a Participant’s vested percentage in his or her Matching Account.

(a)
General Rules. An Employee shall be credited with Service on an elapsed time basis for the period during which the employment relationship exists between the Employee and the Company or any Affiliate, the length of which shall be determined, in completed years and months, during the following periods of time:

(1)
Credit shall be given to an Employee for the period of time beginning on the first day of the month in which the individual first becomes an Employee and ending on the last day of the month in which occurs the Employee’s Separation from Service.

(2)
Credit shall be given to an Employee for each period beginning upon the date the individual has a Separation from Service and ending upon the first day of the month in which the individual first becomes an Employee thereafter but only if the Employee is reemployed within 12 months of the date of such Separation from Service.

(3)
Credit shall be given to an Employee after a Separation from Service for any period beginning on the first day of the month in which the Employee first becomes an Employee after rehire and ending on the last day of the month the Employee has a Separation from Service thereafter.

(4)
Whenever the total number of years of Service of an Employee must be ascertained under this Plan, all noncontinuous periods of Service which are credited to such Employee shall be aggregated, regardless of the length or any period of Service and regardless of the length of any period between a Separation from Service and rehire. For purposes of aggregating such years of Service, the completed years and months credited to an Employee during any period of Service shall be added to the number of completed years and months credited to the Employee during any other period of noncontinuous Service. This Plan does not disregard periods of Service, even though permitted to do so under Code section 411(a)(6).

(5)	Service by any Leased Employee shall be credited under this section should the Leased Employee ever become an Eligible Employee under this Plan.

(b)
Special Rules. For purposes of determining an Employee’s Service under this Plan, the special Service counting rules set forth in Appendix C shall apply to increase, but not decrease, the Service of any Employee.

3.5 Vesting
(a)
Employee Accounts. A Participant’s interest in his or her Pre-Tax Account, Roth Account, After‑Tax Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account and In-Plan Roth Rollover Account shall be fully vested at all times.

(b)	Matching Account. A Participant’s interest in his or her Matching Account shall become vested in accordance with this section, if not vested earlier under the special vesting rules of subsection (c).

(1)	Unless vested earlier under the provisions of this section, a Participant shall vest in his or her Matching Account based on the Participant’s completed years of Service.

(A)
Effective January 1, 2007, a Participant who is first employed by a Company or any Affiliate after 2006, shall have no nonforfeitable right to his or her Matching Account until the Participant completes three years of Service and shall be 100 percent vested in his or her Matching Account when the Participant is credited with three or more years of Service.

(B)
Effective January 1, 2007, a Participant who was first employed by the Company or any Affiliate before 2007, shall have the nonforfeitable percentage of his Matching Account determined based on the following table:

Years of Service	Percentage Vested
Less than 1	0%
1	20%
2	40%
3	100%

(C)	Effective January 1, 2015, an Active Participant, irrespective of when he or she was first employed by the Company or an Affiliate, shall be 100 percent vested in his or her Matching Account.

(2)
Furthermore, a Participant shall become fully vested in his or her Matching Account to the extent required under Code section 411(d)(3) and Plan section 13.2 upon a complete termination of the Plan, a partial termination of the Plan affecting the Participant, or upon a complete discontinuance of contributions to the Plan.

(c)	Special Vesting Rules.

(1)	Notwithstanding the foregoing, a Participant described in Appendix D shall vest in his or her Matching Account under the provisions of that Appendix D, rather than subsection (b).

(2)
A Participant shall at all times be fully vested in any Eligible Dividends with respect to which the Participant is offered a dividend pass‑through deduction to the extent required under Plan section 11.2(d)(3). These amounts will be held in either:

(A)	The Participant’s Matching Account, or

(B)
The Participant’s Pre-Tax Account, Roth Account, After-Tax Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account and In-Plan Roth Rollover Account, in which the Participant is always fully vested, based on the account from which the Eligible Dividend is derived.

(3)
With respect to any frozen contributions under this Plan or any Qualified Plan that is merged into this Plan, if such contributions resume under this Plan or any Qualified Plan into which this Plan is merged, then for purposes of determining the Participant’s nonforfeitable right to such contributions, a Participant shall receive credit for Service incurred both prior to and subsequent to the date such contributions were frozen.

(d)	Vesting and Benefit Payments. Being vested does not mean that a Participant is entitled to immediate distribution benefits. Benefits under the Plan shall be paid only in accordance with Article 7.

3.6 Forfeiture of Contingent Interests
Any portion of a Participant’s Account that is not vested under the provisions of Plan section 3.5 shall be forfeited upon the first to occur of the following forfeitable events:

(a)
The Participant elects, in accordance with Plan section 7.3, to commence or receive a distribution of the value of the Participant’s vested Account on account of a Separation from Service. For this purpose, if the percentage vested in the table under Plan section 3.5(b)) is zero, the Participant will be deemed to have elected such a distribution and the nonvested portion of the Account will be immediately forfeited.

(b)
The Participant incurs five consecutive breaks in service. For this purpose, a break in service is a period of 12 months in which the Participant is absent from Service, except that if the absence is due to a maternity or paternity reason described in Plan section 2.1(qqq)(3), the period between the first and second anniversaries of such absence shall be neither a period of Service nor a period of severance.

If the Participant who has forfeited his nonvested Account resumes employment as an Eligible Employee, then the cash value (determined at the time of forfeiture) of the amount forfeited shall be restored to the Participant’s Account. No buyback shall be required and the reinstatement will occur regardless of the length of the Participant’s absence from Service.

Article 4. Active Participant Contributions

4.1 Pre-Tax Deferrals, Roth Contributions and After‑Tax Contributions
(a)	Covered Employees will be automatically enrolled in the Plan as described in Plan section 4.6 below.

(b)
Except as otherwise provided in this Plan, each Active Participant may elect to contribute as After‑Tax Contributions or to have the Employer contribute on the Participant’s behalf as Pre-Tax Deferrals and Roth Contributions an amount of the Participant’s Base Pay which together is from 1 percent to the contribution percentage limit specified for the Active Participant in Appendix E for the Plan Year. The Administrative Committee may adjust the contribution percentage limit specified in Appendix E at the beginning of each Plan Year without the need of a formal Plan amendment, provided that any such limitations shall be communicated to eligible Participants in advance of the pay periods to which such limitations will apply. The percentage elected of Pre-Tax Deferrals, Roth Contributions and/or After‑Tax Contributions may be in increments of a tenth of a percent.

The Participant’s elected Pre-Tax Deferral, Roth Contribution and After-Tax Contribution percentages shall apply, but not in excess of an aggregate of 5 percent, to the Active Participant’s Annual Bonus. The Annual Bonus shall be counted for this purpose in the Plan Year it is paid even if it is received for services performed in a prior Plan Year.  Effective January 1, 2017, unless the Participant affirmatively elects otherwise, with respect to any Participant hired prior to August 5, 2016, the election in effect as of August 5, 2016 will apply to any Annual Bonus paid in the 2017 Plan Year and any subsequent plan year until the Participant affirmatively elects otherwise.

(c)
Notwithstanding anything in this Plan to the contrary, no Participant shall be permitted to have elective deferrals made under this Plan, or any other Qualified Plan maintained by the Company or Affiliates during any taxable year, in excess of the dollar limitation contained in Code section 402(g)(1) in effect for such taxable year, except to the extent permitted under Code section 414(v).

(d)
No benefits other than Matching Contributions shall be conditioned on a Participant’s election to make After‑Tax Contributions or have Pre-Tax Deferrals and Roth Contributions made on the Participant’s behalf under this Plan. Any portion of a contribution that is not designated as a Pre-Tax Deferral, Roth Contribution or Catch‑Up Contribution shall be designated as an After‑Tax Contribution.

(e)
The Participant’s election made under this section shall be made in accordance with the rules set forth in this Article and such other rules of nondiscriminatory application as the Administrative Committee may prescribe for the proper administration of the Plan.

4.2 Catch‑Up Contributions
Each Active Participant who will have attained age 50 before the close of the Plan Year shall be eligible to make Catch‑Up Contributions in accordance with and subject to the limitations of Code section 414(v) for pay periods ending after July 1, 2002.  Each Participant must elect whether such Catch-Up Contributions will be in the form of Pre-Tax Deferrals or Roth Contributions.

(a)	Catch‑Up Contributions shall not be taken into account for purposes of the provisions of Plan sections 6.1 and 6.6, implementing the required limitations of Code sections 402(g) and 415, respectively.

(b)
The Plan shall not be treated as failing to satisfy the provisions of the Plan sections 6.2, 6.4, or Article 15, implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of Catch‑Up Contributions.

(c)
Elections to make Catch‑Up Contributions shall be made separately from the Active Participant’s election of Pre-Tax Deferrals or Roth Contributions under Plan section 4.1, shall not be subject to the contribution percentage limit on Pre-Tax Deferrals and Roth Contributions specified in Plan section 4.1, and shall be made in accordance with uniform procedures established by the Administrative Committee. Such election procedures will require the eligible Active Participant to elect Catch‑Up Contributions as a fixed dollar amount per pay period.

(d)
Under no circumstances will Catch‑Up Contributions elected under this Plan section entitle the Participant to Matching Contribution, even if it is later determined that the contribution is not a Catch‑Up Contribution because it is less than an applicable limit.

(e)
For purposes of recordkeeping and communications with Participants, Catch‑Up Contributions, Pre-Tax Deferrals and Roth Contributions may be aggregated and reported as held in the Participant’s Pre-Tax Account or Roth Account, as applicable, without changing the character of any Catch‑Up Contributions as such for purposes of Code section 414(v).

4.3 Election Procedures
(a)
Each Active Participant shall be permitted to make the elections described in Plan section 4.1 and, if eligible, Plan section 4.2 in the manner prescribed by the Administrative Committee. If a Participant has elected to begin, stop, increase, or decrease Pre-Tax Deferrals, Roth Contributions, After‑Tax Contributions or, if eligible, Catch‑Up Contributions, the Active Participant may file a new election in the manner prescribed by the Administrative Committee to change Pre-Tax Deferrals, Roth Contributions, After‑Tax Contributions or, if eligible, Catch‑Up Contributions at any time and such election shall become effective on the first pay period following the date on which the election is properly received. The election shall remain in effect until changed by the Active Participant or until he or she ceases to be an Active Participant or goes on an unpaid leave of absence.

(b)
If an Active Participant becomes an Inactive Participant or Former Participant, or goes on unpaid leave of absence, any Pre-Tax Deferrals, Roth Contributions, After‑Tax Contributions and Catch‑Up Contributions for the Participant shall cease. If the individual again becomes an Active Participant or returns from an unpaid leave of absence, he or she may make a new election under this section.

(c)
All elections shall apply to Earnings paid in the first available payroll period following the date the election is processed and shall be irrevocable for such period. In addition, except for occasional, bona fide administrative considerations, Pre-Tax Deferrals, Roth Contributions and Catch‑Up Contributions made pursuant to such elections cannot precede the earlier of the performance of services relating to the Pre-Tax Deferrals, Roth Contributions or Catch‑Up Contributions and the date when the Earnings subject to the election would be currently available to the Participant in the absence of an election to defer.

4.4 Salary Reduction
Each Active Participant who makes a Pre-Tax Deferral or Roth Contribution election described in Plan section 4.1 or, if eligible, a Catch‑Up Contribution election described in Plan section 4.2 shall, by the act of making such election or elections, have his or her Earnings reduced by an equivalent amount for so long as the election remains in effect.

4.5 Deposit and Crediting of Deferrals and Contributions
Pre-Tax Deferrals, Roth Contributions, After‑Tax Contributions, and Catch‑Up Contributions shall be transferred to the Trust Fund as soon as reasonably practicable after the payroll payment date at which a corresponding amount would have been paid to the Participant in the absence of the election of such contributions. Pre-Tax Deferrals shall be allocated to the Participant’s Pre-Tax Account; Roth Contributions shall be allocated to the Participant’s Roth Account; Catch‑Up Contributions shall be allocated to the Participant’s Pre-Tax Account and/or Roth Account, as applicable, and After‑Tax Contributions shall be allocated to the Participant’s After‑Tax Contribution Account as of the payroll payment date on which the corresponding amount would have been paid in absence of the elections under Plan section 4.1 and, if applicable, Plan section 4.2, but shall share in any investment gains and losses only after they are received by the Trust Fund.

4.6 Eligible Automatic Enrollment Arrangement
(a)
Effective Date.  The following automatic enrollment procedures will apply with respect to all Covered Employees.  All Covered Employees hired prior to October 8, 2019, who have not made an affirmative election under Plan section 4.1 to make deferrals or contributions to the Plan equal or greater than the Default Percentage (defined below) will be automatically enrolled in accordance with the following automatic enrollment procedures on November 15, 2019.  For Plan Years beginning after December 31, 2019, the procedures set forth in this Plan section 4.6 are intended to constitute an eligible automatic contribution arrangement that satisfies Code section 414(w) and provides excise tax relief with respect to excess amounts distributed within 6 months after the end of the plan year under Code section 4979(f).

(b)
Default Percentage.  A Covered Employee will have a reasonable opportunity after receipt of the automatic enrollment notice to make an alternate election.  If a Covered Employee fails to make an alternate election, Pre-Tax Deferrals will automatically begin being made on such Covered Employee’s behalf, in an amount equal to 5% of his or her Base Pay (i.e., the “Default Percentage”) on the Covered Employee’s date of hire.

(c)
Alternate Election.  In the event a Covered Employee does not desire to have Pre-Tax Deferrals made on his or her behalf at the Default Percentage, the Covered Employee may elect a different amount up to the contribution percentage limit specified for the Active Participant in Appendix E for the Plan Year or elect to not participate in the Plan.  Any alternate election is to be made in accordance with the election procedures set forth in Section 4.3 above.

(d)
Withdrawal.  No later than 30 days after default Pre-Tax Deferrals are first withheld from a Covered Employee’s Base Pay, the Covered Employee may request a distribution of his or her default Pre-Tax Deferrals.  The amount to be distributed from the Plan upon the Covered Employee’s request is equal to the amount of default Pre-Tax Deferrals made through the earlier of (a) the pay date for the second payroll period that begins after the Covered Employee’s withdrawal request and (b) the first pay date that occurs 30 days after the Eligible Employee’s request, plus attributable earnings through the date of distribution.  Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to cease default Pre-Tax Deferrals made on the Covered Employee’s behalf.  Default Pre-Tax Deferrals distributed pursuant to this Section 4.6(d) are not counted towards the Code section 402(g) limit. Matching Contributions that might otherwise be allocated to a Covered Employee’s Account on behalf of default Pre-Tax Deferrals will not be allocated to the extent the Covered Employee withdraws such default Pre-Tax Deferrals pursuant to this Section 4.6(d) and any Matching Contributions already made on account of such default Pre-Tax Deferrals that are later withdrawn pursuant to this Section 4.6(d) will be forfeited and subject to allocation as a forfeiture.

(e)
Notices.  For Plan Years beginning after December 31, 2019, the Company will provide Covered Employees with the notice required under Code section 414(w)(4) describing the Plan’s automatic enrollment procedures prior to the beginning of each Plan Year regardless of whether the Covered Employee has an affirmative election for Pre-Tax Deferrals in place.

Article 5. Employer Contributions

5.1 Employees Eligible for Matching Contributions
Subject to the other provisions of this Plan, the Employer shall contribute Matching Contributions to this Plan only for a Participant who was an Active Participant during the pay period for which the corresponding Pre-Tax Deferrals and/or Roth Contributions (including amounts recharacterized as Adjustment Contributions) or After‑Tax Contributions were made. Notwithstanding any Plan provision to the contrary, any Matching Contribution (including any investment gain attributable thereto), which relates to an Excess Deferral under Plan section 6.1, Excess Contribution under Plan section 6.3 (unless recharacterized as Adjustment Contributions) or Excess Aggregate Contribution under Plan section 6.5 shall be forfeited and shall not be treated as a Matching Contribution with respect to the Participant for the Plan Year.

5.2 Amount of Matching Contributions
Matching Contributions shall be made on behalf of an Active Participant for each payroll period for which Pre-Tax Deferrals, Roth Contributions or After-Tax Contributions were made with respect to the Participant for the Plan Year. Matching Contributions may also be made on behalf of eligible Participants, as the Employer or Administrative Committee deems necessary or appropriate for administrative purposes, at such other times, but not later than 12 months after the end of the Plan Year. The amount of Matching Contributions allocated to the Participant’s Matching Contributions Account shall be equal to the matching percent shown in the table in Appendix F, based on the employment classification of the Participant on the last day of the payroll period, multiplied by the Pre-Tax Deferrals (including an Adjustment Contribution), Roth Contribution (including an Adjustment Contribution) or After-Tax Contribution made with respect to the Participant on the Participant’s first 5 percent of Base Pay and Annual Bonus for the pay period. With respect to United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 12773 represented employees, the amount of Matching Contributions allocated to the Participant’s Matching Contributions Account shall be equal to the matching percent shown in the table in Appendix F, based on the employment classification of the Participant on the last day of the payroll period, multiplied by the Pre-Tax Deferrals (including an Adjustment Contribution), Roth Contributions (including an Adjustment Contribution) or After-Tax Contribution made with respect to the Participant on the Participant’s first 4 percent of Base Pay and Annual Bonus for the pay period. Effective February 29, 2016, the Matching Contributions allocated with respect to United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 12773 represented employees will be the same as for other Active Participants.  Effective January 1, 2016, the Matching Contributions allocated with respect to United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Local 2154-03 represented employees will be the same as for other Active Participants. The Administrative Committee may limit the amount of Matching Contributions made on behalf of a Participant to the extent that the Administrative Committee determines necessary to comply with the limits of Article 6.

5.3 Depositing and Crediting Matching Contributions
The Company shall make such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan. The Company shall contribute an amount which, when added to forfeitures under Plan section 11.3, is sufficient to provide the Matching Contribution allocations required by Plan section 5.2.

Matching Contributions shall be transferred to the Trust Fund as soon as reasonably practicable after the payroll payment date at which the corresponding Pre-Tax Deferrals, Roth Contributions or After‑Tax Contributions would have been paid to the Participant in the absence of the election of such contributions. Matching Contributions shall be allocated to the Participant’s Matching Account as of the payroll payment date on which the corresponding amount would have been paid in absence of the Participant’s election, but shall share in any investment gains and losses only after they are received by the Trust Fund.

Article 6. Benefit Limitations

6.1 Elective Deferral Limit
(a)	Dollar Limit. For any calendar year, the sum of the following items shall not exceed the elective deferral dollar limit of Code section 402(g)(1), as adjusted pursuant to Code section 402(g)(4):

(1)	All Pre-Tax Deferrals and Roth Contributions (but not Catch‑Up Contributions) made on behalf of an Active Participant for that calendar year; and

(2)
Any other Pre-Tax or Roth contributions made for the calendar year to any Qualified Plan maintained by the Company or any Affiliate which are elective deferrals as defined in Code section 402(g)(3), but not including any such elective deferrals that are catch‑up contributions under Code section 414(v).

Any amount deferred in excess of the dollar limit stated in this subsection is referred to as an Excess Deferral.

(b)
Calendar Year as Participant’s Taxable Year. A Pre-Tax Deferral and Roth Contribution made on behalf of an Active Participant shall be treated as made for a calendar year, for purposes of Plan section 6.1(a)(1) if it is made on account of the Active Participant’s election to reduce Earnings that would otherwise be payable within that calendar year.

(c)
Preventing Excess Deferrals. If before the end of a calendar year, the Administrative Committee determines (or the Active Participant notifies his or her Employer that he or she has determined) that Pre-Tax Deferrals and/or Roth Contributions to be made on behalf of an Active Participant for that calendar year would exceed the limits of this section or Code section 402(g), then the Administrative Committee shall take one or both of the following steps, to the extent necessary, to avoid exceeding the limits of this section or Code section 402(g):

(1)	Permit an Active Participant to submit a revised election under Plan section 4.1; or

(2)
Reduce Pre-Tax Deferrals and/or Roth Contributions that otherwise would be made, pursuant to the Participant’s current election, for the rest of the calendar year (and adjust the corresponding reductions in Earnings) so that the limits are not exceeded.

(d)	Correcting Excess Deferrals. If Excess Deferrals have been made on the Participant’s behalf in excess of the limits of Code section 402(g), then the Excess Deferrals shall be corrected as follows:

(1)
The Participant must notify the Administrative Committee, by such other means as the Administrative Committee shall prescribe, no later than March 1, immediately following the close of a calendar year, stating that the sum of the items described in subsection 6.1(a) are in excess of the limits of Code section 402(g). The notice provided by the Participant shall state the portion of such excess amount that has been allocated to this Plan as an Excess Deferral. The amount of the Excess Deferral allocated to this Plan shall not exceed the total amount of the Pre-Tax Deferrals and/or Roth Contributions (excluding Catch‑Up Contributions) made on behalf of the Participant for that calendar year. The Administrative Committee may require the Participant to certify to the amount of the Excess Deferral and to provide substantiating evidence satisfactory to the Administrative Committee.

(2)
If the Active Participant does not provide the notice described in paragraph (1) by the following March 1, but it is determined that Pre-Tax Deferrals and/or Roth Contributions (excluding Catch‑Up Contributions) made on behalf of an Active Participant for a calendar year inadvertently exceed the limits of subsection (a), then the Excess Deferral for the calendar year shall be distributed in accordance with this subsection.

(3)
The Administrative Committee shall direct the Trustee to distribute, by April 15 following the close of the calendar year, the Excess Deferral for that calendar year allocated (or deemed allocated) to the Plan by the Participant.  Any Excess Deferrals shall be treated as consisting first of any Pre-Tax Deferrals made by the Participant for such Plan Year, as applicable, and second any Roth Contributions which the Participant made for the Plan Year, as applicable, except as otherwise elected by the Participant.  The distributed Excess Deferral shall be withdrawn from the Investment Funds in which the Pre-Tax Account and/or Roth Account, as applicable, is then invested on a pro rata basis. The Trustee shall also distribute the net income attributable to the Excess Deferrals, as determined by the Administrative Committee in accordance with one of the methods permitted under Treasury Regulations section 1.402(g)–1(e)(5) disregarding, effective January 1, 2007, any provision of prior regulations relating to the distribution of gap period earnings. Corrective distributions under this subsection shall be coordinated with distributions of Excess Contributions under Plan section 6.3 in accordance with Treasury Regulations sections 1.401(k)–1(f)(5) and 1.402(g)–1(e)(6). Any Matching Contributions that have been made with respect to Excess Deferrals that are distributed to a Highly Compensated Employee, in accordance with this subsection, shall be forfeited, as soon as is practicable after corrective distributions are made. Such Matching Contributions shall be forfeited, whether or not the Participant would otherwise have a vested interest in those Matching Contributions, pursuant to Plan section 3.5.

6.2 Discrimination Limits on Pre-Tax Deferrals and Roth Contributions
As of the last day of each Plan Year, the Administrative Committee shall require testing of Pre-Tax Deferrals and Roth Contributions made for the Plan Year to assure that the Actual Deferral Percentage (ADP) for the Plan Year of Participants who are Highly Compensated Employees does not exceed the ADP Test limits specified in this Plan section.

(a)
Aggregation, Disaggregation and Restructuring. The rules of this section shall be administered so as to comply with the mandatory disaggregation requirements of Treasury Regulations section 1.410(b)‑7(c) and, if the Administrative Committee chooses, the permissive aggregation rules of Treasury Regulations section 1.410(b)‑7(d), provided that any aggregated plans shall use the same testing method under Treasury Regulations section 1.401(k)‑2(a)(2)(ii) (i.e., current year or prior year testing method) as is used by the Plan for the Plan Year. Notwithstanding the foregoing, effective January 1, 2004, the mandatory disaggregation rules relating to the ESOP and non‑ESOP portions of the Plan shall not apply.

(1)
To the extent required by the mandatory disaggregation rules, Represented Employees and Nonrepresented Employees shall be treated as comprising separate plans for purposes of applying the ADP Test. Notwithstanding the foregoing, the Administrative Committee may treat two or more separate collective bargaining units as a single collective bargaining unit for purposes of applying the ADP Test, provided that the combinations of units are determined on a basis that is reasonable and reasonably consistent from Plan Year to Plan Year.

(2)
If, after application of the mandatory disaggregation rules, this Plan is permissively aggregated with one or more other plans that include qualified cash or deferred arrangements for purposes of Code section 401(a)(4) or 410(b), then the cash or deferred arrangements of this Plan and such other plans shall be treated as one arrangement for purposes of this Plan section.

(3)
In determining whether the restrictions of this Plan section are met, the Administrative Committee may exclude from the ADP Test all Eligible Employees who are not Highly Compensated Employees and who have not met the minimum age and service requirements of Code section 410(a)(1)(A), if the Administrative Committee elects to apply Code section 410(b)(4)(B). Alternatively, the Administrative Committee may apply the ADP Test separately to all Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A).

(b)	ADP Test. The Actual Deferral Percentage for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the greater of:

(1)	The product of 1.25 and the Actual Deferral Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees for the current Plan Year; or

(2)	The lesser of:

(A)	The product of two and the Actual Deferral Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees for the current Plan Year, or

(B)	The Actual Deferral Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees for the current Plan Year plus two percentage points.

By an amendment to the Plan, the Administrative Committee may elect to apply paragraphs (1) and (2) by using the Actual Deferral Percentage of Employees who are not Highly Compensated Employees for the prior Plan Year only if the current year testing method has been used for at least the last five Plan Years. If the Plan is aggregated with any other Qualified Plan, the Actual Deferral Percentage of Employees who are not Highly Compensated Employees for the prior Plan Year may be used only if the Plan is amended to so provide and each Qualified Plan that is aggregated with this Plan used the current year method for at least the last five years (or, if shorter, the period that such other Qualified Plan was in existence, including years in which the Qualified Plan was a portion of another Qualified Plan).

(c)
The restrictions of this section shall be based on the Participant’s actual Testing Compensation while an Active Participant and total Pre-Tax Deferrals and Roth Contributions allocated to the Participant’s Account for the Plan Year. The Administrative Committee is authorized to restrict the Pre-Tax Deferrals and Roth Contributions of Highly Compensated Employees in a uniform manner if it determines, based on advance testing done during the Plan Year, that such restriction is necessary or appropriate to assure final Plan Year compliance with restrictions of this section.

6.3 Corrective Measures if ADP Test Failed
If, at the end of the Plan Year, the Administrative Committee determines that the Actual Deferral Percentage of Highly Compensated Employees exceeds the maximum permitted for the Plan Year under the ADP Test, then the Administrative Committee shall take the corrective steps described in this Plan section so that the requirements of Plan section 6.2 are met for the Plan Year. Pre-Tax Deferrals and Roth Contributions, along with any other elective deferrals made to other qualified cash or deferred arrangements that are included in the Actual Deferral Percentage of a Highly Compensated Employee, exceeding the ADP Test limits are referred to as Excess Contributions.

(a)
Correction Methods. To the extent permitted under Treasury Regulations section 1.401(k)‑2(b)(3) and this Plan section, the Administrative Committee shall first recharacterize Excess Contributions, along with allocable investment gains and losses, as Adjustment Contributions. To the extent Excess Contributions remain for the Plan Year, the Administrative Committee shall next distribute the Excess Contributions, along with allocable investment gains and losses, pursuant to Treasury Regulations section 1.401(k)‑2(b)(2) and this Plan section. Regardless of whether recharacterized or distributed, all corrections of Excess Contributions shall be made in accordance with Treasury Regulations section 1.401(k)‑2(b)(4) and this Plan section.

(b)
Determining Total Excess Contributions. The amount of Excess Contributions attributable to each Highly Compensated Employees is the amount by which Pre-Tax Deferrals and Roth Contributions, along with any other elective deferrals made to other qualified cash or deferred arrangements that are included in the Actual Deferral Percentage of a Highly Compensated Employee, must be reduced so that the Actual Deferral Percentage for that Highly Compensated Employee is reduced to the maximum permissible Actual Deferral Percentage for Highly Compensated Employees. The maximum permissible Actual Deferral Percentage for Highly Compensated Employees is determined by reducing the Actual Deferral Percentage for the Highly Compensated Employee with the highest Actual Deferral Percentage for the Plan Year to the Actual Deferral Percentage for the Highly Compensated Employee with the next highest Actual Deferral Percentage. If a lesser reduction would enable the ADP Test to be satisfied, only the lesser reduction is used to determine the maximum permissible Actual Deferral Percentage. This procedure is repeated until the ADP Test would be satisfied. The total amount of Excess Contributions to be corrected is equal to the sum of the dollar amounts computed under this subsection for each Highly Compensated Employee and is to be referred to as the Total Excess Contributions.

(c)	Apportionment of Total Excess Contributions. Total Excess Contributions for the Plan Year shall be apportioned among Highly Compensated Employees as provided in this subsection.

(1)
Pre-Tax Deferrals and/or Roth Contributions allocated to the Highly Compensated Employee with the highest dollar amount of Pre-Tax Deferrals and/or Roth Contributions taken into account under the ADP Test for the Plan Year, including any other elective deferrals made to other qualified cash or deferred arrangements that are included in the Actual Deferral Percentage of a Highly Compensated Employee, shall be reduced by the amount required to cause that Highly Compensated Employee’s remaining amount of Pre-Tax Deferrals and/or Roth Contributions for the Plan Year to be equal to the dollar amount of Pre-Tax Deferrals and/or Roth Contributions for the Highly Compensated Employee with the next highest dollar amount. This amount shall be allocated as the Excess Contribution for the Highly Compensated Employee, unless a smaller reduction, when added to the total dollar amount already allocated as Excess Contributions for other Highly Compensated Employees pursuant to this procedure equals the Total Excess Contributions for the Plan Year.  Excess Contributions shall be treated as consisting first of any Pre-Tax Deferrals made by the Participant for such Plan Year, as applicable, and second any Roth Contributions which the Participant made for the Plan Year, as applicable, except as otherwise elected by the Participant.

(2)
If a Highly Compensated Employee’s Excess Contributions include elective deferrals made to other qualified cash or deferred arrangements that are included in the Actual Deferral Percentage of a Highly Compensated Employee, then the Excess Contribution of that to the Highly Compensated Employee shall not exceed the Pre-Tax Deferrals and/or Roth Contributions made under this Plan for the Plan Year. Any portion of the Total Excess Contributions which is apportioned to a Highly Compensated Employee pursuant to this subsection, but which cannot be corrected because of the preceding sentence, shall be apportioned to the Highly Compensated Employee with the next lowest total dollar amount of Pre-Tax Deferrals and/or Roth Contributions and that Highly Compensated Employee’s Excess Contributions shall be reduced by an amount which includes the amount not corrected for the other Highly Compensated Employee.

(3)
If the total amount corrected under this subsection is less than the Total Excess Contributions for the Plan Year, the procedure in this paragraph shall be repeated until the total amount corrected is equal to the Total Excess Contributions for the Plan Year.

(4)
The investment gains and losses allocable to the Excess Contributions are equal to the sum of allocable investment gains and losses for the Plan Year and allocable gains and losses after the Plan Year for which the distribution is made. The allocable investment gain or loss attributable to the Excess Contributions may be determined in accordance with any of the methods permitted under Treasury Regulations section 1.401(k)‑2(b)(2)(iv), disregarding any provisions relating to the distribution of gap period earnings, and may be determined up to seven days before the date of the correction.

(5)
Excess Contributions of the Highly Compensated Employee with respect to which Matching Contributions were not made shall be corrected to the extent necessary under this Plan section before Excess Contributions of that Highly Compensated Employee with respect to which Matching Contributions were made.

(6)
The requirements of this Plan section shall be deemed to have been satisfied if the total dollar amount corrected equals the Total Excess Contributions with allocable investment gains and losses, even if:

(A)
The ADP Test would not satisfy the requirements of Plan section 6.2, if the test were rerun including in the test only Pre-Tax Deferrals and/or Roth Contributions that were not corrected under this subsection; or

(B)	The amount corrected with respect to each Highly Compensated Employee is different from the amount computed for purposes of calculating the Total Excess Contributions amount.

(d)
Rules Applicable to Adjustment Contributions. Excess Contributions shall not be treated as corrected even if recharacterized under this subsection (d), unless the requirements of this subsection are met.

(1)
Excess Contributions that are recharacterized as Adjustment Contributions must be reported to the Internal Revenue Service and the Highly Compensated Employee as included in gross income of the Highly Compensated Employees to the same extent they would have been included in gross income if distributed.

(2)
Excess Contributions must be recharacterized as Adjustment Contributions no later than 2½ months after the close of the Plan Year (for Plan Years beginning after December 31, 2019, 6 months after the close of the Plan Year). For this purpose, recharacterization will be deemed to have occurred on the date on which the last Highly Compensated Employee is notified that his or her Pre-Tax Deferrals and/or Roth Contributions are being recharacterized as Adjustment Contributions.

(3)
Excess Contributions may be recharacterized as Adjustment Contributions for a Plan Year only if the Plan allows After‑Tax Contributions for that Plan Year and such Adjustment Contributions are included in the ACP Test for the Plan Year.

(4)	Investment gains and losses allocable to Excess Contributions shall be allocated to the corresponding Adjustment Contributions after recharacterization.

(e)	Rules Applicable to Distributions. Excess Contributions shall not be treated as corrected even if distributed under this subsection (e), unless the requirements of this subsection are met.

(1)
Excess Contributions and allocable investment gains and losses must be distributed to the Highly Compensated Employee to whom it has been allocated within 12 months after the close of the Plan Year for which the Excess Contribution arose.

(2)
The distributed Excess Contributions and allocable investment gains and losses shall be taken from the Investment Funds in which the Pre-Tax Account and/or Roth Account is then invested on a pro rata basis.

(3)
Any Matching Contributions that have been made with respect to Excess Contributions that are distributed to a Highly Compensated Employee shall be forfeited, as soon as is practicable after corrective distributions are made. Such Matching Contributions shall be forfeited, whether or not the Participant would otherwise have a vested interest in those Matching Contributions, pursuant to Plan section 3.5.

(4)
If the Highly Compensated Employee received a full distribution of his or her Account before Excess Contributions and allocable investment gains and losses are distributed to the Highly Compensated Employee, then the prior distribution shall be reported for taxation purposes as first a correction of Excess Contributions and allocable investment gains and losses to the extent required under this Plan section.

(5)
A distribution of Excess Contributions and allocable investment gains and losses shall in no event be treated as satisfying a required minimum distribution for purposes of Code section 401(a)(9) and Plan section 7.6.

(6)	The distribution required by this Plan section may be made notwithstanding any other Plan provision.

6.4 Discrimination Limits on Matching Contributions, After‑Tax Contributions, and Adjustment Contributions
As of the last day of each Plan Year, the Administrative Committee shall require testing of Matching Contributions, After‑Tax Contributions, and Adjustment Contributions made for the Plan Year for Participants, who were not Represented Employees for the period for which the contributions were made, to assure that the Average Contribution Percentage for the Plan Year of such Participants who are Highly Compensated Employees does not exceed the limits specified in the ACP Test. The rules of this section shall not apply at all to Matching Contributions, After‑Tax Contributions, and Adjustment Contributions made for the Plan Year for Participants who are Represented Employees for the period for which the contributions are made.

(a)
Aggregation, Disaggregation and Restructuring. The rules of this section shall be administered so as to comply with the mandatory disaggregation requirements of Treasury Regulations section 1.410(b)‑7(c) and, if the Administrative Committee chooses, the permissive aggregation rules of Treasury Regulations section 1.410(b)‑7(d), provided that any aggregated plans shall use the same testing method under Treasury Regulations section 1.401(k)‑2(a)(2)(ii) (i.e., current year or prior year testing method) as is used by the Plan for the Plan Year. Notwithstanding the foregoing, effective January 1, 2004, the mandatory disaggregation rules relating to the ESOP and non‑ESOP portions of the Plan shall not apply.

(1)
If, after application of the mandatory disaggregation rules, in the preceding paragraph, this Plan is permissively aggregated with one or more other plans that include matching or after‑tax contributions subject to contribution testing under Code section 401(m) for purposes of Code section 401(a)(4) or 410(b), then this Plan and such other plans shall be treated as one arrangement for purposes of this Plan section.

(2)
In determining whether the restrictions of this Plan section are met, the Administrative Committee may exclude from the ACP Test all Eligible Employees who are not Highly Compensated Employees and who have not met the minimum age and service requirements of Code section 410(a)(1)(A), if the Administrative Committee elects to apply Code section 410(b)(4)(B). Alternatively, the Administrative Committee may apply the ACP Test separately to all Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A).

(b)	ACP Test. The Average Contribution Percentage for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the greater of:

(1)	The product of 1.25 and the Average Contribution Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees for the current Plan Year; or

(2)	The lesser of:

(A)	The product of two and the Average Contribution Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees for the current Plan Year, or

(B)	The Average Contribution Percentage for the current Plan Year for the Eligible Employees who are not Highly Compensated Employees for the current Plan Year plus two percentage points.

By an amendment to the Plan, the Administrative Committee may elect to apply paragraphs (1) and (2) by using the Average Contribution Percentage of Employees who are not Highly Compensated Employees for the preceding Plan Year rather than the current Plan Year except that such election may not be changed unless permitted by the Internal Revenue Service.

(c)
The restrictions of this section shall be based on the Participant’s actual Testing Compensation while an Active Participant and total Matching Contributions, After‑Tax Contributions and Adjustment Contributions allocated to the Participant’s Account for the Plan Year. The Administrative Committee is authorized to restrict the After‑Tax Contributions of Highly Compensated Employees in a uniform manner if it determines, based on advance testing done during the Plan Year, that such restriction is necessary or appropriate to assure final Plan Year compliance with restrictions of this section.

6.5 Corrective Measures if ACP Test Failed
If, at the end of the Plan Year, the Administrative Committee determines that the Average Contribution Percentage of Highly Compensated Employees exceeds the maximum permitted for the Plan Year under the ACP Test, then the Administrative Committee shall take the corrective steps described in this Plan section so that the requirements of Plan section 6.4 are met for the Plan Year. Matching Contributions, After‑Tax Contributions, and Adjustment Contributions, along with any other matching contributions and after‑tax contributions (including any recharacterized elective deferrals) made to other Qualified Plans that are included the Actual Deferral Percentage of a Highly Compensated Employee, exceeding the ACP Test limits are referred to as Excess Aggregate Contributions.

(a)
Correction Method. The Administrative Committee shall distribute or forfeit Excess Aggregate Contributions, along with allocable investment gains and losses, pursuant to Treasury Regulations section 1.401(m)‑2(b)(2) and this Plan section.

(b)
Determining Total Excess Aggregate Contributions. The amount of Excess Aggregate Contributions attributable to each Highly Compensated Employee is the amount by which Matching Contributions, After‑Tax Contributions and Adjustment Contributions, along with any other matching contributions and after‑tax contributions (including any recharacterized elective deferrals) made to other Qualified Plans that are included the Average Contribution Percentage of a Highly Compensated Employee, must be reduced so that the Average Contribution Percentage for that Highly Compensated Employee is reduced to the maximum permissible Average Contribution Percentage for Highly Compensated Employees. The maximum permissible Average Contribution Percentage for Highly Compensated Employees is determined by reducing the Average Contribution Percentage for the Highly Compensated Employee with the highest Average Contribution Percentage for the Plan Year to the Average Contribution Percentage for the Highly Compensated Employee with the next highest Average Contribution Percentage. If a lesser reduction would enable the ACP Test to be satisfied, only the lesser reduction is used to determine the maximum permissible Average Contribution Percentage. This procedure is repeated until the ACP Test would be satisfied. The total amount of Excess Aggregate Contributions to be corrected is equal to the sum of the dollar amounts computed under this subsection for each Highly Compensated Employee and is be referred to as the Total Excess Aggregate Contributions.

(c)	Apportionment of Total Excess Aggregate Contributions. Total Excess Aggregate Contributions for the Plan Year shall be apportioned as provided in this subsection.

(1)
Excess Aggregate Contributions allocated to the Highly Compensated Employee with the highest dollar amount of Matching Contributions, After‑Tax Contributions and Adjustment Contributions taken into account under the ACP Test for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee’s remaining amount of Matching Contributions, After‑Tax Contributions and Adjustment Contributions for the Plan Year to be equal to the dollar amount of Matching Contributions, After‑Tax Contributions and Adjustment Contributions for the Highly Compensated Employee with the next highest dollar amount. This amount shall be allocated as the Excess Aggregate Contribution for the Highly Compensated Employee, unless a smaller reduction, when added to the total dollar amount already allocated as Excess Aggregate Contributions for other Highly Compensated Employees pursuant to this procedure equals the Total Excess Aggregate Contributions for the Plan Year.

(2)
If a Highly Compensated Employee’s Excess Aggregate Contributions include matching contributions and after‑tax contributions (including any recharacterized elective deferrals) made to other Qualified Plans that are included the Average Contribution Percentage of a Highly Compensated Employee, then the Excess Aggregate Contribution of that to the Highly Compensated Employee shall not exceed the Matching Contributions, After‑Tax Contributions and Adjustment Contributions made under this Plan for the Plan Year. Any portion of the Total Excess Aggregate Contributions which is apportioned to a Highly Compensated Employee pursuant to this subsection, but which cannot be corrected because of the preceding sentence, shall be apportioned to the Highly Compensated Employee with the next lowest total dollar amount of Pre-Tax Deferrals and/or Roth Contributions and that Highly Compensated Employee’s Excess Aggregate Contributions shall be reduced by an amount which includes the amount not corrected for the other Highly Compensated Employee.

(3)
If the total amount corrected under this subsection is less than the Total Excess Aggregate Contributions for the Plan Year, the procedure in this paragraph shall be repeated until the total amount corrected is equal to the Total Excess Aggregate Contributions for the Plan Year.

(4)
The investment gains and losses allocable to the Excess Aggregate Contributions are equal only to the sum of allocable investment gains and losses for the Plan Year for which the distribution is made. The allocable investment gain or loss attributable to the Excess Aggregate Contributions may be determined in accordance with any of the methods permitted under Treasury Regulations section 1.401(m)–2(b)(2)(iv), disregarding any provisions relating to the distribution of gap period earnings, and may be determined up to seven days before the date of the correction.

(d)	Distribution or Forfeiture. Excess Aggregate Contributions shall not be treated as corrected even if distributed under this subsection, unless the requirements of this subsection are met.

(1)
Excess Aggregate Contributions and allocable investment gains and losses must be distributed to the Highly Compensated Employee to whom it has been allocated within 12 months after the close of the Plan Year for which the Excess Aggregate Contribution arose.

(2)
Excess Aggregate Contributions and allocable investment gains and losses shall be distributed or, to the extent attributable to Matching Contributions in which the Highly Compensated Employee is not fully vested as of the end of the Plan Year, forfeited in the following order:

(A)	After‑Tax Contributions and allocable investment gains and losses on which Matching Contributions were not made;

(B)	Adjustment Contributions and allocable investment gains and losses on which Matching Contributions were not made;

(C)	After‑Tax Contributions and allocable investment gains and losses along with the corresponding Matching Contributions and allocable investment gains and losses; and

(D)	Adjustment Contributions and allocable investment gains and losses along with the corresponding Matching Contributions and allocable investment gains and losses.

(3)	The distributed Excess Aggregate Contributions and allocable investment gains and losses shall be taken from the Investment Funds in which the subaccount is then invested on a pro rata basis.

(4)
If the Highly Compensated Employee received a full distribution of his or her Account before Excess Aggregate Contributions and allocable investment gains and losses is distributed to the Highly Compensated Employee, then the prior distribution shall be reported for taxation purposes as first a correction of Excess Aggregate Contributions and allocable investment gains and losses to the extent required under this Plan section.

(5)
A distribution of Excess Aggregate Contributions and allocable investment gains and losses shall in no event be treated as satisfying a required minimum distribution for purposes of Code section 401(a)(9) and Plan section 7.6.

(6)	The distribution required by this Plan section may be made notwithstanding any other Plan provision.

6.6 Limitation on Annual Additions
(a)
General Rule. Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Company or any Affiliate, allocated to a Participant’s Account for any Plan Year, which shall be the limitation year for purposes of Code section 415, shall not exceed the lesser of:

(1)	$40,000, as adjusted for increases in the cost‑of‑living under Code section 415(d) for Plan Years beginning after 2002; or

(2)	100 percent of the Participant’s Section 415 Compensation for the limitation year.

(b)	“Annual Addition” Defined. The term “Annual Addition,” with respect to any Participant for a Plan Year, shall mean the aggregate of:

(1)
The amount of Employer contributions (including Matching Contributions and Pre-Tax Deferrals and Roth Contributions other than Catch‑Up Contributions) allocated to the Participant’s Account under this Plan and any other Employer contributions (other than Catch‑Up Contributions under Code section 414(v)) allocated under any other defined contribution plan, as defined in Code section 414(i), maintained by the Company or any Affiliate for the Plan Year;

(2)
The amount of a Participant’s After‑Tax Contributions (including Adjustment Contributions, but excluding Rollover, Roth Rollover and After-Tax Rollover Contributions) allocated to the Participant’s Account under this Plan and any other Employee contributions allocated under any other defined contribution plan maintained by the Company or any Affiliate for the Plan Year;

(3)	Forfeitures allocated to the Participant’s Account under this Plan or any other defined contribution plan maintained by the Company or any Affiliate for the Plan Year; and

(4)
For the purpose of Plan section 6.6(a)(1) only, the amount of Employer contributions, if any, allocated to an account described in Code section 419A(d)(1) or an account described in Code section 415(l)(2).

For purposes of this subsection and to comply with the requirements of Code section 415(h), the term “Affiliate” includes, in addition to Affiliates defined in Plan section 2.1(i), any entity that would be an Affiliate under that definition if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” each place it appears in Code 1563(a)(1).

(c)	Additional Rules. In applying the limits of subsection (a), the following rules shall apply:

(1)
Excess Deferrals shall not be included as an Annual Addition if they are distributed in a corrective distribution under the provisions of that section. However, any Excess Deferrals that are not distributed in a corrective distribution under Plan section 6.1 shall be included as an Annual Addition, even if they are in excess of the Code section 402(g)(1) limit.

(2)
Pre-Tax Deferrals and Roth Contributions in excess of the ADP Test limits of Plan section 6.2 shall be included as an Annual Addition, even if they are correctively distributed or re‑characterized as Adjustment Contributions under Plan section 6.3.

(3)
Matching Contributions and After‑Tax Contributions (including any Adjustment Contributions) in excess of the ACP Test limits of Plan section 6.4 shall be included as an Annual Addition, even if they are correctively forfeited or distributed under Plan section 6.5. Matching Contributions relating to distributions of Excess Deferrals under Plan section 6.1(d) are forfeited and shall not be included as an Annual Addition.

(4)
If a short limitation year is created because of an amendment or other action changing the limitation year (or Plan Year) to a different 12‑consecutive‑month period, the dollar limitation of Plan section 6.6(a)(1) to be applied for that short limitation year shall be multiplied by a fraction, the numerator of which is the number of months in the short limitation year and the denominator of which is 12.

(5)
The Annual Additions of a Participant who is also a Supplemental Plan Participant for the Plan Year shall be determined under this paragraph if doing so results in a larger amount of Annual Additions for that Participant for the Plan Year. Annual Additions under this paragraph shall be determined by assuming that, for the Plan Year, the Participant contributed the contribution percentage limit in effect for the Participant as determined under Appendix E and received the maximum allocation of Matching Contribution under Plan section 5.2.

(d)	Disposition of Excess Annual Additions

(1)
Not a Supplemental Plan Participant. If the Participant is not also a Supplemental Plan Participant for the Plan Year, then the Participant’s Annual Additions shall be reduced under this Plan, if such reduction is required for purposes of reducing allocations on a combined basis, to the limits of subsection (a) and Code section 415(c), as follows:

(A)	First, by distributing After‑Tax Contributions (including any Adjustment Contributions) made for the Plan Year to the Participant, to the extent necessary; and

(B)	Next, by distributing Pre-Tax Deferrals and/or Roth Contributions made for the Plan Year to the Participant, to the extent necessary; and

(C)	Then, forfeiting Matching Contributions made for the Plan Year, to the extent necessary; and

(D)	Finally, reducing any remaining excess Annual Additions under the terms of such other defined contribution plans maintained by the Company or any Affiliate as specified in those plans.

(2)
Supplemental Plan Participant. If the Participant is also a Supplemental Plan Participant for the Plan Year, then the Participant’s Annual Additions shall first be reduced under the terms of the Retirement Plan for the Plan Year by reducing the allocations made under the Retirement Plan to the extent necessary to assure compliance with the limits of subsection (a) and Code section 415(c). Only after reductions under the Retirement Plan have been made shall reductions of Annual Additions be made under the terms of this Plan and such other defined contribution plans maintained by the Company or any Affiliate, if such a reduction is required for purposes of reducing allocations on a combined basis, to the limit of subsection (a) and Code section 415(c), as follows:

(A)	First, by distributing After‑Tax Contributions (including any Adjustment Contributions) made for the Plan Year to the Participant, to the extent necessary; and

(B)	Next, by distributing Pre-Tax Deferrals and/or Roth Contributions made for the Plan Year to the Participant, to the extent necessary; and

(C)	Then, forfeiting Matching Contributions made for the Plan Year, to the extent necessary; and

(D)
Finally, reducing any remaining excess Annual Additions under the terms of such other defined contribution plans (other than the Retirement Plan) maintained by the Company or any Affiliate as specified in those plans.

(e)
Adjustment of Allocations. If an allocation to the Account of a Participant would exceed the limit of subsection (a) due to a reasonable mistake in estimating a Participant’s Section 415 Compensation or due to forfeitures or a reasonable error in the estimation of salary deferrals, then any amount which cannot be allocated shall be held in a suspense account and shall be allocated to the Account of such Participant in the next following Plan Year. The suspense account shall not share in investment gains or losses of the Trust Fund. Effective for Plan Years beginning after July 1, 2007, this subsection shall no longer apply because this correction methodology is no longer permitted under the final Treasury Regulations under Code section 415.

6.7 Limitation on Pay Taken Into Account
(a)
In determining the amount of Pre-Tax Deferrals and Roth Contributions that may be made on behalf of a Participant for a Plan Year, the total amount of Earnings to which the percentage reduction, elected by the Participant, is applied shall not be limited. Notwithstanding the foregoing, however, the total annual amount of Pre-Tax Deferrals and Roth Contributions made for a Plan Year on behalf of the Participant shall not exceed the product of the maximum deferral percentage allowed under the Plan for the Plan Year multiplied by the compensation limit in effect for the Plan Year under Code section 401(a)(17).

(b)
In determining the amount of After‑Tax Contributions that may be made on behalf of a Participant for a Plan Year, the total amount of Earnings to which the percentage reduction, elected by the Participant, is applied shall not be limited. Notwithstanding the foregoing, however, the total annual amount of After‑Tax Contributions made for a Plan Year on behalf of the Participant shall not exceed the product of the maximum contribution percentage allowed under the Plan for the Plan Year multiplied by the compensation limit in effect for the Plan Year under Code section 401(a)(17).

(c)
In determining the amount of Matching Contributions that may be made on behalf of a Participant for a Plan Year, the total amount of Earnings to which the Matching Contribution is applied shall not be limited. Notwithstanding the foregoing, however, the total annual amount of Matching Contributions made for a Plan Year on behalf of an Active Participant shall not exceed the product of the matching percentage determined under Appendix F multiplied by the maximum amount of Earnings for which Matching Contributions are determined multiplied by the compensation limit in effect for the Plan Year under Code section 401(a)(17).

6.8 Deductibility Limitation
Notwithstanding any provision of the Plan to the contrary, the dollar amount of Employer contributions to this Plan are conditioned on their deductibility under Code section 404 and, thus, shall always be limited to the amount deductible under Code section 404 for the taxable year for which such contributions are paid to the Trust Fund.

Article 7. Benefit Distributions

7.1 Distributions Generally
Distribution of a Participant’s vested Account may begin pursuant to Plan section 7.2, relating to in‑service withdrawals, Plan section 7.3, relating to benefit payments on account of a Separation from Service, and Plan section 7.5, relating to death benefit distributions, as applicable under the terms of this Article, but not later than the date provided in Plan section 7.6, relating to required minimum distributions.

Notwithstanding the foregoing, a Participant’s Pre-Tax Account and Roth Account may not be distributed earlier than upon one of the following events:

(a)	The Participant’s retirement, death, Disability, or Separation from Service;

(b)
The termination of the Plan without the establishment of another defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), provided that distributions made under this paragraph may be made only in the form of a single lump sum that complies with Code section 401(k)(10)(B); or

(c)	The Participant’s attainment of age 59½ or, if the Plan is amended to so provide, a financial hardship of the Participant.

7.2 In‑Service Withdrawals
(a)	An Active Participant or Inactive Participant may withdraw, prior to his or her Separation from Service, in the following order, any amount, up to 100 percent of the sum of the Participant’s:

(1)	After-Tax Rollover Account, if any;

(2)	After‑Tax Account, if any;

(3)	Rollover Account, if any;

(4)	Pre-Tax Account, but only if the Participant has attained age 59½; and then

(5)	Matching Account, but only if the Participant has completed at least three years of Service.

(b)
An Active Participant or Inactive Participant also may withdraw, prior to his or her Separation from Service, any amount, up to 100 percent of the sum of the Participant’s, without regard to Plan section 7.2(e) below:

(1)	Roth Account, but only if the Participant has attained age 59½;

(2)	Roth Rollover Account; or

(3)	In-Plan Roth Rollover Account, but only if the Participant has attained age 59½.

(c)
No withdrawal may be requested in any processing period in which a plan loan, as described in Article 8, is being processed. Furthermore, no withdrawal request may be processed more often than once in any six‑month period beginning with the date that the Participant’s most recent withdrawal request was processed.  Effective August 8, 2016, there will be no restriction on the timing of withdrawal requests or the coordination of withdrawal requests with the processing of loan or other requests under the Plan.

(d)
Application for a withdrawal shall be made on such forms as the Administrative Committee prescribes and shall be effective as of the end of the processing period in which such application is received and approved by the Administrative Committee. The Administrative Committee shall direct the Trustee, in such cases, to pay the Participant or Inactive Participant the withdrawal amount in a single sum.

(e)
Withdrawals shall be paid first out of the net cumulative pre‑1987 contributions from the After‑Tax Account. Withdrawals shall then be paid out of the net cumulative post‑1986 contributions, together with earnings thereon, on a pro rata basis, from the After‑Tax Account. Additional amounts shall be withdrawn, if needed, from earnings on pre‑1987 contributions from the After‑Tax Rollover Account, if any, then from the After-Tax Account, if any, then from the Rollover Account, if any, then from the Pre-Tax Account, if permissible, and then from the Matching Account, to the extent permissible. The amount withdrawn shall be taken from such Investment Funds in which the subaccount is invested on a pro rata basis.

(f)
A withdrawal from a Participant’s Account balances invested in Oxy Stock shall be in the form of full shares of Oxy Stock and cash representing any fractional share, except that cash shall be paid in lieu of full shares of Oxy Stock if the Participant specified in the written request for withdrawal that the withdrawal be in the form of cash. A withdrawal from Account balances invested in assets other than Oxy Stock shall be paid in cash. Notwithstanding the foregoing, a withdrawal consisting of pre‑1987 contributions from the After‑Tax Account only shall be in the form of cash.

(g)

(1)
Except as provided below, if a Participant withdraws any amount from the Matching Account, the Participant (other than a Participant who has attained age 59½ at the time the withdrawal is requested and who withdraws the entire balance in his or her Account) shall not be permitted to make any Pre-Tax Deferrals, Catch-Up Contributions, Roth Contributions, After‑Tax Contributions, or receive Matching Contributions for a period of six calendar months after the withdrawal is processed (except that such Participant will still be eligible to receive Matching Contributions on any Annual Bonus).  Effective for withdrawals requested after August 8, 2016, if a Participant is suspended from making any Pre-Tax Deferrals, Roth Contributions, Catch-Up Contributions, and/or After‑Tax Contributions in accordance with the sentence above, such contributions will be automatically reinstated upon expiration of the six-month suspension period at the Default Percentage, as applicable, or if the Participant was not subject to automatic enrollment or had opted out of automatic enrollment at the percentage in place prior to the suspension.  Effective January 1, 2017, unless the Participant affirmatively elects otherwise, with respect to any Participant hired prior to August 5, 2016, upon re-instatement, the election in effect as of August 5, 2016 will apply to any Annual Bonus paid in the 2017 Plan Year and any subsequent plan year until the Participant affirmatively elects otherwise.  Effective August 8, 2016, any Participant subject to automatic enrollment pursuant to Plan section 4.6, must make a separate election to make Pre-Tax Deferrals, Roth Contributions and After-Tax Contributions from Participant’s Annual Bonus.

(2)
The preceding subsection shall be inapplicable in the case of a withdrawal effected by a creditor of a Participant pursuant to any insolvency proceeding initiated under federal or state law or pursuant to any tax levy.

(3)
In addition, notwithstanding the foregoing and effective January 1, 2013, a Participant who has attained age 59½ and who withdraws less than the entire balance in his or her Account, shall not be suspended from making Pre-Tax Deferrals, Roth Contributions, Catch‑Up Contributions, After‑Tax Contributions, or receiving Matching Contributions, but pursuant to subsection (b) shall not be permitted to make another withdrawal for six months beginning with the date that the Participant’s most recent withdrawal request was processed.  Effective August 5, 2016, a Participant who has attained age 59½ and who withdraws less than the entire balance in his or her Account will no longer be subject to the one withdrawal per six-month period limitation.

7.3 Benefits Upon Separation from Service
(a)
Every Participant who incurs a Separation from Service for any reason other than death may elect to receive a distribution of the vested portion of his or her Account, in a payment form specified by Plan section 7.4. The failure of a Participant to elect a distribution of benefits upon his or her Separation from Service shall be deemed to be an election by the Participant to defer the commencement of benefits.

(b)
Unless the Participant chooses to defer the commencement of benefits, either affirmatively or by failing to make a distribution election, and subject to Plan section 7.6, distribution of benefits to a Participant who incurs a Separation from Service shall begin no later than the 60th day after the close of the Plan Year in which occurs the later of:

(1)	The Participant’s Separation from Service; or

(2)	The Participant’s 65th birthday.

If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment or payments shall be made not later than 60 days after the earliest date on which the amount of such payment is ascertained.

7.4 Payment Rules
(a)
General Rules. All distributions from this Plan shall be valued as provided in Article 10 and paid in cash or Oxy Stock as provided in this Plan section. The automatic form of benefit payment to a Participant who has incurred a Separation from Service and elected a distribution of his or her vested Account is a single lump sum.

(b)
Election Procedures. All Participant elections to commence benefits shall be made during an election period of not more than 90 days and, except as provided below, not less than 30 days ending on the day prior to the date as of which his benefits are scheduled to commence in accordance with the benefit payment election procedures prescribed by the Administrative Committee. Such procedures shall require the following:

(1)	An election form shall be provided to the Participant in non‑technical language which will contain a general description of the distribution options.

(2)
A Participant may revoke an election of any benefit form described in this section and choose again to take any available benefit form at any time and any number of times within the above election period.

(3)
A Participant, after having received the written description described in this subsection, may reject the automatic form of benefit and elect a different option under subsection (c), even though the written description was provided less than 30 days prior to the Participant’s benefit commencement date, so long as the conditions contained in Treasury Regulations section 1.417(e)‑1T(b)(3)(ii) have been met. If the Participant makes an untimely request for additional information, the Administrative Committee, at its discretion, may grant such request, but the granting of such request shall not result in the extension of the election period.

(c)
Optional Payment Forms. A Participant who has incurred a Separation from Service for any reason other than death may elect to have his or her vested Account distributed to the Participant under one of the following distribution options, in lieu of the automatic lump sum, as selected by the Participant in the manner prescribed and approved by the Administrative Committee:

(1)
Partial Cash Distribution. A request for a specified dollar portion of the Participant’s vested Account. A Participant may request one partial cash distribution in any six‑month period. If the Participant receives a partial cash distribution, the Participant must wait until the next processing period before he or she may request a subsequent lump sum payment or total distribution. Effective August 8, 2016, there will be no timing limitation for partial cash distributions.  A Participant may elect a partial cash distribution under one of the following options; Investment Fund balances will automatically be depleted on a pro rata basis in the following account depletion sequence:

(A)	Option 1.

(i)	After‑Tax Rollover Account;

(ii)	After-Tax Account;

(iii)	Rollover Account; and

(iv)	Pre-Tax Account;

(B)	Option 2

(i)	Matching Account;

(ii)	Roth Rollover Account;

(iii)	In-Plan Roth Rollover Account; and

(iv)	Roth Account.

(C)	Or under both (A) and (B) above.

Remaining balances in each account will continue to participate in Investment Fund earnings until valued for distributions as provided in Article 10.

(2)
Special Distribution. The portion of Participant’s vested Account, which is an Eligible Rollover Distribution (as determined under Plan section 7.7(b)(4)) and which is invested in Investment Funds other than the Oxy Stock Fund, is distributed as a Direct Rollover (within the meaning of Plan section 7.7(b)(1)), as directed by the Participant.  The Oxy Stock Fund balance from the Participant’s vested Account is distributed to the Participant as shares of Oxy Stock along with a cash distribution of any remaining portion of the Participant’s vested Account.

(3)
Total Deferral. Defers distribution of the Participant’s vested Account, but not beyond the end of the year in which the Participant attains age 70½. Subject to Plan section 7.6, the Participant may revoke his or her deferral election at any time by submitting another distribution request.

(d)	Reserved.

(e)
Payment Medium. The provisions of this subsection are intended to comply with the stock distribution requirements of Code sections 409(h) and 409(o) applicable to the portion of this Plan constituting an employee stock ownership plan, as required by Code section 4975(e)(7). Notwithstanding any Plan provision to the contrary, the Administrative Committee shall take steps to ensure that this section is interpreted and administered so as to comply with such requirements. In the event of any conflict, the rules of the Code and Treasury Regulations shall control.

(1)
General Rule. In the case of a Participant, Beneficiary or Alternate Payee receiving a distribution in the form of single lump sum payment, the value of the vested Account attributable to investments other than Oxy Stock shall be paid in cash and the value of the vested Account attributable to Oxy Stock shall be distributed in full shares of Oxy Stock plus cash representing the value of any fractional share, except as provided in Plan section 7.4(h)(3) for mandatory cashout distributions and Plan section 7.6(a) for required minimum distributions.

(2)	Alternative Elections.

(A)
By written notice to the Administrative Committee, the Participant, Beneficiary or Alternate Payee may elect to receive cash in lieu of and equal to the value of the Oxy Stock that would otherwise be distributed under the general rule.

(B)
By written notice to the Administrative Committee, a Participant, Beneficiary or Alternate Payee may elect to receive all or a portion of the vested Account in the form of whole shares of Oxy Stock, plus cash for any fractional share. Any such election shall be implemented in accordance with procedures established by the Administrative Committee by transferring the investment of such Account or portion thereof, as applicable, (including without limitation amounts transferred from the MidCon Corp. ESOP) as soon as practicable to the Oxy Stock Fund and distributing such amounts as soon as practicable thereafter.

(3)	Put Option.

(A)
Oxy Stock is readily tradable on established securities market within the meaning of Treasury Regulation section 1.401(a)(35)-1(f)(5). Thus, the provisions of this paragraph (3) shall apply only in the event and to the extent that as of the date of distribution of Oxy Stock, the Oxy Stock is not readily tradable on established securities market or is subject to a trading limitation.

(B)
If Oxy Stock is not readily tradable on established securities market or is subject to a trading limitation when distributed, the distributee shall have the option to sell (the “put option”) such Oxy Stock, in whole or in part, to the Company. The put option shall be granted in accordance with Code section 409(h) and all applicable Treasury Regulations. Specifically, the put option shall provide that for a period of at least 60 days following the date of distribution of the Oxy Stock and, if not exercised within such period of 60 days, during the first 60 days in the following Plan Year, the distributee shall have the right to have the Company purchase such shares at their fair market value, determined in accordance with Treasury Regulations section 54.4975-11(d)(5), as of the Valuation Date coincident with or immediately preceding the date of exercise of such put option. The put option may be exercised by notifying the Employer in writing that the option is being exercised.

(C)
Once the put option is exercised, the fair market value of such shares shall be paid in a lump sum as soon as practicable. Notwithstanding the foregoing, the Company reserves the right to adopt a different payment schedule at any time, but such payment schedule shall not be longer than in annual installments over a period of five years, with interest on the deferred balance at a reasonable rate as determined by the Administrative Committee; provided that any purchase of stock having a value of $1,000 or less shall be paid for in a lump sum.

(D)	The provisions of this paragraph (3) shall continue to apply to Oxy Stock if the Oxy Stock Fund ceases to be an employee stock ownership plan within the meaning of Code section 4975(e)(7).

(E)	Notwithstanding the foregoing, this paragraph (3) need not apply to that portion of an Account which the Participant has elected to invest under the diversification provisions of Plan section 9.5.

(f)
Payments to Alternate Payees. To the extent permitted by the terms of a Qualified Domestic Relations Order, amounts assigned to an Alternate Payee may be paid as soon as possible in a lump sum, notwithstanding the age, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise to receive a distribution of amounts allocated to the Participant’s Account, provided that the total amount assigned to an Alternate Payee does not exceed $5,000 at the time the amount is distributed or, if the amount assigned does exceed $5,000, the Alternate Payee consents in writing to the distribution. Only if required under the Qualified Domestic Relations Order, an Alternate Payee’s Account may be distributed under one of the optional payment forms specified in subsection (c), if elected by the Alternate Payee in accordance with procedures established by the Administrative Committee. Notwithstanding the foregoing, the Alternate Payee shall be paid in no event no later than the dates specified in Plan section 7.6 (relating to required minimum distributions).

(g)	Special Rules for Former Laurel Plan Accounts.

(1)
In the case of a Participant for whom a direct plan‑to‑plan transfer was made to this Plan from the Laurel Industries Inc. Incentive Savings Plan (the “Laurel Plan”), distribution may be made, at the election of the Participant, in any form described in section 6.5(b)(2) of the Laurel Plan as in effect on December 31, 1996, provided that the amount subject to such election shall not exceed the amount of the Participant’s Account attributable to such transfer.

(2)
In the case of a Beneficiary of a Participant for whom a direct plan‑to‑plan transfer was made to this Plan from the Laurel Industries Inc. Incentive Savings Plan (the “Laurel Plan”), distribution may be made, at the election of the Beneficiary, in any form described in section 6.6(g)(1)(ii) of the Laurel Plan as in effect on December 31, 1996, provided that the amount subject to such election shall not exceed the amount of the Beneficiary’s Account attributable to such transfer.

(h)	Mandatory Cashout Distribution. Notwithstanding the election procedures set forth above in Plan section 7.4(b):

(1)
Distribution Less Than or Equal to $1,000.  Effective October 1, 2015, if the vested Account of a terminated Participant is equal to or less than $1,000 when the amount thereof is first determined, the entire amount shall be distributed in a lump sum as promptly as possible.

(2)
Distribution Less Than or Equal to $5,000.  Effective as of August 8, 2016, if the vested Account of a terminated Participant is less than or equal to $5,000 when the amount thereof is first determined, and the Participant fails to elect to have his or her benefits paid directly or in the form of a Direct Rollover (within the meaning of Plan section 7.7(b)(1)) to an Eligible Retirement Plan (within the meaning of Plan section 7.7(b)(3)), the entire account shall be distributed as an automatic rollover to an individual retirement account designated by the Administrative Committee.  The Participant will be notified in writing regarding the identity of the individual retirement account trustee or issuer and that his distribution may be transferred without cost or penalty to another individual retirement account.

(3)
Distribution to Beneficiaries, Alternate Payees or Participants Over Age 62.  Notwithstanding Plan section 7.4(h)(2) above, any distribution that is less than or equal to $5,000 and payable to a Beneficiary, Alternate Payee or Participant who is over age 62 will be distributed in a lump sum as promptly as possible and will not be distributed as an automatic rollover to an individual retirement account.

(4)	Form of Distribution. All mandatory cashout distributions will be made in cash and there will be no requirement to issue any shares of Oxy Stock.

7.5 Death Benefits
(a)
Participant’s Death After Benefit Commencement. If the Participant dies after distribution of his or her vested Account has commenced, the remaining portion of such benefit, if any, will continue to be distributed at least as rapidly as under the method of distribution in effect prior to the Participant’s death.

(b)
Participant’s Death Before Benefit Commencement. Upon the death of a Participant before benefit payments begin, the balance of the deceased Participant’s Account shall be distributed to the Participant’s Beneficiary as soon as practicable after the Participant’s death. Notwithstanding the foregoing, a Beneficiary who is the Participant’s Spouse may elect, before any benefit payments begin, in accordance with procedures established by the Administrative Committee, to defer receipt of payment of the deceased Participant’s Account, until the year in which the Participant would have attained age 70½ in accordance with Plan section 7.6(c)(2).

(1)	If the Participant’s Beneficiary is a trust or estate, the distribution shall be paid in a single lump sum payment.

(2)	If the Beneficiary is other than the Participant’s Spouse and unless the Beneficiary elects otherwise, the distribution shall be paid in a single lump sum.

(3)
If the Beneficiary is the Participant’s Spouse, then in addition to the payment form described in paragraph (2), the Spouse may elect, in accordance with procedures established by the Administrative Committee, to have the distribution paid in the form of a partial cash distribution, as described in Plan section 7.4(c)(1).

(c)
Death of Alternate Payee or Beneficiary. If an Alternate Payee or a Beneficiary of a deceased Participant or Alternate Payee dies prior to distribution of the separate Account established on behalf of the Alternate Payee or Beneficiary, the balance of the deceased individual’s Account shall be distributed to his or her Beneficiary as soon as practicable after his death. Such distribution shall be made in the form of a lump sum payment.

7.6 Required Minimum Distributions
This section applies for purposes of determining required minimum distributions for distribution Plan Years beginning on or after January 1, 2003. In other words, this section provides the latest time for distributions to be made or commenced. Other Plan provisions may specify earlier dates for distributions and such provisions shall govern to the extent they are consistent with this section. This section, however, takes precedence over any inconsistent Plan provision. All distributions required under this section shall be determined and made in accordance with Code section 401(a)(9) and the Treasury Regulations thereunder, including the minimum distribution incidental benefit requirements, which are incorporated herein by this reference. For purposes of this Plan section, the required minimum distribution amount shall be determined based on the Account balance as of the last Accounting Date in the Plan Year immediately preceding the Distribution Calendar Year, increased by contributions made and allocated as of dates in the Plan Year after the last Accounting Date, if any, and reduced by distributions made in the Plan Year after the last Accounting Date, if any. The Account balance for the Plan Year immediately preceding the Distribution Calendar Year includes any amounts rolled over or transferred to the Plan in the Plan Year.

(a)
Form of Distribution. Unless the Participant’s Account is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with subsections (b) and (c).  All required minimum distributions will be made in cash, and there will be no requirement to issue any shares of Oxy Stock.

(b)
Required Minimum Distributions During Participant’s Lifetime. The Participant’s entire Account will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the amount determined under the default rule of paragraph (1) or, if the Participant satisfies the conditions in a timely manner, under the alternative rule of (2):

(1)
Default Rule. The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations section 1.401(a)(9)‑9, using the Participant’s age as of the Participant’s birthday in each Distribution Calendar Year.

(2)
Alternative Rule. If the Participant’s sole Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations section 1.401(a)(9)‑9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year. For this alternative rule to apply, the Participant must request its application and provide such proof of marriage and the Spouse’s age, at such time and in such manner as the Administrative Committee may reasonably require, in advance of the Distribution Calendar Year.

Required minimum distributions will be determined under this subsection beginning with the first Distribution Calendar Year and redetermined for each subsequent Distribution Calendar Year up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c)	Required Minimum Distributions After Participant’s Death.

(1)	Death of Participant On or After Date Distributions Begin.

(A)
Participant Survived by One Beneficiary. If the Participant dies on or after the date distributions begin and there is a sole Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining Life Expectancy, determined as follows:

(i)
If the Participant is not married or the sole Beneficiary is not the Participant’s surviving Spouse, the remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s surviving Spouse is the Participant’s sole Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For the Distribution Calendar Year after the year of the surviving Spouse’s death, any remaining payment shall be made in a single sum to the Spouse’s estate.

(B)
Participant Survived by More Than One Beneficiary. If the Participant dies on or after the date distributions begin and there is more than one Beneficiary as of September 30 of the year after the year of the Participant’s death, the Participant’s remaining Account shall be paid in a single sum as required by Plan section 7.5.

(C)
No Beneficiary Survives the Participant. If there is no Beneficiary as of September 30 of the year after the year of the Participant’s death, the Participant’s remaining Account will be paid in a single sum to the Participant’s estate no later than the Distribution Calendar Year after the Participant’s death.

(2)
Death of Participant Before Date Distributions Begin. If the Participant dies before distributions begin, the Participant’s Account balance will be distributed, or begin to be distributed no later than provided in this paragraph. The minimum amount that will be distributed or begin to be distributed for each Distribution Calendar Year after the year of the Participant’s death is the amount determined in paragraph (1) above.

(A)	If the Participant’s surviving Spouse is the Participant’s sole Beneficiary, then distributions to the surviving Spouse will begin no later than:

(i)	December 31 of the calendar year immediately following the calendar year in which the Participant died; or

(ii)	December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)
If the Participant’s surviving Spouse is the Participant’s sole Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection, other than subparagraph (A) immediately above, will apply as if the surviving Spouse were the Participant.

If the Participant’s surviving Spouse is not the Participant’s sole Beneficiary, then distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
If there is no Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s Account balance will be distributed to the Participant’s estate no later than by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)
Special Definitions. In addition to the terms defined in Plan section 2.1 or elsewhere in this Plan, whenever used in this Plan section, the following terms shall have the respective meanings set forth below, unless expressly provided otherwise. When the defined meaning is intended, the term is capitalized.

(1)
“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the later of (A) the calendar year during which the Participant attains age 70 ½, if the Participant is a “5‑percent owner,” as defined in Code section 416, or has incurred a Separation from Service or (B) December 31 of the calendar year in which the Participant has a Separation from Service. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.

(2)	“Life Expectancy” means the life expectancy determined under the Single Life Table in Treasury Regulations section 1.401(a)(9)‑9.

(3)	“Required Beginning Date” means the later of:

(A)	The December 31 of the calendar year in which the Participant attains age 70½, if the Participant is a “5‑percent owner,” as defined in Code section 416, or has incurred a Separation from Service, and

(B)	In all other cases, the December 31 of the calendar year in which the Participant has a Separation from Service.

(C)	Effective August 8, 2016, “Required Beginning Date” means the later of:

(i)
The April 1 of the calendar year following the calendar year in which the Participant attains age 70½, if the Participant is a “5‑percent owner,” as defined in Code section 416, or has incurred a Separation from Service, and

(ii)	In all other cases, the April 1 of the calendar year following the calendar year in which the Participant has a Separation from Service.

Notwithstanding any provision of this Plan section to the contrary and consistent with Code section 401(a)(9)(H), no minimum distribution shall be required under this Plan section for the 2009 calendar year. The Required Beginning Date for any individual shall be determined without regard to the preceding sentence for purposes of applying this Plan section to required minimum distributions for any calendar year after 2009. Moreover, the fifth anniversary of the Participant’s death under Plan section 7.6(c)(2)(C) shall be determined by disregarding calendar year 2009. A Direct Rollover will be offered only for distributions that would be Eligible Rollover Distributions without regard to Code section 401(a)(9)(H), as these terms are defined in Plan section 7.7(b).

7.7 Mandatory Tax Withholding and Direct Rollovers
(a)
General Rule. Notwithstanding any Plan provision to the contrary, all withdrawals and other distributions under this Plan shall comply with the requirements of this section, Code section 401(a)(31), the Treasury Regulations thereunder, and related regulatory rules. Under this section, a Distributee entitled to a current withdrawal or distribution from the Plan may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan. In prescribing the manner of making elections with respect to Eligible Rollover Distributions, the Administrative Committee may provide for a uniform, nondiscriminatory application of any restrictions permitted under applicable sections of the Code, Treasury Regulations, and related regulatory rules, including a requirement that a Distributee may not elect to make a Direct Rollover from a single Eligible Rollover Distribution to more than one Eligible Retirement Plan.

(b)
Special Definitions. In addition to the terms defined in Plan section 2.1 or elsewhere in this Plan, whenever used in this Plan section, the following terms shall have the respective meanings set forth below, unless expressly provided otherwise. When the defined meaning is intended, the term is capitalized.

(1)	“Direct Rollover” means an Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan at the direction and for the benefit of the Distributee.

(2)	“Distributee” means a Participant, a Participant’s surviving Spouse or a Participant’s Spouse who is the Alternate Payee.

Effective for distributions made after December 31, 2009 on behalf of a deceased Participant to a Beneficiary who is neither the Participant’s surviving Spouse or the Participant’s former Spouse and Alternate Payee, the non-spouse Beneficiary shall be a Distributee and the distribution will be treated as an Eligible Rollover Distribution if the following requirements are met. The distribution must made on behalf of the non-spouse Beneficiary in a direct transfer to an individual retirement account, described in Code section 408(a), or an individual retirement annuity, described in Code section 408(b) that is treated as an inherited individual retirement account or annuity for purposes of Code section 408(d)(3)(C). In addition, Code section 401(a)(9)(B), other than clause (iv) thereof relating to required minimum distributions to the Beneficiary, shall apply to the inherited individual retirement account or annuity.

(3)
“Eligible Retirement Plan” is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b) (other than an endowment contract), an annuity plan described in Code section 403(a), a qualified trust described in Code section 401(a) that accepts the Distributee’s Eligible Rollover Distribution, an annuity contract described in Code section 403(b); an eligible deferred compensation plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and a Roth IRA described in Code section 408A(b).

(4)	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(A)
Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(B)	Any distribution to the extent the distribution is required under Code section 401(a)(9) and related Treasury Regulations;

(C)	Any loan that is treated as a deemed distribution pursuant to Code section 72(p);

(D)	Any dividends paid on employer securities and passed through to the Participant, Alternate Payee or Beneficiary, as described in Code section 404(k);

(E)	A distribution that is a permissible withdrawal from an eligible automatic contribution arrangement within the meaning of section 414(w); and

(F)
The portion of any distribution shall not fail to be an Eligible Rollover Distribution merely because such portion consists of After-Tax Contributions, which are not includable in gross income, if such portion is transferred to an individual retirement account or annuity described in Code section 408(a) or (b), to a qualified plan described in Code section 401(a) or 403(a), or to an annuity contract described in Code section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. The portion of any distribution from a designated Roth account under the Plan shall not fail to be an Eligible Rollover Distribution if such portion is transferred to another Roth account under an applicable retirement plan described in Code section 402A(e)(1) or a Roth IRA described in Code section 408A.

Determinations of what constitutes an Eligible Rollover Distribution shall at all times be made in accordance with the current rules under Code section 402(c), which shall be controlling for this purpose.

(G)
“Conversion” means a Direct Rollover of an Eligible Rollover Distribution from the Plan to the Roth IRA, within the meaning of Code section 408A. The amount rolled over is included in the gross income of the Distributee to the same extent that such amount would have been included in gross income if not rolled over. A Conversion is not subject to mandatory income tax withholding under Code section 3405. A Distributee may elect a Conversion of an Eligible Rollover Distribution made on or after January 1, 2008.

7.8 In-Plan Roth Rollovers
(a)
Participant Eligibility.  A Participant may elect to roll over a distribution to an In-Plan Roth Rollover Account in accordance with the provisions of this section 7.8.  A Participant may elect to rollover amounts held in the accounts described below in Plan section 7.8(b) without regard to whether the Participant satisfies the requirements for distribution in accordance with this Article VII.  In-Plan Roth Rollover Contributions shall be subject to the same Plan rules as Roth Contributions. The Plan Administrator will maintain such records as are necessary for the proper reporting of In-Plan Roth Rollover Contributions and will administer the In-Plan Roth Rollover Account in accordance with Code section 402A and the regulations promulgated thereunder.

(b)	Permitted Sources. The following contributions are permitted for roll over to the In-Plan Roth Rollover Account:

(1)	After-Tax Account,

(2)	After-Tax Rollover Account,

(3)	Matching Account,

(4)	Pre-Tax Account,

(5)	Rollover Account, and

(6)	SIP Accounts noted in Appendix H.1.

(c)
Participant’s Spouse.  Solely for the purposes of determining eligibility for an In-Plan Roth Rollover Contribution, the Plan will treat a Participant’s surviving Spouse, former Spouse or Alternate Payee Spouse as a Participant.  A non-spouse beneficiary may not make an In-Plan Roth Rollover Contribution to the Plan.

(d)	Form of Rollover. An In-Plan Roth Rollover Contribution must be made by the Participant in the form of a direct rollover. An In-Plan Roth Rollover Contribution may not include Plan loans.

(e)	Distributions. The distribution provisions in Plan section 7.1 will apply to In-Plan Roth Rollover Contributions.

(f)
Treatment of In-Plan Roth Rollover Contributions.  Notwithstanding any other provision of the Plan to the contrary, an In-Plan Roth Rollover Contribution is not a Rollover or Roth Rollover Contribution for purposes of the Plan.  Except for amounts withheld pursuant to a voluntary withholding election, an In-Plan Roth Rollover Contribution will not be treated as a distribution for purposes of sections 72(p), 401(a)(11), or 411(d)(6)(B)(ii) of the Code.  Amounts in a Participant’s In-Plan Roth Rollover Account may only be withdrawn by a Participant when the Participant is eligible for a distribution from the Plan under Article VII.

7.9 Hurricane Harvey Relief
(a)
Hardship Withdrawal. A Participant who qualifies as a Hurricane Harvey Individual (as defined in Plan section 7.9(b)(i) below) may elect to withdraw amounts as follows on or after August 23, 2017 and before January 31, 2018 if he or she can demonstrate the existence of a financial hardship, as defined below:

(1)
Withdrawal Sources.  A Hurricane Harvey hardship withdrawal under this section 7.9 will be made from the Participant’s Pre-Tax Account and Roth Account, excluding the portion attributable to any income or pledged as security for a loan, and in all cases not in excess of the amount of the financial hardship.

(2)
Financial Hardship.  A “financial hardship” is the existence of an immediate and heavy financial need which cannot reasonably be met by other resources available to the Hurricane Harvey Individual. A distribution hereunder is automatically treated as being made on account of an immediate and heavy financial need if it is for any Hurricane Harvey-related hardship (which may include expenses for food, shelter and clothing).

(3)
Deferral Suspension.  A Participant’s Pre-Tax Deferrals, Roth Contributions, Catch-Up Contributions and After-Tax Contributions will not be subject to a six-month suspension when taking a distribution under this section 7.9.

(4)
Documentation.  Application shall be made on such forms and under such requirements as the Administrative Committee (or its delegee) prescribes.  Requirements for supporting documentation will be waived at the time of the request for a hardship withdrawal if documentation is unavailable; however, the Participant will be asked to provide supporting documentation as soon as feasible.

(5)
Distribution.  Once the Administrative Committee (or is delegee) has approved the Participant’s request for a withdrawal, the amount to be withdrawn will be based on the vested amounts in the Participant’s Account eligible for withdrawal as set forth in Plan section 7.9(a)(1) above in a lump sum.

(b)	Definitions.

(1)
“Hurricane Harvey Individual” means a Participant whose principal residence; parent, grandparent, child or grandchild’s principal residence; place of employment; or parent, grandparent, child or grandchild’s place of employment was located in the Hurricane Harvey Disaster Area.  The Committee will accept the Participant’s representation that she or he constitutes a Hurricane Harvey Individual, unless the Administrative Committee (or its delegee) has actual knowledge to the contrary.

(2)
“Hurricane Harvey Disaster Area” means an area with respect to which a major disaster has been declared by the President of the United States before September 21, 2017, under section 401 of The Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 93-288, as amended (codified at 42 U.S.C §§ 5121-5207) by reason of Hurricane Harvey.

Article 8.Participant Loans

8.1 Availability of Loans
The Administrative Committee, in accordance with the following, may make loans to Participants who are Active Participants or Inactive Participants (referred to for purposes of this section as “Participants”) from the vested portion of the Participant’s Account.  Loans shall (a) be made available on a reasonably equivalent basis, (b) not be made available to Highly Compensated Employees in an amount equal to a greater percentage of their vested Account balance or the percent made available to other loan applicants, (c) bear a reasonable rate of interest, and (d) be adequately secured by the Participant’s vested Account balance.

8.2 Amount of Loan
No loan (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall exceed the lesser of:

(a)	Fifty percent of the Participant’s vested Account, or

(b)
Fifty thousand dollars, reduced by the highest outstanding balance of his or her loans from the Plan during the one year period ending on the date the loan is made over the outstanding balance of all of his or her Plan loans on the date on which such loan was made.

For the purpose of this limitation, all loans from all plans of the Employer are aggregated.

8.3 Procedures for Loans
The Administrative Committee shall promulgate written loan procedures which shall form part of the Plan which may include, but need not be limited to, the following information:

(a)	The identity of the persons or positions authorized to administer the loan program.
(b)	The procedure for applying for loans.
(c)	The basis on which loans will be approved or denied.
(d)	The limitations, if any, on the types and amount of loans offered.
(e)	The procedure under the program for determining a reasonable rate of interest.
(f)	The types of collateral which may secure a Participant’s loan.
(g)	The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

In the event of any conflict between the loan procedures and the provisions of this section, the loan procedures shall control.

Article 9. Investment Elections

9.1 Investment of Contributions
All Pre-Tax Deferrals, Roth Contributions, After‑Tax Contributions, Adjustment Contributions, Catch‑Up Contributions, Rollover Contributions, Roth Rollover Contributions, After-Tax Rollover Contributions, In-Plan Roth Rollover Contributions and loan repayments (both principal and interest) made by and on behalf of a Participant each Plan Year and amounts merged into the Plan shall be invested as the Participant shall designate in the Investment Funds then available in increments of 1 percent of the aggregate amount of such contributions. Participants may invest up to 30% of future Pre-Tax Deferrals, Roth Contributions, Catch-Up Contributions, In-Plan Roth Rollover Contributions and After-Tax Contributions in the Oxy Stock Fund, but no new Rollover Contributions or Roth Rollover Contributions may be invested in the Oxy Stock Fund.  Notwithstanding any provision to the contrary, a Participant may not transfer any investment into the Oxy Stock Fund if the amount a Participant holds under the Oxy Stock Fund exceeds 30% of the Participant’s total Plan balance.

Each Participant may make the designation described above by making an election in accordance with procedures established by the Administrative Committee upon becoming a Participant and may change such election at any time by making another election in accordance with procedures established by the Administrative Committee. Any such election shall take effect as of the first available pay period after the election was received by the Administrative Committee.

The selection of any Investment Fund is the sole and exclusive responsibility of each Participant, and it is intended that the selection of an Investment Fund by each Participant be within the parameters of section 404(c) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations thereunder.  Neither the Employer, Administrative Committee, Investment Committee nor any of the directors, officers, agents or Employees of the Employer are empowered to or shall be permitted to advise a Participant as to the manner in which his Accounts shall be invested or changed. No liability whatsoever shall be imposed upon the Employer, the Trustees, any Committee member, or any director, officer, agent or Employee of the Employer for any loss resulting to a Participant’s account because of any sale or investment directed by a Participant under this section or because of the Participant’s failure to take any action regarding an investment acquired pursuant to such elective investment.

In the event that a Participant fails, or continues to fail, to designate the Investment Fund in which Pre-Tax Deferrals, Roth Contributions, After‑Tax Contributions, Adjustment Contributions, Catch‑Up Contributions, Rollover Contributions, Roth Rollover Contributions, After-Tax Rollover Contributions, In-Plan Roth Rollover Contributions, loan repayments, or amounts merged into the Plan that are to be invested, such amounts shall be invested in the default Investment Fund, which shall be the target date fund offered as an Investment Fund under the Plan that applies to the Participant based on the year the Participant will attain age 65, or such other Investment Fund designated by the Investment Committee as the default Investment Fund.

Any amount previously defaulted into a default Investment Fund due to a Participant’s failure to designate an Investment Fund shall not be re-designated or transferred, unless the Participant otherwise transfers such amount in accordance with Plan section 9.2(a). The default Investment Fund described above is the Plan’s qualified investment alternative, as this term is defined in Department of Labor Regulations section 2550.404c‑5(e).

Matching Contributions made on behalf of a Participant shall be invested in the Oxy Stock Fund.

9.2 Transfers of Existing Balances
(a)
General Rules. Subject to any investment limitation or restriction imposed by the Investment Fund and except as provided in Plan section 9.5, each Participant, including Inactive Participants and Former Participants, as well as each Alternate Payee or spousal Beneficiary with an Account under the Plan may elect to transfer, in accordance with procedures established by the Administrative Committee, amounts invested in any Investment Fund to one or more Investment Funds then available in increments of 1 percent of the amount being transferred. If the election is received by the Administrative Committee by 4 p.m. (Central Time) on an Accounting Date, the transfer will be processed on that Accounting Date. Each election made under this Plan section shall be effective as of the first Accounting Date after the date in which notice thereof is received by the Administrative Committee. If the election is received by the Administrative Committee after 4 p.m. (Central Time) or on a date other than an Accounting Date, the transfer will be processed on the next Accounting Date. The Administrative Committee may impose such Investment Fund transfer fees as it deems reasonable and appropriate to defray the administrative expenses of the Plan. Any transfer of existing balances made under this Plan section does not affect the investment of future contributions, including loan repayments and amounts merged into this Plan, which will be invested as provided under Plan section 9.1 and the last investment election of the Participant filed thereunder.

(b)
Oxy Stock Fund Transfers.  A vested Participant may not transfer any investment into the Oxy Stock Fund if the amount a Participant holds under the Oxy Stock Fund exceeds 30% of the Participant’s total Plan balance.

(c)
Qualified Plan Transfers. Nothing contained in this Plan section shall be construed as preventing a Participant, including Inactive Participants and Former Participants, from having amounts allocated to his or her Account in any Investment Fund transferred to one or more other Investment Funds for the purpose of facilitating an asset transfer to the trustee of a Qualified Plan sponsored by a purchaser or the subsidiary of a purchaser as a result of a transaction involving the sale by the Company or an Affiliate of either all or substantially all of the outstanding common stock of an Affiliate or all or substantially all of the assets of a facility, under circumstances where the Participant or Inactive Participant is employed by the Affiliate or at the facility that is the subject of the sale.

9.3 Transfer of Assets
The Administrative Committee shall direct the Trustee to transfer monies or other property between Investment Funds as soon as is practicable after each Accounting Date to the extent required to carry out the aggregate contribution and transfer transactions as of such Accounting Date after the necessary entries have been made in the Accounts and offsetting transfer elections have been reconciled, in accordance with uniform rules established by the Administrative Committee.

9.4 Reserved

9.5 Matching Account Diversification Rights After August 1, 2004
This section is effective August 2, 2004 and shall apply notwithstanding any contrary provision of this Plan.

(a)
Diversification Elections After August 1, 2004. A Qualified Participant shall have the right to transfer to other available Investment Funds, in accordance with Plan section 9.2, up to 100 percent of the current market value of the number of Units in the Oxy Stock Fund credited to his Matching Account.

(b)
No Reinvestment. For the period from July 1, 2006 through March 30, 2007, the number of Units in a Qualified Participant’s Matching Account that have been transferred out of the Oxy Stock Fund as described in subsection (a) above may not be reinvested the Oxy Stock Fund.

(c)
Election Procedures. Elections to transfer amounts from the Oxy Stock Fund among available Investment Funds shall be made pursuant to procedures established by the Administrative Committee. Each election made under this section shall be effective as of the first Accounting Date after the date on which the Administrative Committee properly receives the election.

(d)
Authority. The Investment Committee shall have the authority to take any actions as may be appropriate or necessary to ensure the proper operation of the Plan and investment in the Oxy Stock Fund consistent with the provisions of this section.

(e)	Qualified Participant. For purposes of this section, a “Qualified Participant” means:

(1)	Effective August 2, 2004, a Participant, who has completed at least 10 years of Service under the Plan and has attained age 55;

(2)	Effective January 1, 2005, a Participant, who has completed at least 10 years of Service under the Plan and has attained age 50;

(3)	Effective March 1, 2005, a Participant, who has completed at least 5 years of Service under the Plan and has attained age 50;

(4)	Effective July 1, 2006, a Participant, who has completed at least 5 years of Service under the Plan; and

(5)	Effective January 1, 2007, a Participant, who has completed at least 3 years of Service under the Plan.

(6)	Effective January 1, 2015, any Active Participant, regardless of the individual’s years of Service under the Plan.

Until July 1, 2006, the Service requirement described in paragraphs (1) through (4) must be met on or before a Participant incurs a Separation from Service. As of July 1, 2006, a Qualified Participant includes a Former Participant who has incurred a Separation from Service but only with respect to the portion of the vested portion of the Participant’s Matching Account as of his Separation from Service.

Article 10. Participant Accounts and Records of the Plan

10.1 Accounts and Records
The Participant’s Pre-Tax Account, Roth Account, Matching Account, After‑Tax Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account and In-Plan Roth Rollover Account shall be assigned a subaccount for each Investment Fund in which the Account is invested. Each such subaccount shall be maintained and valued separately from all other subaccounts. The Administrative Committee shall maintain records relative to a Participant’s Accounts so that there may be determined as of any Accounting Date the current market value of his Accounts in the Trust Fund.

Each Participant, Alternate Payee and Beneficiary with an Account shall be advised from time to time, at least once each Plan Year, as to the value of his or her Account and the portions thereof attributable to his or her Matching Account and the sum of his or her Pre-Tax Account, Roth Account, Matching Account, After‑Tax Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account and In-Plan Roth Rollover Account and to the various Investment Funds.

10.2 Account Value
As of any given date for which determination of the value of an Account is required, such value shall equal the sum of the value of Pre-Tax Account, Roth Account, Matching Account, After‑Tax Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account and In-Plan Roth Rollover Account as of the preceding Accounting Date plus any additional contributions withheld or paid and less the amount of any withdrawals from such Account after the Accounting Date and prior to the date of determination.

10.3 Investment Funds
The Trust Fund shall consist of the Investment Funds, and each Account invested in an Investment Fund shall have an undivided proportionate interest in that Investment Fund. The Investment Committee shall have the right to determine the number of Investment Funds to be maintained by the Plan, and to increase or decrease that number from time to time as it deems appropriate. The Investment Committee shall establish additional Investment Funds or eliminate existing Investment Funds. In so doing, the Investment Committee shall implement and carry out investment objectives and policies which it shall establish and maintain.

10.4 Unit Value of Investment Funds
As of each Accounting Date, the Trustee shall determine the fair market value of the assets of each Investment Fund, and shall notify the Administrative Committee of the value so determined. Assets for which there is a readily ascertainable market shall be valued by the Trustee at their fair market value, determined by the last known public sale on the Accounting Date as of which the market value is determined. In the absence of a sale on the Accounting Date, the fair market value of such assets, as well as other assets for which there is no readily ascertainable fair market value, shall be determined by the Trustee in such consistent manner as the Trustee shall consider appropriate.

10.5 Calculation of Unit Value
The Trustee shall divide the aggregate value of the assets of each Investment Fund, as so determined, by the total number of outstanding Units in such Investment Fund on the Accounting Date. The result obtained shall be the new value of each Unit, or “Unit value,” as of the Accounting Date. The Unit value for all Investment Funds shall be ten dollars on the first Accounting Date in 1999.

10.6 Valuation Adjustments
As of each Accounting Date, after the Units in each Investment Fund have been revalued, the Administrative Committee shall adjust the balances in the Accounts in the respective Investment Funds of the Trust Fund, upward or downward, in proportion to the Account balance in the Investment Fund as of the previous Accounting Date. As a result, the sum of such Account balances will equal the net value of each Investment Fund of the Trust Fund as of that Accounting Date. The subaccounts shall then, when appropriate, be credited with additional Units by dividing the dollar amount of contributions, fund transfers, loan repayments, and dividends paid with respect to Oxy Stock to be allocated to each subaccount on that Accounting Date by the newly calculated value of a Unit in the Investment Fund.

10.7 Debiting of Accounts upon Distribution, Withdrawal, Loan or Charge
Any Units distributed or withdrawn from an Account (including any Units debited as a result of an Investment Fund transfer fee or redemption fee imposed pursuant to Plan section 9.2) shall be charged to the respective subaccounts in each Investment Fund as of the date the benefit or charge is payable. The amount distributable or chargeable to the Account shall be equal to the number of Units distributed or charged from the Account multiplied by the Unit value determined as of the Accounting Date immediately preceding the date as of which the distribution or charge is payable.

10.8 Unit Value upon Transfer of Investment Funds
Participants, Alternate Payees and Beneficiaries electing to transfer from one Investment Fund to another under Plan section 9.2 shall, as of the Accounting Date of the transfer, have their Accounts in the Investment Fund from which the transfer is made charged and their Accounts in the Investment Fund to which the transfer is made credited, based upon the applicable Investment Fund Unit values in effect as of the Accounting Date.

10.9 Oxy Stock Fund Valuation
The balance of each Matching Account and, separately, any other portion of the Account invested in the Oxy Stock Fund shall be maintained in full and fractional Units.

All Oxy Stock acquired by the Oxy Stock Fund, including, but not by way of limitation, Oxy Stock contributed directly by the Employer or purchased with the contributions, Oxy Stock purchased with cash dividends paid in respect of Oxy Stock, Oxy Stock acquired from stock dividends and stock splits, and Oxy Stock purchased with the proceeds of the sale or exchange of warrants, rights or dividends in kind distributed in respect of Oxy Stock, shall be allocated to the Accounts based on the portion of the Account invested in the Oxy Stock Fund as of the Accounting Date in which the Oxy Stock is acquired.

For the purpose of valuing an Account in connection with any withdrawal or loan under the provisions of the Plan or for the purpose of any distribution in kind or partly in kind, shares of Oxy Stock shall be valued as of the Accounting Date of the withdrawal, loan, or distribution based on the closing quotation on the New York Stock Exchange on the Accounting Date in which such withdrawal, loan, or distribution is made; provided, however, that if shares of Oxy Stock are sold in connection with such a withdrawal, loan, or distribution, the shares sold shall be valued at the net proceeds received from such sale. If the closing price of such Oxy Stock shall not be so quoted or if so quoted shall not be available to the Administrative Committee, a composite index price or other price which shall be generally accepted for the establishment of fair market value shall be used for the purpose of so valuing the Account.

For the purpose of valuing an Account in connection with any transfer under the provisions of the Plan, shares of Oxy Stock shall be valued as of the effective date of the transfer based on the closing quotation on the New York Stock Exchange on the Accounting Date in which such transfer is made; provided, however, that if shares of Oxy Stock are sold in connection with such transfer, the shares sold shall be valued at the net proceeds received from such sale. If the closing price of such Oxy Stock shall not be so quoted or if so quoted shall not be available to the Administrative Committee, a composite index price or other price which shall be generally accepted for the establishment of fair market value shall be used for the purpose of so valuing the Account.

10.10 Value of Accounts
The value of the balance of any Account as of any Accounting Date shall equal:

(a)
The number of Units credited to the Account as of that date, including Units credited on that date pursuant to Plan section 10.6, multiplied by the Unit value determined as of the Accounting Date, plus

(b)	Any uninvested cash in the Account.

10.11 Cost Account
The Trustee shall maintain records so that the cost or “basis” (for tax purposes) of the Oxy Stock allocated to an Account may be determined as of any Accounting Date. Whenever shares of Oxy Stock are distributed from the Account, such shares shall be assigned a cost equal to the average cost of all shares allocated at the same time in accordance with rules and procedures adopted for the purpose by the Administrative Committee.

10.12 Rollover and Roth Rollover Contributions
(a)
Subject to the Administrative Committee’s approval and in accordance with uniform and nondiscriminatory procedures adopted by the Administrative Committee, Active or Inactive Participants may contribute, under the conditions specified in this Plan section, to this Plan any of the amounts specified as Rollover Contributions, Roth Rollover Contributions or, on and after January 1, 2020, After-Tax Rollover Contributions. Rollover Contributions will be held in the Participant’s Rollover Account.  Roth Rollover Contributions will be held in the Participant’s Roth Rollover Account.  After-Tax Rollover Contributions will be held in the Participant’s After-Tax Rollover Account.

(b)	The amount must have been received by or on behalf of the Participant as an eligible rollover distribution, as defined in Code section 402(c)(4).

(1)	In the case of direct rollovers, the distribution must be received directly from:

(A)	A Qualified Plan;

(B)	A qualified plan described in Code section 403(a);

(C)	An annuity contract described in Code section 403(b);

(D)	An eligible plan under Code section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(E)	A Roth IRA described in Code section 408A(b).

(2)
In the case of a Rollover Contribution or Roth Rollover Contribution by the Participant, as opposed to a direct rollover, the Participant must have received the distribution no more than 60 days (unless the 60‑day rollover deadline has been waived by the Internal Revenue Service pursuant to Code section 402(c)(3), or the Participant makes a written certification to the Plan that satisfies section 3.02 of Revenue Procedure 2016-47) earlier from:

(A)	A plan described in paragraph (1), except that any Roth amounts must be received as a direct rollover, or

(B)
An individual retirement account or annuity described in Code section 408(a) or 408(b) that only includes amounts contributed to such account or annuity that had been rollover contributions from a plan described in paragraph (1).

(3)
On a uniform and nondiscriminatory basis, the Administrative Committee or the Company may permit direct rollovers of promissory notes in connection with a loan under a Qualified Plan pursuant to Treasury Regulations section 1.401(a)(31)–1, Q&A–16. The Administrative Committee may establish such reasonable procedures as it deems necessary to facilitate the direct rollover of the promissory notes and to ensure that after the rollover, each loan under the Plan complies with Code section 72(p), ERISA section 408(b)(1), and the regulations thereunder. By way of illustration and not limitation, the Administrative Committee may reamortize directly rolled over loans to accommodate repayment of the loans in conjunction with the payroll schedules of an Employer so as to comply with the maximum permitted term of the loan, or may require a Participant to execute such modification to an existing loan that is rolled over, as the Administrative Committee deems, in its sole discretion, necessary to comply with Code section 72(p), ERISA section 408(b)(1), or the regulations thereunder.

(c)
Before accepting an amount as a Rollover, Roth Rollover or After-Tax Rollover Contribution, the Administrative Committee may require such information and documents it deems necessary or appropriate to establish that the contribution will satisfy the requirements of this Plan section and that receipt of the contribution will not adversely affect the qualified status of this Plan. To the extent deemed necessary or appropriate by the Administrative Committee, such information may include copies of one or more of the following: IRS Form 1099, a distribution statement, the distribution check, certifications from the Participant, and statements from the administrator of the transferor plan that such plan had received a favorable determination letter from the Internal Revenue Service.

(d)
Rollover, Roth Rollover and After-Tax Rollover Contributions, other than a promissory note evidencing a Participant loan that is rolled over, shall be invested in such Investment Funds as the Participant shall select, in accordance with such rules as are provided in Article 9, or in accordance with other procedures approved by the Administrative Committee. Rollover, Roth Rollover and After-Tax Rollover Contributions to this Plan will not be accepted unless the Participant has made an affirmative investment election with respect to his or her Rollover, Roth Rollover or After-Tax Rollover Account under Article 9. Notwithstanding the foregoing, in no event shall Rollover, Roth Rollover or After-Tax Rollover Contributions be invested in the Oxy Stock Fund.

(e)
If a Rollover, Roth Rollover or After-Tax Rollover Contribution is made to this Plan and the Administrative Committee later determines that the contribution did not satisfy the requirements of this Plan section, then the Rollover, Roth Rollover or After-Tax Rollover Contribution, plus any earnings attributable to the Rollover, Roth Rollover or After-Tax Rollover Contribution, shall be distributed to the Participant, within a reasonable time after the Administrative Committee’s determination. The Administrative Committee may use any reasonable method to determine the amount of earnings attributable to the Rollover, Roth Rollover or After-Tax Rollover Contribution.

(f)
The balance in a Participant’s Rollover, Roth Rollover or After-Tax Rollover Account shall be distributed at the same time and in the same manner as other amounts in the Participant’s Account. Any questions concerning entitlement to a distribution of a Rollover, Roth Rollover or After-Tax Rollover Account shall be resolved by adding the term “and Rollover, Roth Rollover or After-Tax Rollover Account” in each place where the term “Account” appears in Article 7.

10.13 Merger of the THUMS Long Beach Company Savings and Investment Plan
Effective as of October 31, 2011, the THUMS Long Beach Company Savings and Investment Plan is merged with and into this Plan. The entire interest of each individual, who was a participant in the THUMS Long Beach Company Savings and Investment Plan on October 28, 2011, shall be transferred to this Plan and Appendix H shall control the treatment of such interest as stated therein.

Article 11. Financing

11.1 Trust Fund
The Company shall maintain a trust to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust Agreement. Any Trust Agreement is designated as and shall constitute a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement.

After March 25, 2020, the Administrative Committee shall have the sole authority to appoint, remove, or replace the Trustee with a successor Trustee or Trustees, to enter into one or more Trust Agreements, and to modify any Trust Agreement from time to time to accomplish the purposes of the Plan. By entering into such Trust Agreements, the Administrative Committee shall vest in the Trustee, or in one or more investment managers (as defined under ERISA) appointed under the terms of the Trust Agreement from time to time by action of the Investment Committee, responsibility for the management and control of the Trust Fund. In the event the Investment Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. The Investment Committee from time to time shall establish a funding policy which is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy.

11.2 Oxy Stock Fund
(a)
General Rules. The Oxy Stock Fund shall consist of shares of Oxy Stock and cash or cash equivalents that are held pending investment in Oxy Stock. Investment in such shares shall be made from time to time by a direct issue of Oxy Stock from the Company or by purchase from securities dealers or by private purchase at such prices and in such amounts as the Trustee may determine in its absolute and complete discretion. However, no private purchase of such shares shall be made at a total cost greater than the total cost (including brokers’ fees and other expenses of purchase) of purchasing such shares at the then prevailing price of such shares on the open market, such prevailing price to be determined by the Trustee as nearly as practicable based on the most recent public trading prices for the Oxy Stock. The Trustee may match purchases and sales to satisfy investment elections, withdrawals, loans and distributions of Participants.

The Trustee in its discretion may limit the daily volume of its purchases or sales of Oxy Stock to safeguard interest of Participants or comply with legal or exchange requirements. If the Trustee limits daily volume then the purchase prices or sale proceeds, as the case may be, during the period of volume limitations, shall be averaged, and the average per share price or sale proceeds shall be used in determining the cost or proceeds to be applied in satisfaction of any order of a Participant which requires the Trustee to purchase or sell Oxy Stock during such period.

All Oxy Stock purchased by the Trustee shall be registered in the name of the Trustee or its nominee, and legal title to such Oxy Stock shall remain in the Trustee until the Participant shall become entitled to distribution thereof pursuant to this Plan.

The Trustee in its own discretion may invest funds awaiting investment in Oxy Stock in short‑term obligations, including obligations of the United States of America or any agency or instrumentality thereof, trust and participation certificates, beneficial interests in any trust, and such other short‑term obligations as the Trustee deems to be appropriate for such interim investment purposes.

In the event any option, right or warrant is received by the Trustee on Oxy Stock, the Trustee shall sell the same at public or private sale and at such price and upon such other terms as it may determine, unless the Investment Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Investment Committee may prescribe.

(b)
Election Restrictions for Officers. Investment elections of Company officers shall be limited, if necessary, so that the beneficial interest in the Oxy Stock held by the Trust Fund for their Accounts shall not exceed, in the aggregate, 20 percent of the total value of all securities and other assets held by the Trust Fund in all Investment Funds. For purposes of this section, the term “officers” shall have the same meaning as set forth in Regulations section 240.3‑b‑2 promulgated pursuant to section 3(b) of the Securities Exchange Act of 1934.

(c)
Voting Rights. Before each annual or special meeting of the shareholders of the Company, and at such other times when shareholder action is required, the Company or Trustee (as determined under the applicable Trust Agreement) shall send to each Participant, Beneficiary and Alternate Payee who has an investment in Oxy Stock through the Oxy Stock Fund, the proxy or consent solicitation materials that are sent to the Company’s shareholders of record. Each such Participant, Beneficiary and Alternate Payee shall have the right to instruct the Trustee confidentially as to the method of voting the shares of Oxy Stock allocated to the Account (through investment in the Oxy Stock Fund) as of the record date for determining the shares that are entitled to vote at the meeting of shareholders or that are entitled to give or withhold consent to corporate action. The Trustee in accordance with the instructions received from the Participant, Beneficiary, or Alternate Payee shall vote such full and fractional shares of Oxy Stock. The Administrative Committee shall instruct the Trustee as to the method of voting shares of Oxy Stock for which timely voting instructions are not received from Participants, Beneficiaries or Alternate Payees. The Trustee shall not vote shares of Oxy Stock for which it does not receive voting instructions from Participants, Beneficiaries, Alternate Payees or the Administrative Committee. The Company shall ensure that the requisite voting forms, together with all information distributed to shareholders regarding the exercise of voting rights, are furnished to the Trustee and by the Trustee to such Participants, Beneficiaries and Alternate Payees within a reasonable time before such voting rights are to be exercised with respect to Oxy Stock held in the Oxy Stock Fund.

(d)
Distribution or Reinvestment of Cash Dividends. In accordance with procedures set forth in this subsection, as implemented by the Administrative Committee, each Participant who is a Participant in the ESOP portion of this Plan may make the dividend pass‑through election described in this subsection with respect to dividends paid on or after June 1, 2002 on Oxy Stock held in the Oxy Stock Fund attributable to the Participant’s Matching Account and with respect to dividends paid on or after July 19, 2007 on all Oxy Stock held in the Oxy Stock Fund. The dividends on which the dividend pass‑through election may be made are referred to as Eligible Dividends. Cash dividends that are not Eligible Dividends and cash proceeds from any other distribution received on Oxy Stock shall be invested in Oxy Stock.

(1)	Pass‑Through Election. With respect to Eligible Dividends, the Participant may elect between:

(A)	Either:

(i)
The cash payment of Eligible Dividends directly to the Participant; except,  effective August 8, 2016, if the amount of Eligible Dividends is less than $10.00,  then the Eligible Dividends will be reinvested pursuant to Subsection (B) below; or

(ii)
If permitted by the Administrative Committee, the payment of Eligible Dividends to the Participant’s Matching Account, Pre-Tax Account, Roth Account, After-Tax Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account and In-Plan Roth Rollover Account (based on the subaccount from which the Eligible Dividend is derived) followed by the distribution of Eligible Dividends in cash to the Participant not later than 90 days after the close of the Plan Year in which the Eligible Dividends were paid by the Company; and

(B)
The payment of Eligible Dividends to the Participant’s Matching Account, Pre-Tax Account, Roth Account, After-Tax Account, Rollover Account, Roth Rollover Account , After-Tax Rollover Account and In-Plan Roth Rollover Account (based on the subaccount from which the Eligible Dividend is derived) and reinvestment in Oxy Stock through the Oxy Stock Fund.

If the Participant does not make an affirmative election, he shall be deemed to have elected the reinvestment of Eligible Dividends pursuant to subparagraph (B). Any earnings on Eligible Dividends shall not be distributed pursuant to subparagraph (A)(ii), but any losses on such Eligible Dividends shall reduce the amount that can be distributed to the Participant under such provision. The Participant’s election in effect on the ex‑dividend date for the Eligible Dividend shall control. A Participant may not split his election between subparagraph (A) and subparagraph (B) with respect to any single Eligible Dividend payment date.

(2)	Election Requirements. The dividend pass‑through election shall meet the following minimum requirements:

(A)	A Participant must be given a reasonable opportunity before Eligible Dividends are paid or distributed in which to make the election.

(B)	A Participant must have a reasonable opportunity to change a dividend election at least annually.

(C)
If there is a change in the Plan terms governing the manner in which Eligible Dividends are paid or distributed, a Participant must be given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first Eligible Dividend subject to the new Plan terms is paid or distributed.

(D)	No election shall be applied retroactively; elections shall apply only to future dividend allocations.

(3)	Treatment of Eligible Dividends. Eligible Dividends shall be treated as follows for purposes of the Plan:

(A)
A Participant shall at all times be fully vested in any Eligible Dividends with respect to which the Participant is offered a dividend pass‑through election. The Participant shall be fully vested regardless of whether the Eligible Dividends are paid in cash or reinvested in Oxy Stock allocated to the Participant’s Account and regardless of whether the Participant is vested or nonvested in other amounts held in his Matching Account.

(B)
Eligible Dividends, whether paid in cash to the Participant or reinvested in the Plan, do not constitute an Annual Addition. In addition, reinvested Eligible Dividends do not constitute elective deferrals, within the meaning of Code section 402(g)(3), and shall not be treated as Pre-Tax Deferrals, Roth Contributions or other elective deferrals, under the ADP Test, or After‑Tax Contributions, Adjustment Contributions or Matching Contributions under the ACP Test.

(C)
Eligible Dividends that are reinvested in Oxy Stock pursuant to a Participant’s election under this subsection are treated as earnings in the same manner as dividends with respect to which a Participant is not provided a dividend pass‑through election.

(D)	Eligible Dividends paid in cash pursuant to a Participant’s election under this subsection:

(i)
Are not subject to the consent requirements of Code section 411(a)(11) or the restrictions on the distributions of elective deferrals under Code section 401(k)(2)(B), notwithstanding any Plan provision to the contrary; and

(ii)
Do not constitute an Eligible Rollover Distribution (as determined under Plan section 7.7(b)(4)), even if the dividends are distributed at the same time as amounts that do constitute an Eligible Rollover Distribution.

(4)
Alternate Payees and Beneficiaries. Subject to such rules as the Administrative Committee may prescribe, Alternate Payees and Beneficiaries shall be treated as Participants for purposes of this subsection.

11.3 Forfeitures
The Administrative Committee may use forfeitures occurring in any processing period to pay the reasonable costs of administering the Plan to the maximum extent permitted by ERISA or to reduce Matching Contributions of all Employers without regard to whether the forfeitures are attributable to persons employed by any individual Employer for such processing period or future processing periods.  If the amount of allocable forfeitures occurring in a processing period exceeds the amount of Employer contributions for such processing period, then the excess shall be deposited in a separate account.  Effective December 1, 2016, or as soon as practicable thereafter but in no event later than December 31, 2016, such amounts will be deposited into a separate “Forfeiture Account,” invested in the Stable Value Fund, defined in Appendix B(a) of the Plan, or such other fund as determined within the discretion of the Administrative Committee, and such amounts will be considered Plan assets and allocated in lieu of Employer contributions in succeeding pay periods, used to pay the reasonable expenses of administering the Plan or allocated among Participants as additional contributions.  If the Plan terminates while a balance in the Forfeiture Account exists, the balance shall be allocated to Participants per capita to the extent of the maximum amount permitted under Plan section 6.6.  Forfeitures shall be used before the end of the Plan Year in which the forfeitures occurred to the extent administratively feasible.

11.4 Non‑Reversion
Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Employer or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that:

(a)
If a contribution or portion thereof is made by the Employer by a mistake of fact, upon written request to the Administrative Committee, such contribution or such portion, reduced by losses but not increased by earnings, shall be returned to the Employer within one year after the date of payment; and

(b)
In the event that a deduction for any contributions made by the Employer is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Employer contribution that is not deductible shall be returned to the Employer within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

11.5 Direct Transfer of Assets from Plans of Acquired Entities
The Trust Agreement shall permit the direct receipt of assets which are transferred directly to the Trust Fund from the trustees of any other Qualified Plan sponsored, at the time of the applicable transaction, by entities which are the subject of purchase transactions made by the Company or an Affiliate.

11.6 Pension Expense Reimbursement Account (“PERA”)
The Administrative Committee in its discretion may decide to use revenue sharing payments (i.e., float income earned on uninvested cash and all other revenue, if any, received from the investments in the Plan (other than operating expenses paid by mutual fund shareholders generally, whether via rebates or otherwise, that are reflected in the net asset values of such mutual fund shares)) for approved ERISA expenses.  Such amounts as well as Participant-paid fees (including loan initiation fees) and Plan-imposed excessive trading fees will be deposited into a separate “ERISA Account,” invested in the Stable Value Fund, defined in Appendix B(a) of the Plan, or such other fund as determined within the discretion of the Administrative Committee, and such amounts will be considered Plan assets.  Amounts in the ERISA Account must be used for the direct benefit of Plan Participants, and any balances remaining in the ERISA Account at year end must be used by the end of the first quarter of the next Plan Year.  Alternatively, the year-end balance must be allocated to Participant Accounts after this deadline.  Approved ERISA expenses will include those reasonable, necessary and direct expenses incurred by the Plan for services provided by the Plan’s Trustee, recordkeeper or other service providers.

Article 12. Administration

12.1 The Administrative Committee
The Plan shall be administered by an Administrative Committee appointed by the Board; after March 25, 2020, the Administrative Committee shall be appointed by the Fiduciary Appointment Officer. The Administrative Committee shall be the Plan Administrator. The Administrative Committee shall be composed of as many members as the Board or, if after March 25, 2020, the Fiduciary Appointment Officer, may appoint from time to time, but not fewer than three members, and shall hold office at the discretion of the Fiduciary Appointment Officer. Such members may, but need not, be Employees of the Company or any Affiliate.

Any member of the Administrative Committee may resign by delivering his or her written resignation to the Fiduciary Appointment Officer and to the Administrative Committee Secretary. Such resignation shall be effective no earlier than the date of the written notice.

Vacancies in the Administrative Committee arising by resignation, death, removal, or otherwise, shall be filled by the Fiduciary Appointment Officer. The Administrative Committee shall be a fiduciary under the Plan, in accordance with ERISA.

After March 25, 2020, the Fiduciary Appointment Officer shall have the sole authority to appoint, remove, replace, and monitor members of the Administrative Committee.

12.2 Chairperson, Secretary, and Employment of Specialists
The members of each of the Investment Committee and Administrative Committee shall elect one of their number as Chairperson and shall elect a Secretary who may, but need not, be a member of such Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan.

12.3 Compensation and Expenses
The members of the Investment Committee and Administrative Committee who are Employees shall serve without compensation for services as a member of such Committee. Any member of a Committee may receive reimbursement by the Company of expenses properly and actually incurred.

All expenses of administration may be paid out of the Trust Fund, to the maximum extent permitted by ERISA, unless paid by the Company. Such expenses shall include any expenses incident to the functioning of the Administrative Committee and the Investment Committee, including but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Company may reimburse the Trust Fund for any administration expense incurred. The Company reserves the right to charge the Accounts for reasonable expenses incurred in the administration of their Accounts. Any such charges shall be used to pay the costs of administering this Plan in the manner described in Plan section 11.3. The Company will make full disclosure of the amount and nature of any such charge prior to its imposition.

12.4 Manner of Action
A majority of the members of the Investment Committee and Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by a Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon obtaining the written consent of a majority of the members at the time in office, action of a Committee may be taken otherwise than at a meeting.

12.5 Subcommittees
Each of the Investment Committee and Administrative Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference herein made to such Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any such subcommittee shall consist of such officers or other Employees of the Company and such other persons as such Committee may appoint.

12.6 Other Agents
Each of the Board, the Company, the Administrative Committee and the Investment Committee may also appoint one or more persons or agents to aid it in carrying out its duties as fiduciary or nonfiduciary, and delegate such of its powers and duties as it deems desirable to such person or agents.

12.7 Records
All resolutions, proceedings, acts, and determinations of each of the Administrative Committee and the Investment Committee shall be recorded by the Secretary thereof or under the Secretary’s supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

12.8 Rules
Subject to the limitations contained in the Plan, each of the Administrative Committee and the Investment Committee shall be empowered from time to time in its discretion to adopt by‑laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

12.9 Administrative Committee’s Powers and Duties
Except as otherwise provided in this Plan, the Company shall have responsibility for any settlor powers, functions or duties, including, without limitation, the right to amend or terminate the Plan as set forth in Plan section 13.1. The Administrative Committee shall have responsibility for the general administration of the Plan and for carrying out the Plan’s provisions. The Administrative Committee shall have such powers and duties as may be necessary to discharge its functions hereunder, including, but not limited to, the following:

(a)
To construe and interpret the Plan, to supply all omissions from, correct deficiencies in and resolve ambiguities in the language of the Plan and Trust; to decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

(b)	To make a determination as to the right of any person to an allocation, and the amount thereof;

(c)
To obtain from the Employees such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;

(d)	To prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

(e)	To establish and maintain such accounts in the name of each Participant as are necessary;

(f)	To instruct the Trustee with respect to the payment of benefits hereunder;

(g)	To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

(h)	To prepare and file any reports required by ERISA;

(i)	To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

(j)
To select, engage, monitor and terminate the performance of third-party administrators and other service providers and develop policies with respect to service provider contracts to ensure that fees paid are reasonable;

(k)	To allocate contributions, loan repayments and Trust Fund gains or losses to the Accounts of Participants;

(l)
To take all steps it deems reasonable to correct any references or omissions that may arise in the operation of the Plan, which include taking any and all steps permitted under the Employee Plans Compliance Resolution System, the Voluntary Fiduciary Correction Program, or any other program of correction;

(m)	To designate Affiliates as Employers as described in Plan section 14.1;

(n)	To serve as the Plan Administrator for the Plan;

(o)	To have the authority, in coordination with the Investment Committee, to appoint, remove or replace, the recordkeeper for the Plan;

(p)	To have the authority to monitor the Trustee in connection with payments from the Trust Fund, including the payment of benefits; and

(q)	To have the authority to appoint, remove, or replace the Trustee.

12.10 Investment Responsibilities
The Investment Committee shall have the authority and responsibility to direct and monitor the Trustee with respect to the investment and management of the Trust Fund, to appoint an investment manager, as defined in ERISA section 3(38), for the Plan’s Investment Funds, including the Oxy Stock Fund, and to establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. Except as otherwise provided in ERISA, the Investment Committee may delegate such authority and responsibility to direct and monitor the Trustee or any person who acknowledges in writing that it is a fiduciary with respect to the Plan and who provides the Investment Committee with a written affirmation that it is qualified to act as an investment manager within the meaning of ERISA. If the Investment Committee delegates to an investment manager the authority and responsibility to so direct and monitor the Trustee, such investment manager, and not the Investment Committee or the Trustee, shall have sole responsibility for the investment and management of so much of the Trust Fund as has been entrusted to his management and control, and, except to the extent otherwise required by ERISA, such delegation shall relieve the Investment Committee and the members thereof of all duties and responsibilities with respect to the authority and responsibility so delegated.

12.11 Administrative Committee’s Decisions Conclusive
The Administrative Committee shall have the exclusive right and discretionary authority to interpret the terms and provisions of the Plan, apply the facts to the terms of the Plan, and resolve all questions arising hereunder, including the right to resolve and remedy ambiguities, inconsistencies, or omissions in the Plan, provided, however, that the construction necessary for the Plan to conform to the Code and ERISA shall in all cases control. The Administrative Committee also shall have discretionary authority to make any factual determinations under the Plan.  Benefits under this Plan will be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to them. The Administrative Committee shall endeavor to act in such a way as not to discriminate in favor of any class of Employees, Participants, or other persons. Any and all disputes with respect to the Plan that may arise involving Participants, Beneficiaries or Alternate Payees shall be referred to the Administrative Committee and its decisions shall be final, conclusive, and binding. All findings of fact, interpretations, determinations, and decisions of the Administrative Committee in respect of any matter or question arising under the Plan shall be final, conclusive, and binding upon all persons, including, without limitation, Employees, Participants, Beneficiaries, Alternate Payees, and any and all other persons having, or claiming to have, any interest in or under the Plan. The factual determinations and decisions of the Administrative Committee shall be given the maximum possible deference allowed by law.

12.12 Indemnity
(a)
To the extent permitted by the Company’s bylaws and applicable law, the Company shall indemnify and hold harmless each of the following persons (“Indemnified Persons”) under the terms and conditions of subsection (b):

(1)	Each Affiliate;

(2)	Each member of the Administrative Committee

(3)	Each member of the Investment Committee; and

(4)
Each Employee or member of the Board who has responsibility (whether by delegation from another person, an allocation of responsibilities under the terms of this Plan document, or otherwise) for a fiduciary duty, a nonfiduciary settlor function (such as deciding whether to approve a plan amendment), or a nonfiduciary administrative task relating to the Plan.

(b)
The Company shall indemnify and hold harmless each Indemnified Person against any and all claims, losses, damages, and expenses, including reasonable attorney’s fees and court costs, incurred by that person on account of his good faith actions or failures to act with respect to his responsibilities relating to the Plan. The Company’s indemnification shall include payment of any amounts due under a settlement of any lawsuit or investigation, but only if the Company agrees to the settlement.

(1)
An Indemnified Person shall be indemnified under this section only if he notifies an Appropriate Person at the Company of any claim asserted against or any investigation of the Indemnified Person that relates to the Indemnified Person’s responsibilities with respect to the Plan.

(A)
A person is an “Appropriate Person” to receive notice of the claim or investigation if a reasonable person would believe that the person notified would initiate action to protect the interests of the Company in response to the Indemnified Person’s notice.

(B)
The notice may be provided orally or in writing. The notice must be provided to the Appropriate Person promptly after the Indemnified Person becomes aware of the claim or investigation. No indemnification shall be provided under this section to the extent that the Plan or Company is materially prejudiced by the unreasonable delay of the Indemnified Person in notifying an Appropriate Person of the claim or investigation.

(2)
An Indemnified Person shall be indemnified under this section with respect to attorneys’ fees, court costs or other litigation expenses or any settlement of such litigation only if the Indemnified Person agrees to permit the Company to select counsel and to conduct the defense of the lawsuit and agrees not to take any action in the lawsuit that the Company believes would be prejudicial to the interests of the Company.

(3)
No Indemnified Person, including an Indemnified Person who had a Separation from Service, shall be indemnified under this section unless he makes himself reasonably available to assist the Company with respect to the matters in issue and agrees to provide whatever documents, testimony, information, materials, or other forms of assistance that the Company shall reasonably request.

(4)
No Indemnified Person shall be indemnified under this section with respect to any action or failure to act that is judicially determined to constitute or be attributable to the gross negligence or willful misconduct of the Indemnified Person.

(5)
Payments of any indemnity under this section shall be made only from the assets of the Company and shall not be made directly or indirectly from assets of the Plan. The provisions of this section shall not preclude such further indemnities as may be available under insurance purchased by the Company or as may be provided by the Company under any by‑law, agreement or otherwise, provided that no expense shall be indemnified under this section that is otherwise indemnified by an insurance contract purchased by the Company.

12.13 Fiduciaries
The fiduciaries named in this Article shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust or otherwise delegated by the Board. The Employers shall have the sole responsibility for making the contributions required under Article 4 and Article 5, and the Company shall have the sole authority to appoint and remove the Trustee until March 25, 2020, and to amend or terminate, in whole or in part, this Plan or the Trust. After March 25, 2020, the Administrative Committee shall have the sole authority to appoint and remove the Trustee. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement or otherwise delegated by the Board. The officers and Employees of the Company shall have the responsibility of implementing the Plan and carrying out its provisions as the Administrative Committee shall direct. The Investment Committee, the Trustee, and any investment manager shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held under the Trust Fund, to the extent provided in the Trust Agreement. A fiduciary may rely upon any direction, information, or action of another fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities, and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust Agreement.

Whether or not a particular activity performed by the Fiduciary Appointment Officer, Administrative Committee, Investment Committee, a Committee member, or delegate is considered to rise to the level of a fiduciary duty shall depend on whether the person or entity is, when performing the activity, exercising the discretion with respect to the administration of the Plan, which under ERISA, if applicable, requires a fiduciary standard of conduct.  In the absence of an activity involving such an exercise of discretion with respect to the Plan’s administration, the activity shall be considered ministerial, rather than fiduciary, in nature.  If and when a Committee member or delegate is performing a “settlor” activity, under ERISA, including, by way of example, the adoption of an amendment to or decision to establish or terminate a plan, then such activity shall be deemed to be an exercise of “settlor” or sponsor responsibility and shall be subject to ordinary business judgment and not an exercise of fiduciary duty.  The Fiduciary Appointment Officer, Administrative Committee, and Investment Committee will not be subject to fiduciary liability or standards for any settlor or non-fiduciary responsibilities and/or duties delegated to it by the Board.

12.14 Notice of Address
Each person entitled to benefits from the Plan must file with the Administrative Committee or its agent, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Administrative Committee nor the Company or any Trustee shall be obliged to search for or ascertain his whereabouts.

12.15 Data
All persons entitled to benefits from the Plan must furnish to the Company such documents, evidence, or information, including information concerning marital status, as the Company considers necessary or desirable for the purpose of administering the Plan; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Company may require before any benefits become payable from the Plan. The Administrative Committee shall be entitled to distribute benefits to a non‑Spouse beneficiary in reliance upon the signed statement of the Participant that he is unmarried without any further liability to a Spouse if such statement is false.

12.16 Benefit Claims Procedures
The provisions of this section shall be subject to, and shall apply to, the extent required under Department of Labor Regulations section 2560.503‑1 (relating to the requirements of claims procedures). All decisions made under the procedures described in this section shall be final and there shall be no further right of appeal. No lawsuit may be initiated by any person before fully pursuing the procedures set out in this section, including the appeal permitted pursuant to subsection (d).

(a)
The right of a Participant, Beneficiary, Alternate Payee, or any other person entitled to claim a benefit under the Plan shall be determined by the Administrative Committee, provided, however, that the Administrative Committee may delegate its responsibility to any person. All persons entitled to claim a benefit under the Plan shall be referred to as a “Claimant” for purpose of this section. The term “Claimant” shall also include, where appropriate to the context, any person authorized to represent the Claimant under procedures established by the Administrative Committee.

(1)	The Claimant may file a claim for benefits by written notice to the Administrative Committee.

(2)
Any claim for benefits under the Plan, pursuant to this section, shall be filed with the Administrative Committee no later than eighteen months after the date that a transaction occurred, or should have occurred, with respect to a Claimant’s Account (e.g., two years after benefits were credited, or should have been credited, to a Claimant’s Account, or eighteen months after any withdrawal or distribution occurred or should have occurred). The Administrative Committee in its sole discretion shall determine whether this limitation period has been exceeded.

(3)	Notwithstanding anything to the contrary in this Plan, the following shall not be a claim for purposes of this section:

(A)
A request for determination of eligibility, enrollment, or participation under the Plan without an accompanying claim for benefits under the Plan. The determination of eligibility, enrollment, or participation under the Plan may be necessary to resolve a claim, in which case such determination shall be made in accordance with the claims procedures set forth in this section.

(B)	Any casual inquiry relating to the Plan, including an inquiry about benefits or the circumstances under which benefits might be paid under the Plan.

(C)	A claim that is defective or otherwise fails to follow the procedures of the Plan (e.g., a claim that is addressed to a party, other than the Administrative Committee, or an oral claim).

(D)	An application or request for benefits under the Plan.

(b)
If a claim for benefits is wholly or partially denied, the Administrative Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim (or 45 days after receipt of the claim in the case of a disability claim), notify the Claimant of the denial of benefits. In the case of a claim other than a disability claim, if special circumstances justify extending the period up to an additional 90 days, the Claimant shall be given written notice of this extension within the initial 90‑day period, and such notice shall set forth the special circumstances and the date on which a decision is expected. In the case of a disability claim, the Administrative Committee may give the Claimant written notice before the end of the initial 45‑period that it needs an additional 30 days to review the claim, provided that such notice shall set forth the circumstances beyond the control of the Administrative Committee justifying extending the period and the date on which a decision is expected. If special circumstances beyond the control of the Administrative Committee’s control justify extending the claim review period for an additional 30 days, the Claimant shall be provided written notice of this extension within the first 30-day period.

(c)	A notice of denial:

(1)	Shall be written in a manner calculated to be understood by the Claimant; and

(2)	Shall contain:

(A)	The specific reasons for denial of the claim;

(B)	Specific reference to the Plan provisions on which the denial is based;

(C)	A description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation as to why such material or information is necessary; and

(D)
An explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

(d)
Within 60 days of the receipt by the Claimant of the written denial of his or her claim (or within 180 days of receipt in the case of a disability claim) or, if the claim has not been granted, within a reasonable period of time (which shall not be less than the applicable time period specified in subsection (b)), the Claimant may file a written request with the Administrative Committee that it conduct a full review of the denial of the claim. In connection with the Claimant’s appeal, upon request, the Claimant may review and obtain copies of all documents, records and other information relevant to the Claimant’s claim for benefits, but not including any document, record or information that is subject to any attorney‑client or work‑product privilege or whose disclosure would violate the privacy rights or expectations of any person other than the Claimant. The Claimant may submit issues and comments in writing and may submit written comments, documents, records, and other information relating to the claim for benefits. All comments, documents, records, and other information submitted by the Claimant shall be taken into account in the appeal without regard to whether such information was submitted or considered in the initial benefit determination.

(e)
The Administrative Committee shall deliver to the Claimant a written decision on the claim promptly, but no later than 60 days (or 45 days in the case of a disability claim) after the receipt of the Claimant’s request for such review, unless special circumstances exist that justify extending this period up to an additional 60 days (or 45 days in the case of a disability claim). If the period is extended, the Claimant shall be given written notice of this extension during the initial 60‑day period (or 45-day period in the case of a disability claim) and such notice shall set forth the special circumstances and the date a decision is expected. The decision on review of the denial of the claim:

(1)	Shall be written in a manner calculated to be understood by the Claimant;

(2)	Shall include specific reasons for the decision;

(3)	Shall contain specific references to the Plan provisions on which the decision is based;

(4)	Shall contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and other information relevant to the Claimant’s claim for benefits; and

(5)	Shall contain a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

(f)	No legal action may be commenced after the later of:

(1)	180 days after receiving the written response of the Administrative Committee to an appeal, or

(2)	365 days after the Claimant’s original application for benefits.

(g)	Any legal action in connection with the Plan must be filed in Harris County, Texas.

12.17 Member’s Own Participation
No member of the Administrative Committee or the Investment Committee may act, vote or otherwise influence a decision of the committee on which he or she serves specifically relating to his or her own participation under the Plan.

Article 13. Amendment and Termination

13.1 Amendment and Termination
The Company expects the Plan to be permanent and to continue indefinitely; however, this Plan is purely voluntary on the part of the Company and each Employer. The Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board.  After March 25, 2020, the Plan Amendment Officer shall have the authority to amend or modify the Plan on behalf of the Company in its plan sponsor capacity as long as the amendment or modification (i) is necessary or appropriate to qualify or maintain the Plan’s tax-qualified status or to comply with other legal requirements or (ii) does not significantly decrease benefits or significantly increase costs to the Company and its Affiliates.

13.2 Distribution on Termination
Upon termination of the Plan in whole or in part, or upon complete discontinuance of contributions to the Plan by the Company, the value of the proportionate interest in the Trust Fund of each Participant affected by such termination shall be determined by the Administrative Committee as of the date of such termination or discontinuance. The Accounts of such Participants shall be fully vested and nonforfeitable, and thereafter distribution shall be made to such Participants as directed by the Administrative Committee.
Upon the partial termination of the Plan, the Board may in its sole discretion determine the timing of a distribution of the balance of the affected Participants’ Accounts.

13.3 Successors
In case of the merger, consolidation, liquidation, dissolution or reorganization of an Employer, or the sale by an Employer of all or substantially all of its assets, provision may be made by written agreement between the Company and any successor corporation acquiring or receiving a substantial part of the Employer’s assets, whereby the Plan and the Trust Agreement will be continued by the successor. If the Plan is to be continued by the successor, then effective as of the date of the reorganization or transfer, the successor corporation shall be substituted for the Employer under the Plan and the Trust Agreement. The substitution of a successor corporation for an Employer will not in any way be considered a termination of the Plan.

13.4 Plan Merger or Transfer
This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant, Beneficiary, or Alternate Payee in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant, Beneficiary, or Alternate Payee would have been entitled to receive immediately before the merger, consolidation, or transfer of assets (if this Plan had then terminated). Subject to these limitations, the Plan may transfer assets and liabilities to, or accept a transfer of assets and liabilities from, any other employee benefit plan which is qualified under Code section 401(a) where such a transfer has been authorized by agreement between the Company and the sponsor of the other employee benefit plan and is not prohibited by law.

Article 14. Participating Affiliates

14.1 Adoption of the Plan
The Board or, if authorized by the Board, the Administrative Committee may designate any Affiliate as an Employer under this Plan. The Affiliate shall become an Employer and a party to this Plan and the Trust Agreement upon acceptance of such designation effective as of the date specified by the Board or Administrative Committee.

14.2 Conditions of Participation
By accepting such designation or continuing as a party to the Plan and Trust, each Employer acknowledges that:

(a)	It is bound by such terms and conditions relating to the Plan as the Company or the Administrative Committee may reasonably require;

(b)
It must comply with all qualification requirements and employee benefit rules of the Code, ERISA and related regulations and hereby acknowledges the authority of the Company, the Administrative Committee, and the Investment Committee to review the Affiliate’s compliance procedures and to require changes in such procedures to protect the Plan’s qualification;

(c)	It has authorized the Company, the Administrative Committee, and the Investment Committee to act on its behalf with respect to Employer matters pertaining to the Plan and the Trust Fund;

(d)
It will cooperate fully with the Plan officials and their agents by providing such information and taking such other actions, as they deem appropriate for the efficient administration of the Plan and the Trust Fund; and

(e)	Its status as an Employer under the Plan is expressly conditioned on its being and continuing to be an Affiliate of the Company.

14.3 Termination of Participation
(a)
Withdrawal by Affiliate. Subject to the concurrence of the Board or Administrative Committee, any Affiliate may withdraw from the Plan and Trust, and end its status as an Employer hereunder, by communicating in writing to the Administrative Committee its desire to withdraw. The withdrawal shall be effective as of the date agreed to by the Board or Administrative Committee, as the case may be, and the Affiliate. Upon such withdrawal, the Plan shall not terminate.

(b)
Termination by Company. The Company, acting through the Board or, if authorized by the Board, the Administrative Committee, reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any Employer. Such termination shall be effective immediately, upon the notice of such termination from the Company to the Trustee and the Employer being terminated, whichever occurs first, or such later effective date agreed to by the Company. Upon such termination, this Plan shall not terminate.

14.4 Consequences of the Termination of an Employer
If an Employer ceases to participate in this Plan, for whatever reason, and the Plan is not terminated then, unless otherwise directed by the Board, the Administrative Committee shall elect, in its discretion, which of the following shall apply:

(a)
The Administrative Committee may elect that the portion of the Plan attributable to the former Employer shall become a separate plan effective as of the date on which the Employer’s participation in this Plan terminates. The Administrative Committee shall inform the Trustee of the portion of the Trust Fund that is attributable to the participation of the terminated Employer. As soon thereafter as is administratively feasible, the Trustee shall set apart that portion of the Trust Fund as a separate trust fund that shall be part of the separate plan of the terminated Employer. Thereafter, the administration, control, and operation of the separate plan, with respect to the terminated Employer, shall be on a separate basis, in accordance with the terms of this Plan except that:

(1)
The terminated Employer, not the Company or the Administrative Committee, shall be the sponsor and administrator of the separate plan and shall have all duties, responsibilities, and powers that the Company, Administrative Committee and Investment Committee have under this Plan; and

(2)	The terminated Employer, not the Company, shall have the power to amend and terminate the separate plan, in accordance with the provisions of Plan section 13.1.

(b)	Alternatively, the Administrative Committee may elect to maintain the Accounts of Participants employed by the terminated Employer as follows:

(1)
Except as provided in paragraph (5), all Participants employed by the terminated Employer on the date on which the entity ceases participation in this Plan shall become Inactive Participants or Former Participants, as applicable.

(2)
The Pre-Tax Deferral, Roth Contribution, Catch‑Up Contribution and After‑Tax Contribution elections of an Active Participant under Article 4 shall only apply to Earnings for the portion of the Plan Year ending on the Employer’s termination date.

(3)
The terminated Employer shall transfer to the Trust Fund the Pre-Tax Deferrals, Roth Contributions, Catch‑Up Contributions, Matching Contributions and After‑Tax Contributions required under the Plan relating to Earnings through the effective date of the Employer’s termination of participation in this Plan.

(4)
For purposes of being eligible to receive a distribution of his or her Account, an Inactive Participant described in paragraph (1) shall not be treated as having a Separation from Service unless and until the Administrative Committee determines that the Participant is eligible to receive a distribution under the provisions of Code section 401(k)(2)(B)(i).

(5)
If a Participant described in paragraph (1) becomes an Employee of another Employer immediately after the effective date of the prior Employer’s termination of participation in this Plan, then the Participant shall be treated under the Plan as having transferred employment from one Employer to another.

(6)
Should the Administrative Committee elect to take alternative action under this Section 14.4(b), the name of the terminated Employer and the effective date of such action will be set forth on Appendix I.

(c)
With the consent of the Employer that is no longer participating in the Plan, the Company or Administrative Committee may take such other actions with respect to the Accounts of Participants employed by that Employer as are permitted under the Code and ERISA.

Article 15. Top‑Heavy Provisions

15.1 Application of Top‑Heavy Provisions
The provisions of this Article shall be interpreted and administered in accordance with the requirements of Code section 416 and related Treasury Regulations. The provisions of this Article shall apply for the Plan Year if, as of the Determination Date for that Plan Year, the Top‑Heavy Ratio exceeds 60 percent.

15.2 Definitions Applicable to this Article
In addition to the terms defined in Plan section 2.1 or elsewhere in this Plan, whenever used in this Article, the following terms shall have the respective meanings set forth below, unless expressly provided otherwise. When the defined meaning is intended, the term is capitalized.

(a)
“Aggregation Group” means each Qualified Plan of the Company or any Affiliate in which a Key Employee is a participant and any other Qualified Plan which enables a Qualified Plan of the Company or any Affiliate covering a Key Employee to meet the requirements of Code sections 401(a)(4) or 410. On behalf of the Company, the Administrative Committee may elect to include within the Aggregation Group any other Qualified Plan, together with the Qualified Plans referenced in the preceding sentence, provided that such expanded Aggregation Group continues to satisfy the requirements of Code sections 401(a)(4) and 410(b) for the Plan Year.

(b)	“Determination Date” means the last day of the preceding Plan Year.

(c)	“Key Employee” means, effective for Plan Years beginning after 2001, any Employee or a former Employee (including any deceased Employee) who, at any time during the Plan Year, is one of the following:

(1)
An officer of the Company or any Affiliate whose Section 415 Compensation exceeds $130,000, as adjusted under Code section 416(i)(1) for Plan Years commencing after 2002, provided however, that the number of Employees included as Key Employees under this paragraph shall not exceed the lesser of:

(A)	50 Employees; or

(B)	The greater of three Employees or 10 percent of all Employees of the Company and all Affiliates.

(2)	A five‑percent owner of the Company or any Affiliate.

(3)	A one‑percent owner of the Company or any Affiliate whose Section 415 Compensation exceeds $150,000.

Only Section 415 Compensation attributable to services performed during the Plan Year for the Company or an Affiliate shall be included. Ownership shall be determined in accordance with Code section 318 (as modified by Code section 416(i)(1)(B)(iii)). A Beneficiary or Alternate Payee whose rights under the Plan derive from a Key Employee shall also be treated as a Key Employee.

(d)	“Non‑Key Employee” means any Employee who is not a Key Employee.

(e)	“Top‑Heavy Ratio” means the ratio determined under Plan section 15.3.

15.3 Determination of Top‑Heavy Ratio
The Top‑Heavy Ratio for a Plan Year shall be determined as follows:

(a)
General Rule. The numerator of the Top‑Heavy Ratio is the sum of the amounts described in subsection (b) under all Qualified Plans in the Aggregation Group for each Key Employee. The denominator of the Top‑Heavy Ratio is the sum of the amounts described in subsection (b) under all Qualified Plans in the Aggregation Group for all Employees.

(b)	Included Amounts. When determining the Top‑Heavy Ratio, the following amounts shall be included:

(1)	The Employee’s total Account balance as of the Determination Date under this Plan;

(2)	The Employee’s total account balance as of the Determination Date under all other Qualified Plans that are defined contribution plans included in the Aggregation Group;

(3)	The present value as of the Determination Date of the Employee’s accrued benefit under all Qualified Plans that are defined benefit plans included in the Aggregation Group.

(c)	Special Rules. For purposes of computing the Top‑Heavy Ratio and included amounts, the following rules shall apply:

(1)	The present value of accrued benefits shall be determined using reasonable actuarial assumptions.

(2)
In the case of a distribution made for a reason other than severance from employment, death, or Disability (e.g., in‑service withdrawals), this provision shall be applied by substituting “five‑year period” for “one‑year period.”

(3)
Any Rollover, Roth Rollover or After-Tax Rollover Contribution (or similar transfer) initiated by the Employee and made after December 31, 1983, to a Qualified Plan in the Aggregation Group shall be excluded when determining account balances with respect to the transferee plan.

(4)
Account balances and accrued benefits shall be taken into account only to the extent attributable to contributions by the Company or Affiliate and contributions by the Employee while employed by the Company or an Affiliate.

(5)
The present values of accrued benefits and account balances of any individual who has not performed services for the Company or any Affiliate during the one‑year period ending on the Determination Date shall not be taken into account when determining the Top‑Heavy Ratio.

(6)	Account balances or accrued benefits of an Employee shall not be taken into account if the Employee is not a Key Employee for the Plan Year being tested but was a Key Employee in a prior Plan Year.

(7)
To the extent required by Code section 416(e), contributions and benefits relating to Social Security or similar programs under federal or state law shall not be taken into account in determining the Top‑Heavy Ratio.

15.4 Required Minimum Allocations
If the provisions of this Article apply for the Plan Year because the Top‑Heavy Ratio exceeds 60 percent, then with respect to the defined contribution minimum allocation required by Code section 416(c)(2) and related Treasury Regulations, the contributions shall be made under the Retirement Plan on behalf of each Non‑Key Employee who is a Participant who has not incurred a Separation from Service as of the last day of the Plan Year (regardless of whether the Non‑Key Employee has less than 1,000 hours of service (or the equivalent) and regardless of the Non‑Key Employee’s level of Section 415 Compensation), in an allocation for that Plan Year of not less than the lesser of:

(a)	Three percent of the Participant’s Section 415 Compensation, or

(b)	The percentage equal to the largest contribution, expressed as a percentage of Section 415 Compensation, received by any Key Employee under all defined contribution plans in the Aggregation Group.

For purposes of satisfying the requirements of this section, Pre-Tax Deferrals and Roth Contributions shall not be included, for any Employee who is a Non‑Key Employee, but shall be included for any Participant who is a Key Employee. Effective for Plan Years beginning after 2001, the allocation of Matching Contributions shall be included for all Employees. If any Qualified Plan in the Aggregation Group is a defined benefit plan, then any Participant who participates both in a defined benefit plan and would otherwise be entitled to a minimum contribution under this section shall receive the defined benefit minimum prescribed under Code section 416(c)(1) and related Treasury Regulations under the defined benefit plan and shall not receive the minimum allocation under this section.

15.5 Required Minimum Vesting
If the provisions of this Article apply for the Plan Year because the Top‑Heavy Ratio exceeds 60 percent, then each Participant who has not incurred a Separation from Service as of the last day of the Plan Year shall continue to vest in his or her Matching Account and any defined contribution minimum allocation, as described in Plan section 15.4, for the Plan Year in accordance with the provisions of Plan section 3.5, which provides for vesting that is in all cases equal to or more rapid than required by Code section 416(b).

15.6 Employees Covered by Collective Bargaining Agreement
Notwithstanding any provision of this Article to the contrary, the provisions of Plan sections 15.4 and 15.5 shall not apply with respect to any Represented Employee covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining between the Employer and the union.

Article 16. Miscellaneous Provisions

16.1 No Enlargement of Employment Rights
This Plan is strictly a voluntary undertaking on the part of the Company and the Employers and shall not be deemed to constitute a contract between the Employers and any Employee or Participant, Beneficiary, or Alternate Payee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan or any modification of the same or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Employer, the Trustee, or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Employer. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established. No Participant, Beneficiary, or Alternate Payee, before satisfying all conditions for receiving benefits, shall have any right or interest in or to any portion of the Trust Fund. No one shall have any right to benefits, except to the extent provided in this Plan.

16.2 No Examination or Accounting
Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company or any Affiliate.

16.3 Investment Risk
The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets or funds which may be invested or reinvested in the Trust Fund which supports this Plan.

16.4 Non‑Alienation
(a)
Except as otherwise permitted by the Plan, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Except as provided in this section, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

(b)	Payment may be made from a Participant’s Account to an Alternate Payee, pursuant to a Qualified Domestic Relations Order.

(1)
The Administrative Committee shall establish reasonable written procedures for reviewing court orders made, pursuant to state domestic relations law (including a community property law), relating to child support, alimony payments, or marital property rights of a Spouse, former Spouse, child, or other dependent of a Participant and for notifying Participants and Alternate Payees of the receipt of such orders and of the Plan’s procedures for determining if the orders are Qualified Domestic Relations Orders and for administering distributions under Qualified Domestic Relations Orders.

(2)
Except as may otherwise be required by applicable law, such Qualified Domestic Relations Orders may not require a retroactive transfer of all or part of a Participant’s Account to or for the benefit of an Alternate Payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide rights to Alternate Payees that are not available to Beneficiaries generally.

(3)
In cases in which a full and prompt payment of amounts assigned to an Alternate Payee will not be made, pursuant to this subsection, the assigned amounts will be transferred, within a reasonable time after determination that the order is a Qualified Domestic Relations Order, to a separate Account for the benefit of the Alternate Payee and invested in accordance with the Alternate Payee’s investment elections pursuant to Article 9.

(4)
No amount that is segregated pending a determination of whether a domestic relations order is a Qualified Domestic Relations Order or transferred to a separate Account for the benefit of the Alternative Payee shall be taken into account when determining the amount that:

(A)	A Participant may withdraw from his or her Account, pursuant to Plan section 7.2;

(B)	A Participant may receive in a Plan loan, pursuant to Plan section 8.2; or

(C)	A Participant (or his or her Beneficiary) may receive in a distribution, pursuant to Plan section 7.3 or 7.5.

(c)
Payment may be made from an Account, to the extent required by a federal tax levy made pursuant to Code section 6331 or by the United States’ collection of a judgment resulting from an unpaid federal tax assessment. Payment may be made at the time required by the tax levy or judgment collection order, even if payment would not otherwise be made at that time under the terms of the Plan and payment from the Plan would not otherwise be permitted at that time under Code section 401(a), 401(k), or 411(a)(11).

(d)	Payments from an Account may be offset to the extent permitted under Code section 401(a)(13)(C) (relating to offsets regarding breaches of duty with respect to the Plan).

(e)	A Participant or Beneficiary may disclaim his or her Account, or a portion thereof, subject to the rules which may be modified from time to time by the Administrative Committee.

16.5 Incompetency
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Administrative Committee (or its delegee) receives a written notice, in a form and manner acceptable to the Administrative Committee (or its delegee), that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed; provided, however, that if the Administrative Committee (or its delegee) shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or to any person or institution deemed by the Administrative Committee (or its delegee) to have incurred expenses for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefore under the Plan. In the event that a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction or a person shall otherwise qualify as a guardian within the sole discretion of the Administrative Committee (or its delegee) and such guardian provides proper proof of appointment, qualification, or continuing qualification, as applicable, in a form and manner acceptable to the Administrative Committee (or its delegee), then, to the extent permitted by law:

(a)
Such guardian may act for the Participant, Beneficiary, or Alternate Payee and make any election required of or permitted by the Participant, Beneficiary, or Alternate Payee under this Plan, and such action or election shall be deemed to have been taken by the Participant, Beneficiary, or Alternate Payee; and

(b)	Benefit payments may be made to such guardian, and any such payment so made shall be a complete discharge of any liability therefore under the Plan.

16.6 Records Conclusive
The records of the Company, Employers, the Administrative Committee, the Investment Committee and the Trustee shall be conclusive in respect to all matters involved in the administration of the Plan.

16.7 Counterparts
This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

16.8 Service of Legal Process
The Trustee, the members of the Administrative Committee, and the Secretary of the Company are hereby designated agents of the Plan for the purpose of receiving service of summons, subpoena, or other legal process.

16.9 Uncashed or Unclaimed Benefits
(a)
Stale Checks.  Effective on or after August 8, 2016, if a distribution check is issued under the Plan and such distribution check is not cashed within 6 months after issuance, the check will be characterized as stale, and the funds re-deposited into a special account under the Plan.  Such funds shall be characterized on an after-tax basis and effective December 1, 2016, or as soon as practicable thereafter but in no event later than December 31, 2016, such amounts will be invested in the Plan’s Stable Value Fund, defined in Appendix B(a) of the Plan, or such other fund as determined within the discretion of the Administrative Committee.  The check will be reissued upon request by the Participant pursuant to procedures established by the Administrative Committee.

(b)
Lost Participants.  In the event that the Administrative Committee or its delegee, after having made a diligent search, is unable to locate a Participant, Beneficiary, or Alternate Payee who is entitled to benefits under this Plan, such benefits shall be treated as a forfeiture under Plan section 3.6. In the event that the Participant, Beneficiary, or Alternate Payee whose Account is subject to such forfeiture subsequently asserts a valid claim for benefits, the Account will be restored in the manner described in Plan section 3.6.

16.10 Qualified Military Service
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit required with respect to qualified military service, within the meaning of Code section 414(u), will be provided in accordance with the mandatory provisions of Code section 414(u). In addition, in compliance with the Heroes Earnings Assistance and Relief Tax Act (“HEART), the following provisions shall apply notwithstanding any Plan provision to the contrary:

(a)
Effective January 1, 2007, if the Participant dies while on qualified military service, the Participant’s Beneficiary shall be entitled to any benefit under the Plan (other than additional allocations related to the period of qualified military service) to the same extent that the Participant would have been entitled to such benefit had the Participant resumed employment and then incurred a Separation from Service on account of death.

(b)
Effective January 1, 2009, Differential Wages shall be treated as Base Pay, as provided in Plan section 2.1(r)(2)(H), and Section 415 Compensation, as provided in Plan section 2.1(sss)(2)(D), paid to an Active Participant by the Employer making the payment. For this purpose, Differential Wages means any payment made by an Employer with respect to any period during which the Employee is performing qualified military service and represents all or a portion of the wages the Employee would have received from the Employer if the Employee were performing service for the Employer.

(c)
Effective January 1, 2009 and even if the Employee is receiving Differential Wages, a Participant performing qualified military service will be treated as having incurred a Separation from Service during the period of such qualified military service for purposes of Plan section 7.3, but only with respect to the Participant’s Pre-Tax Account and Roth Account. If the Participant elects to receive a distribution under this deemed Separation from Service, then such Participant shall not be permitted to make Pre-Tax Deferrals, Roth Contributions, Catch-Up Contributions or After‑Tax Contributions during the six‑month period beginning on the date of the distribution.  Effective for withdrawals requested after August 8, 2016, if a Participant is suspended from making any Pre-Tax Deferrals, Roth Contributions, Catch-Up Contributions and/or After Tax Contributions in accordance with the sentence above, such contributions will be automatically reinstated upon expiration of the six-month suspension period at the Default Percentage, as applicable, or if the Participant was not subject to automatic enrollment or had opted out of automatic enrollment at the percentage in place prior to the suspension.

*          *          *

In Witness Whereof, Occidental Petroleum Corporation has caused this amended and restated Plan to be executed this 25th day of March, 2020.

Occidental Petroleum Corporation

By	/s/ Darin S. Moss

Its	Vice President,
Human Resources